EXECUTION COPY
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                        ASSET BACKED FUNDING CORPORATION,
                                    Depositor


                             PAN AMERICAN BANK, FSB,
                           Seller and Master Servicer


                            FAIRBANKS CAPITAL CORP.,
                                Special Servicer




                                       and




                   BANKERS TRUST COMPANY OF CALIFORNIA, N.A.,
                                     Trustee




                         POOLING AND SERVICING AGREEMENT




                           Dated as of October 1, 1999




                        ---------------------------------




                     United PanAm Mortgage Loan Trust 1999-2




                    Asset Backed Certificates, Series 1999-2

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

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01  Defined Terms...............................................
Section 1.02  Accounting..................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

Section 2.01  Conveyance of Mortgage Loans................................
Section 2.02  Acceptance by Trustee.......................................
Section 2.03  Repurchase or Substitution of Mortgage Loans by the
               Seller.....................................................
Section 2.04  Representations and Warranties of the Seller with Respect to the Mortgage Loans......................................
Section 2.05  Representations, Warranties and Covenants of the Master
               Servicer...................................................
Section 2.06  Representations and Warranties of the Depositor.............
Section 2.07  Issuance of Certificates....................................
Section 2.08  Representations and Warranties of the Seller................
Section 2.09  Covenants of the Seller.....................................
Section 2.10  Additional Transfers........................................
Section 2.11  Mandatory Prepayment........................................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

Section 3.01  Master Servicer to Act as Servicer..........................
Section 3.02  Sub-Servicing Agreements Between Master Servicer and
               Sub-Servicers..............................................
Section 3.03  Successor Sub-Servicers.....................................
Section 3.04  Liability of the Master Servicer............................
Section 3.05  No Contractual Relationship Between Sub-Servicers and the
               Trustee or Certificateholders..............................
Section 3.06  Assumption or Termination of Sub-Servicing Agreements by
               Trustee....................................................
Section 3.07  Collection of Certain Mortgage Loan Payments................
Section 3.08  Sub-Servicing Accounts......................................
Section 3.09  Collection of Taxes, Assessments and Similar Items;
               Servicing Accounts.........................................
Section 3.10  Collection Account and Distribution Account.................
Section 3.11  Withdrawals from the Collection Account and Distribution
               Account....................................................
Section 3.12  Investment of Funds in the Collection Account and the
               Distribution Account.......................................
Section 3.13  Claims Upon the PMI Policy..................................
Section 3.14  Maintenance of Hazard Insurance and Errors and Omissions
               and Fidelity Coverage......................................
Section 3.15  Enforcement of Due-On-Sale Clauses; Assumption Agreements...
Section 3.16  Realization Upon Defaulted Mortgage Loans...................
Section 3.17  Trustee to Cooperate; Release of Mortgage Files.............
Section 3.18  Servicing Compensation......................................
Section 3.19  Reports to the Trustee; Collection Account Statements.......
Section 3.20  Statement as to Compliance..................................
Section 3.21  Independent Public Accountants' Servicing Report............
Section 3.22  Access to Certain Documentation; Filing of Reports by
               Trustee....................................................
Section 3.23  Title, Management and Disposition of REO Property...........
Section 3.24  Obligations of the Master Servicer in Respect of
               Prepayment Interest Shortfalls.............................
Section 3.25  Certain Rights Related to Foreclosure and the Special
               Servicer...................................................
Section 3.26  Obligations of the Master Servicer in Respect of Mortgage
               Rates and Monthly Payments.................................
Section 3.27  Solicitations...............................................
Section 3.28  Special Servicer............................................


                                   ARTICLE IV

                                  FLOW OF FUNDS

Section 4.01  Distributions...............................................
Section 4.02  REMIC I and REMIC II Distributions..........................
Section 4.03  Statements..................................................
Section 4.04  Remittance Reports; Advances................................
Section 4.05  Pre-Funding Accounts and Capitalized Interest Accounts......


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01  The Certificates............................................
Section 5.02  Registration of Transfer and Exchange of Certificates.......
Section 5.03  Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04  Persons Deemed Owners.......................................
Section 5.05  Appointment of Paying Agent.................................


                                   ARTICLE VI

              THE SELLER, THE MASTER SERVICER AND THE DEPOSITOR

Section 6.01  Liability of the Seller, the Master Servicer and the
               Depositor..................................................
Section 6.02  Merger or Consolidation of, or Assumption of the
               Obligations of, the Seller, the Master Servicer or the
               Depositor..................................................
Section 6.03  Limitation on Liability of the Master Servicer and Others...
Section 6.04  Servicer Not to Resign......................................
Section 6.05  Delegation of Duties........................................
Section 6.06  Reserved....................................................
Section 6.07  Inspection..................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01  Servicer Events of Termination..............................
Section 7.02  Trustee to Act; Appointment of Successor....................
Section 7.03  Waiver of Defaults..........................................
Section 7.04  Notification to Certificateholders..........................
Section 7.05  Survivability of Servicer Liabilities.......................


                                  ARTICLE VIII

                                   THE TRUSTEE

Section 8.01  Duties of Trustee...........................................
Section 8.02  Certain Matters Affecting the Trustee.......................
Section 8.03  Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04  Trustee May Own Certificates................................
Section 8.05  Trustee's Fees and Expenses.................................
Section 8.06  Eligibility Requirements for Trustee........................
Section 8.07  Resignation or Removal of Trustee...........................
Section 8.08  Successor Trustee...........................................
Section 8.09  Merger or Consolidation of Trustee..........................
Section 8.10  Appointment of Co-Trustee or Separate Trustee...............
Section 8.11  Limitation of Liability.....................................
Section 8.12  Trustee May Enforce Claims Without Possession of
               Certificates...............................................
Section 8.13  Suits for Enforcement.......................................
Section 8.14  Waiver of Bond Requirement..................................
Section 8.15  Waiver of Inventory, Accounting and Appraisal Requirement...


                                   ARTICLE IX

                              REMIC ADMINISTRATION

Section 9.01  REMIC Administration........................................
Section 9.02  Prohibited Transactions and Activities......................
Section 9.03  Indemnification with Respect to Certain Taxes and Loss of
               REMIC Status...............................................
Section 9.04  REO Property................................................


                                    ARTICLE X

                                   TERMINATION

Section 10.01 Termination.................................................
Section 10.02 Additional Termination Requirements.........................


                                   ARTICLE XI

              CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

Section 11.01 Rights of the Certificate Insurer To Exercise Rights of
               Class A Certificateholders.................................
Section 11.02 Trustee To Act Solely with Consent of the Certificate
               Insurer....................................................
Section 11.03 Trust Fund and Accounts Held for Benefit of the
               Certificate Insurer........................................
Section 11.04 Claims Upon the Certificate Insurance Policy; Certificate
               Insurance Policy Payments Account..........................
Section 11.05 Effect of Payments by the Certificate Insurer;
               Subrogation................................................
Section 11.06 Notices to the Certificate Insurer..........................
Section 11.07 Third-Party Beneficiary.....................................
Section 11.08 Trustee to Hold the Certificate Insurance Policy............


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

Section 12.01 Amendment...................................................
Section 12.02 Recordation of Agreement; Counterparts......................
Section 12.03 Limitation on Rights of Certificateholders..................
Section 12.04 Governing Law; Jurisdiction.................................
Section 12.05 Notices.....................................................
Section 12.06 Severability of Provisions..................................
Section 12.07 Article and Section References..............................
Section 12.08 Notice to the Rating Agencies and the Certificate Insurer...
Section 12.09 Further Assurances..........................................
Section 12.10 Benefits of Agreement.......................................
Section 12.11 Acts of Certificateholders..................................


EXHIBITS:

Exhibit A-1     Form of Class A-1 Certificates
Exhibit A-2     Form of Class A-2 Certificates
Exhibit B       [Reserved]
Exhibit C       Form of Class X Certificate
Exhibit D       Form of Class R Certificates
Exhibit E       Mortgage Loan Schedule
Exhibit F       Request for Release
Exhibit G-1     Form of Trustee's Initial Certification
Exhibit G-2     Form of Trustee's Final Certification
Exhibit G-3     Form of  Receipt of  Mortgage  Note
Exhibit H       List of PMI Mortgage Loans
Exhibit I       Form of Lost Note Affidavit
Exhibit J       Form of ERISA Representation
Exhibit K       Form of Investment Letter
Exhibit L       Form of Class R Certificate Transfer Affidavit
Exhibit M       Form of Transferor Certificate
Exhibit N       Form of Liquidation Report
Exhibit O       Form of Additional Transfer Agreement
Exhibit P       Prepayment Premium Schedule

                   -6-
393540.6

            This Pooling and Servicing Agreement is dated as of October 1, 1999 (the "Agreement"), among ASSET BACKED FUNDING CORPORATION, as depositor (the "Depositor"), PAN AMERICAN BANK, FSB, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), FAIRBANKS CAPITAL CORP., as special servicer (in such capacity, the "Special Servicer"), and BANKERS TRUST COMPANY OF CALIFORNIA, N.A., as trustee (the "Trustee").

                             PRELIMINARY STATEMENT:

          The Depositor intends to sell pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes, which in the aggregate will evidence the entire beneficial ownership interest in the Trust Fund created hereunder. The Certificates will consist of four classes of certificates, designated as (i) the Class A-1 Certificates, (ii) the Class A-2 Certificates, (iii) the Class X Certificate and (iv) the Class R Certificates.

          As provided herein, the Trustee will make an election to treat the assets of the Trust Fund other than the Pre-Funding Accounts, Capitalized Interest Accounts and the rights of Class A Certificateholders to receive payments in respect of their related Interest Carryover, as three separate REMICs (as defined herein) for federal income tax purposes. For federal income tax purposes the Class A Certificates and Class X Certificates represent beneficial interests in the "regular interests" in REMIC III and the Class R-III Component represents the sole class of "residual interest" in REMIC III for purposes of the REMIC Provisions. The Class R-I Component represents the sole class of "residual interest" in REMIC I and the Class R-II Component represents the sole class of "residual interest" in REMIC II for purposes of the REMIC Provisions. There are also six classes of uncertificated REMIC I Regular Interests issued under this Agreement (the Class LT1, Class LT2, Class LT3, Class LT4, Class LT5 and Class LT6 Interests), each of which will constitute regular interests in REMIC I. There are also eight classes of uncertificated REMIC II Regular Interests issued under this Agreement (the Class MT1, Class MT2, Class MT3, Class MT4, Class MT5, Class MT6, Class MTN2 and Class MTN5 Interests), each of which will constitute regular interests in REMIC II. The REMIC I Regular Interests will be held as assets of REMIC II and the REMIC II
Regular Interests will be held as assets of REMIC III. In addition to representing beneficial interests in the corresponding REMIC III Regular Interests, the Class A Certificates represent the right to receive payments in respect of their related Interest Carryovers from amounts otherwise distributable to the Class X Certificateholders. The Class X Certificates also represent beneficial interests in the corresponding Class X Regular Interest, subject to the obligation to make payments to the Class A Certificates in respect of their related Interest Carryovers.

          The following table sets forth (or describes) the Class designation, Pass-Through Rate and Original Class Certificate Principal Balance for each Class of Certificates comprising the interests in the Trust Fund created hereunder:

                       Original Class
                        Certificate         Initial
                         Principal        Pass-Through        Assumed Final
       Class              Balance             Rate            Maturity Dates
       -----              -------             ----            --------------

Class A-1.........      $174,020,000          (1)           October 25, 2029
Class A-2.........       $59,124,000          (1)         September 25, 2029
Class X...........          (2)               (3)           October 25, 2029
Class R...........          N/A               N/A                   N/A

(1) Calculated pursuant to the definition of Pass-Through Rate.

(2) The  Class X  Certificates  have no  Original  Class  Certificate  Principal
Balance.

(3) On any Distribution Date, the Class X Certificates will be entitled to the amount of excess interest, if any, on the Mortgage Loans for the current or prior Accrual Periods, after the Target Overcollateralization Amount is reached, up to the Class X Distributable Amount.


                                    ARTICLE I

                                   DEFINITIONS

            Section 1.01 DEFINED TERMS.

          Whenever used in this Agreement or in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article. Unless otherwise specified, all calculations in respect of interest on the Certificates shall be made on the basis of the actual number of days elapsed on the basis of a 360-day year and all other calculations of interest with respect to the Mortgage Loans described herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

          Many of the defined terms listed below may apply to both Loan Groups / Certificate Groups and are sometimes used in this Agreement to refer to a particular Loan Group / Certificate Group by the adjectival use of the words "Group I" and "Group II".

          "1933 Act": The Securities Act of 1933, as amended.

          "Account": Any of the Capitalized Interest Accounts, Collection Account, Distribution Account, Certificate Insurance Policy Payments Account and Pre-Funding Accounts.

          "Accrual Period": With respect to the Class A Certificates and (A) the first Distribution Date, the period commencing on the Closing Date and ending on November 25, 1999, or (B) any subsequent Distribution Date, the period commencing on the preceding Distribution Date and ending on the day preceding the current Distribution Date.

          "Addition Notice": A notice (which may be verbal or written) provided to the Certificate Insurer, Rating Agencies and the Trustee pursuant to Section
2.10 (b)(i) hereof.

          "Additional Cut-off Date Deposit": With respect to any Additional Transfer Date and any Additional Mortgage Loan transferred to the Trust that does not have a Monthly Payment during the Due Period of such transfer, an amount equal to the product of (a) the Loan Balance of such Additional Mortgage Loan on the related Cut-off Date and (b) one-twelfth of the Net Mortgage Rate on such Additional Mortgage Loan, and (c) the number of Due Periods from, but excluding, the Due Period of such transfer to, and including, the Due Period in which such Mortgage Loan has its first Monthly Payment due.

          "Additional Mortgage Loans": The Mortgage Loans sold to the Trust for inclusion in Loan Group I or Loan Group II pursuant to Section 2.10 of this Agreement and the Additional Transfer Agreement, which shall be listed on the mortgage loan schedule attached to the Additional Transfer Agreement.

          "Additional Transfer Date": The date specified in each Additional Transfer Agreement, provided that in no event shall there be more than two such Additional Transfer Dates.

          "Additional Transfer Agreement": Each Additional Transfer Agreement executed by the Trustee (solely in its capacity as Trustee and not in its individual capacity) and the Seller substantially in the form of Exhibit O hereto, by which Additional Mortgage Loans are sold and assigned to the Trust.

          "Adjustable Rate Mortgage Loan": Each of the Group I Adjustable Rate Mortgage Loans and the Group II Adjustable Rate Mortgage Loans.

          "Adjusted Insurer Fee Rate": The rate at which the premium (including any premium supplement) payable to the Certificate Insurer is calculated, multiplied by a fraction the numerator of which is the Certificate Principal Balance of the Certificate Group relating to such Mortgage Loan and the denominator of which is the related Loan Group Balance.

          "Adjustment Date": With respect to each Adjustable Rate Mortgage Loan, each adjustment date, on which the related Mortgage Rate changes pursuant to the related Mortgage Note. The first Adjustment Date following the Cut-off Date as to each Adjustable Rate Mortgage Loan is set forth in the Mortgage Loan Schedule.

          "Advance": As to any Mortgage Loan or REO Property, any advance made by the Master Servicer in respect of any Distribution Date pursuant to Section 4.04.

          "Adverse REMIC Event": As defined in Section 9.01(f) hereof.

          "Affiliate": With respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition, "control" means the power to direct the management and policies of a Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise and "controlling" and "controlled" shall have meanings correlative to the foregoing.

          "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

          "Annual Loss Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate of all Realized Losses for the twelve months ending on the last day of the preceding month and the denominator of which is the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the first day of the twelfth preceding calendar month.

          "Applicable Regulations": As to any Mortgage Loan, all federal, state and local laws, statutes, rules and regulations applicable thereto.

          "Assignment": An assignment of Mortgage, notice of transfer or equivalent instrument, in recordable form, which is sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect or record the sale of the Mortgage.

          "Assumed Final Maturity Date": As to each Class of Certificates, the date set forth as such in the Preliminary Statement.

          "Available Funds": The sum of the Group I Available Funds and the Group II Available Funds.

          "Balloon Mortgage Loan": A Mortgage Loan that provides for the payment of the unamortized principal balance of such Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding monthly payment.

          "Balloon Payment": A payment of the unamortized principal balance of a Mortgage Loan in a single payment at the maturity of such Mortgage Loan that is substantially greater than the preceding Monthly Payment.

          "Bankruptcy Code": The Bankruptcy Reform Act of 1978 (Title 11 of the United States Code), as amended.

          "Book-Entry Certificates": Any of the Certificates that shall be registered in the name of the Depository or its nominee, the ownership of which is reflected on the books of the Depository or on the books of a Person maintaining an account with the Depository (directly, as a "Depository Participant", or indirectly, as an indirect participant in accordance with the rules of the Depository and as described in Section 5.02 hereof). On the Closing Date, the Class A Certificates shall be Book-Entry Certificates.

          "Business Day": Any day other than a Saturday, a Sunday or a day on which the Certificate Insurer or banking or savings institutions in the State of Delaware, the State of New York, the State of California or in the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law or executive order to be closed.

          "Capitalized Interest Account": Either of the accounts designated as such and established and maintained by the Trustee pursuant to Section 4.05 hereof.

          "Capitalized Interest Requirement": With respect to the Distribution Date in November and December 1999 for a Loan Group, (A) the product of (a) a fraction, the numerator of which is the related Pre-Funding Amount on the Closing Date less the Principal Balance of any Additional Mortgage Loan transferred to the Trust during the related Due Period or a prior Due Period that has a Monthly Payment due during such Due Period and the denominator of which is the sum of the related Pre-Funding Amount on the Closing Date and the Principal Balance for the related Loan Group on the Closing Date and (b) the Monthly Interest Distributable Amount for the related Class of Certificates for the related Accrual Period plus the related Loan Group's allocable portion of the Servicing Fee, the Trustee Fee and the premiums due to the Certificate Insurer, minus (B) any related Pre-Funding Earnings for such Due Period.

          "Certificate": Any Regular Certificate or Class R Certificate.

          "Certificate Group": Either the Group I Certificates or the Group II Certificates.

          "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register and the Certificate Insurer to the extent of Cumulative Insurance Payments, except that a Disqualified Organization or non-U.S. Person shall not be a Holder of a Class R Certificate for any purpose hereof.

          "Certificate Insurance Policy": The Certificate Guaranty Insurance Policy (No. 50864-N) with respect to the Class A Certificates and all endorsements thereto dated the Closing Date, issued by the Certificate Insurer for the benefit of the Holders of each Class of Class A Certificates.

          "Certificate   Insurance   Policy  Payments   Account":   The  account
established pursuant to Section 11.04 hereof.

          "Certificate Insurer": Financial Security Assurance Inc., a stock insurance company organized and created under the laws of the State of New York, or its successors in interest.

          "Certificate Insurer Default": The existence and continuance of any of the following:

          (a) the Certificate Insurer fails to make a payment required under the Certificate Insurance Policy in accordance with its terms;

          (b) the Certificate Insurer (A) files any petition or commences any case or proceeding under any provision or chapter of the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization, (B) makes a general assignment for the benefit of its creditors, or (C) has an order for relief entered against it under the Bankruptcy Code or any other similar federal or state law relating to insolvency, bankruptcy, rehabilitation, liquidation or reorganization which is final and nonappealable; or

          (c) a court of competent jurisdiction, the New York Department of Insurance or other competent regulatory authority enters a final and nonappealable order, judgment or decree (A) appointing a custodian, trustee, agent or receiver for the Certificate Insurer or for all or any material portion of its property or (B) authorizing the taking of possession by a custodian, trustee, agent or receiver of the Certificate Insurer (or the taking of possession of all or any material portion of the property of the Certificate Insurer).

          "Certificate Margin": On each Distribution Date and each Class of Class A Certificates (A) on or prior to the Optional Termination Date, 0.37% per annum with respect to the Class A-1 Certificates and 0.45% with respect to the Class A-2 Certificates and (B) after the Optional Termination Date, 0.74% with respect to the Class A-1 Certificates and 0.90% with respect to the Class A-2 Certificates.

          "Certificate Owner": With respect to each Book-Entry Certificate, any beneficial owner thereof.

          "Certificate Principal Balance": With respect to any Class of Certificates and any Distribution Date, the Certificate Principal Balance thereof on the Closing Date (the "Original Certificate Principal Balance") reduced by the sum of all amounts actually distributed in respect of principal of such Class on all prior Distribution Dates.

          "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02 hereof.

          "Class": Collectively, Certificates which have the same priority of payment and bear the same class designation and the form of which is identical except for variation in the Percentage Interest evidenced thereby.

          "Class A-1 Certificate": A Certificate designated as an United PanAm Mortgage Loan Asset-Backed Certificate, Series 1999-2, Class A-1 Certificate, and evidencing (i) a beneficial interest in a "regular interest" in REMIC III for purposes of the REMIC Provisions and (ii) the right to receive payments in respect of Class A-1 Interest Carryovers from amounts otherwise distributable to the Class X Certificates.

          "Class A-1 Certificateholder": A Holder of a Class A-1 Certificate.

          "Class A-1 Regular Interest": The regular interest in REMIC III represented by the Class A-1 Certificates.

          "Class A-2 Certificate": A Certificate designated as an United PanAm Mortgage Loan Asset-Backed Certificate, Series 1999-2, Class A-2 Certificate, and evidencing (i) a beneficial interest in a "regular interest" in REMIC III for purposes of the REMIC Provisions and (ii) the right to receive payments in respect of Class A-2 Interest Carryovers from amounts otherwise distributable to the Class X Certificates.

          "Class A-2 Certificateholder": A Holder of a Class A-2 Certificate.

          "Class A-2 Regular Interest": The regular interest in REMIC III represented by the Class A-2 Certificates.

          "Class A Certificate": Any one of the Class A-1 Certificates or Class A-2 Certificates.

          "Class A Certificateholder": Any Holder of a Class A Certificate.

          "Class LT1 Interest": A regular interest in REMIC I that is held as an asset of REMIC II that has a principal balance as of any date equal to 98% of the Group I Loan Balance and bears interest at the Group I Weighted Average Net Loan Rate.

          "Class LT2 Interest": A regular interest in REMIC I that is held as an asset of REMIC II that has a principal balance as of any date equal to 1% of the amount by which (i) the Group I Loan Balance exceeds (ii) the Group I Overcollateralized Amount and bears interest at the Group I Weighted Average Net Loan Rate.

          "Class LT3 Accrual Amount": As defined in Section 4.02(a)(iii).

          "Class LT3 Interest": A regular interest in REMIC I that is held as an asset of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the Group I Loan Balance (ii) the Group I Overcollateralized Amount and bears interest at the Group I Weighted Average Net Loan Rate.

          "Class LT4 Interest": A regular interest in REMIC I that is held as an asset of REMIC II that has a principal balance as of any date equal to 98% of the Group II Loan Balance and bears interest at the Group II Weighted Average Net Loan Rate.

          "Class LT5 Interest": A regular interest in REMIC I that is held as an asset of REMIC II that has a principal balance as of any date equal to 1% of the amount by which (i) the Group II Loan Balance exceeds (ii) the Group II Overcollateralized Amount and bears interest at the Group II Weighted Average Net Loan Rate.

          "Class LT6 Accrual Amount": As defined in Section 4.02(a)(iv).

          "Class LT6 Interest": A regular interest in REMIC I that is held as an asset of REMIC II that has a principal balance as of any date equal to 1% of the sum of (i) the Group II Loan Balance and (ii) the Group II Overcollateralized Amount and bears interest at the Group II Weighted Average Net Loan Rate.

          "Class MT1 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT1 Interest and bears interest at the Group I Weighted Average Net Loan Rate.

          "Class MT2 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT2 Interest and bears interest at the Pass-Through Rate for the Class A-1 Certificates.

          "Class MT3 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT3 Interest and bears interest at the Group I Weighted Average Net Loan Rate.

          "Class MT4 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT4 Interest and bears interest at the Group II Weighted Average Net Loan Rate.

          "Class MT5 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT5 Interest and bears interest at the Pass-Through Rate for the Class A-2 Certificates.

          "Class MT6 Interest": A regular interest in REMIC II that is held as an asset of the REMIC III that has a principal balance as of any date equal to the principal balance of the Class LT6 Interest and bears interest at the Group II Weighted Average Net Loan Rate.

          "Class MTN2 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT2 Interest and bears interest at a rate equal to (i) the Group I Weighted Average Net Loan Rate minus (ii) the Pass-Through Rate for the Class A-1 Certificates.

          "Class MTN5 Interest": A regular interest in REMIC II that is held as an asset of REMIC III that has a notional amount as of any date equal to the principal balance of the Class LT5 Interest and bears interest at a rate equal to (i) the Group II Weighted Average Net Loan Rate minus (ii) the Pass-Through Rate for the Class A-2 Certificates.

          "Class R Certificate": A Certificate designated as an United PanAm Mortgage Loan Asset-Backed Certificate, Series 1999-2, Class R Certificate, which consists of three components, the Class R-I Component, the Class R-II Component and the Class R-III Component, each of which represent a "residual interest" in one of the REMICs for purposes of the REMIC Provisions. Each component is not separately transferable.

          "Class R-I Component": A component of the Class R Certificate, and evidencing an interest designated as the "residual interest" in REMIC I for purposes of the REMIC Provisions.

          "Class R-II Component": A component of the Class R Certificate, and evidencing an interest designated as the "residual interest" in REMIC II for purposes of the REMIC Provisions.

          "Class R-III Component": A component of the Class R Certificate, and evidencing an interest designated as the "residual interest" in REMIC III for purposes of the REMIC Provisions.

          "Class X Certificate": A Certificate designated as a United PanAm Mortgage Loan Asset Backed Certificate, Series 1999-3, Class X Certificate evidencing (i) "regular interests" in REMIC III for purposes of the REMIC Provisions and (ii) rights and obligations as described herein. The Class X Certificate consists of the Class X Components, which are not separately transferable.

          "Class X Certificateholder": A Holder of a Class X Certificate.

          "Class X Components": The Class X-1 Component, the Class X-2 Component, the Class X-3 Component, the Class X-4 Component, the Class X-5
Component, the Class X-6 Component, the Class X-UTN2 Component and the Class X-UTN5 Component.

          "Class X-1 Component": A regular interest in REMIC III that has a notional amount as of any date equal to the principal balance of the Class MT-1 Interest and bears interest at a rate equal to (i) the Group I Weighted Average Net Loan Rate minus (ii) the REMIC III Group I Interest Rate.

          "Class X-2 Component": A regular interest in REMIC III that has a notional amount as of any date equal to the principal balance of the Class MT-2 Interest and bears interest at a rate equal to (i) the Pass-Through Rate for the Class A-1 Certificates minus (ii) the REMIC III Group I Interest Rate.

          "Class X Group I IO Component Distributable Amount": With respect to any Distribution Date, the product of (A) one-twelfth of the excess of (x) the average of the Net Loan Rates of the Group I Mortgage Loans at the beginning of the related Due Period (converted to a per annum rate calculated on the basis of the actual number of days elapsed in the related Accrual Period and an assumed 360-day year), weighted on the basis of their Principal Balances as of the beginning of such Due Period, over (y) (i) the Pass-Through Rate for the Class A-1 Certificates for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the principal balance of the Class A-1 Certificates immediately following the preceding Distribution Date and the denominator of which is the Group I Loan Balance at the beginning of the related Due Period, and (B) the Group I Loan Balance at the beginning of the related Due Period.

          "Class X Group II IO Component Distributable Amount": With respect to any Distribution Date, the product of (A) one-twelfth of the excess of (x) the average of the Net Loan Rates of the Group II Mortgage Loans at the beginning of the related Due Period (converted to a per annum rate calculated on the basis of the actual number of days elapsed in the related Accrual Period and an assumed 360-day year), weighted on the basis of their Principal Balances as of the beginning of such Due Period, over (y) (i) the Pass-Through Rate for the Class A-2 Certificates for such Distribution Date multiplied by (ii) a fraction, the numerator of which is the principal balance of the Class A-2 Certificates immediately following the preceding Distribution Date and the denominator of which is the Group II Loan Balance at the beginning of the related Due Period, and (B) the Group II Loan Balance at the beginning of the related Due Period.

          "Class X-3 Component": A regular interest in REMIC III that has a notional amount as of any date equal to the principal balance of the Class MT-3 Interest and bears interest at a rate equal to (i) the Group I Weighted Average Net Loan Rate minus (ii) the REMIC III Group I Interest Rate.

          "Class X-4 Component": A regular interest in REMIC III that has a notional amount as of any date equal to the principal balance of the Class MT-4 Interest and bears interest at a rate equal to (i) the Group II Weighted Average Net Loan Rate minus (ii) the REMIC III Group II Interest Rate.

          "Class X-5 Component": A regular interest in REMIC III that has a notional amount as of any date equal to the principal balance of the Class MT-5 Interest and bears interest at a rate equal to (i) the Pass-Through Rate for the Class A-2 Certificates minus (ii) the REMIC III Group II Interest Rate.

          "Class X-6 Component": A regular interest in REMIC III that has a notional amount as of any date equal to the principal balance of the Class MT-6 Interest and bears interest at a rate equal to (i) the Group II Weighted Average Net Loan Rate minus (ii) the REMIC III Group II Interest Rate.

          "Class X-UTN2 Component": A regular interest in REMIC III that has a notional amount as of any date identical to the notional amount of the Class MTN2 Interest and is entitled to all interest distributed on the Class MTN2 Interest.

          "Class X-UTN5 Component": A regular interest in REMIC III that has a notional amount as of any date identical to the notional amount of the Class MTN5 Interest and is entitled to all interest distributed on the Class MTN5 Interest.

          "Class  X  Distributable  Amount":  The sum of the  Class X Group I IO
Component   Distributable   Amount  and  the  Class  X  Group  II  IO  Component
Distributable Amount.

          "Class X Regular Interest": A regular interest in REMIC III, ownership of which is evidenced by the Class X Certificates.

          "Close of Business": As used herein, with respect to any Business Day, 5:00 p.m.

          "Closing Date": October 12, 1999.

          "Code": The Internal Revenue Code of 1986 as it may be amended from time to time.

          "Collection Account": The account or accounts created and maintained by the Master Servicer pursuant to Section 3.10(a), which shall be entitled "Pan American Bank, FSB, as Master Servicer for Bankers Trust Company of California, N.A., as Trustee, in trust for registered Holders of United PanAm Mortgage Loan Trust 1999-2, Asset-Backed Certificates, Series 1999-2", and which must be an Eligible Account.

          "Compensating Interest": As defined in Section 3.24 hereof.

          "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business in connection with this Agreement shall be administered, which office at the date of the execution of this instrument is located at 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: United PanAm Series 1999-2, or at such other address as the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Certificate Insurer, the Master Servicer and the Seller.

          "Cumulative Loss Percentage": With respect to any Distribution Date, a fraction, expressed as a percentage, the numerator of which is the aggregate amount of Realized Losses incurred from the Closing Date through the end of the related Due Period, and the denominator of which is the aggregate Cut-off Date Principal Balance of the Mortgage Loans.

          "Custodian": Bankers Trust Company of California, N.A., a national banking association, as custodian of the Mortgage Files, and any successor thereto.

          "Cut-off Date": With respect to any Mortgage Loan other than a Qualified Substitute Mortgage Loan, the later of (i) the date of origination of such Mortgage Loan or (ii) the Close of Business on October 1, 1999. With respect to any Qualified Substitute Mortgage Loan, the date designated as such on the Mortgage Loan Schedule (as amended).

          "Cut-off Date Aggregate Principal Balance": With respect to each Loan Group, the aggregate of the Cut-off Date Principal Balances of the Mortgage Loans in such Loan Group.

          "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the unpaid principal balance thereof as of the Cut-off Date (or as of the applicable date of substitution with respect to a Qualified Substitute Mortgage
Loan).

          "Debt Service Reduction": With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a Deficient Valuation.

          "Deficiency  Amount":  With respect to any Distribution  Date, (A) the excess, if any, of (i) Interest Distributable Amount for the Class A Certificates (net of any Relief Act Interest Shortfalls and Prepayment Interest Shortfalls) over (ii) funds on deposit in the Distribution Account available to be distributed therefor on such Distribution Date and (B) the Guaranteed Principal Amount.

          "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the Bankruptcy Code.

          "Definitive Certificates": As defined in Section 5.02(c) hereof.

          "Deleted Mortgage Loan": A Mortgage Loan replaced or to be replaced by one or more Qualified Substitute Mortgage Loans.

          "Delinquency Percentage": With respect to any Distribution Date and the related Due Period, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate of the Principal Balances of all Mortgage Loans that are (i) 90 or more days Delinquent, (ii) in bankruptcy and 90 or more days Delinquent under the applicable Mortgage Note, (iii) in foreclosure, or
(iv) REO Properties as of the Close of Business on the last day of such Due Period, and the denominator of which is the aggregate Principal Balance of the Mortgage Loans as of the Close of Business on the last day of such Due Period.

          "Delinquent": Any Mortgage Loan as to which the Monthly Payment due on a Due Date is not made by the Close of Business on the next scheduled Due Date for such Mortgage Loan.

          "Depositor": Asset Backed Funding Corporation, a Delaware corporation, or any successor in interest.

          "Depository": The initial Depository shall be The Depository Trust Company, whose nominee is Cede & Co., or any other organization registered as a "clearing agency" pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. The Depository shall initially be the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(3) of the Uniform Commercial Code of the State of New York.

          "Depository Participant": A broker, dealer, bank or other financial institution or other person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

          "Determination Date": With respect to any Distribution Date, the 5th Business Day preceding such Distribution Date.

          "Directing Holder": The initial Holder of the Class X Certificate and any subsequent Holder of a Class X Certificate to whom the rights of the Directing Holder have been transferred pursuant to Section 3.25.

          "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof, the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the performance of any construction work thereon or any use of such REO Property in a trade or business conducted by the REMIC other than through an Independent Contractor; provided, however, that the Trustee (or the Master Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Master Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance, or makes decisions as to repairs or capital expenditures with respect to such REO Property.

          "Disqualified  Organization":   A  "disqualified  organization"  under
Section 860E of the Code, which as of the Closing Date is any of: (i) the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (ii) any organization (other than a cooperative described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code unless such organization is subject to the tax imposed by Section 511 of the Code, (iii) any organization described in Section 1381(a)(2)(C) of the Code or
(iv) any other Person so designated by the Trustee based upon an Opinion of Counsel provided by nationally recognized counsel to the Trustee that the holding of an ownership interest in a Class R Certificate by such Person may cause the Trust Fund or any Person having an ownership interest in any Class of Certificates (other than such Person) to incur liability for any federal tax imposed under the Code that would not otherwise be imposed but for the transfer of an ownership interest in the Class R Certificate to such Person. A corporation will not be treated as an instrumentality of the United States or of any state or political subdivision thereof if all of its activities are subject to tax and a majority of its board of directors is not selected by a governmental unit. The term "United States", "state" and "international organizations" shall have the meanings set forth in Section 7701 of the Code.

          "Distribution Account": The trust account or accounts created and maintained by the Trustee pursuant to Section 3.10(b) which shall be entitled "Distribution Account, Bankers Trust Company of California, N.A., as Trustee, in trust for the registered Certificateholders of United PanAm Mortgage Loan Trust 1999-2, Asset-Backed Certificates, Series 1999-2" and which must be an Eligible Account.

          "Distribution Date": The 25th day of any calendar month, or if such 25th day is not a Business Day, the Business Day immediately following such 25th day, commencing in November 1999.

          "Due Date": With respect to each Mortgage Loan and any Distribution Date, the first day of the calendar month in which such Distribution Date occurs on which the Monthly Payment for such Mortgage Loan was due, exclusive of any days of grace.

          "Due Period": With respect to any Distribution Date, the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

          "Eligible Account": Any of (i) an account or accounts maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is the principal subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated P-1 by Moody's and A-1 by S&P (or comparable ratings if Moody's and S&P are not the Rating Agencies) at the time any amounts are held on deposit therein, (ii) an account or accounts the deposits in which are fully insured by the FDIC (to the limits established by such corporation), the uninsured deposits in which account are otherwise secured such that, as evidenced by an Opinion of Counsel delivered to the Trustee and to each Rating Agency, the Certificateholders will have a claim with respect to the funds in such account or a perfected first priority security interest against such collateral (which shall be limited to Permitted Investments) securing such funds that is superior to claims of any other depositors or creditors of the depository institution with which such account is maintained, (iii) a trust account or accounts maintained with the trust department of a federal or state chartered depository institution, national banking association or trust company acting in its fiduciary capacity or (iv) an account otherwise (A) acceptable to each Rating Agency without reduction or withdrawal of their then current ratings of the Certificates as evidenced by a letter from each Rating Agency to the Trustee and the Certificate Insurer and (B) acceptable to the Certificate Insurer. Eligible Accounts may bear interest.

          "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Payments": The amounts constituting ground rents, taxes, assessments, water rates, fire and hazard insurance premiums and other payments required to be escrowed by the Mortgagor with the mortgagee pursuant to any Mortgage Loan.

          "Estate in Real Property": A fee simple estate in a parcel of real property.

          "FDIC":   Federal  Deposit  Insurance  Corporation  or  any  successor thereto.

          "Fannie Mae": Federal National Mortgage Association or any successor thereto.

          "Final Recovery Determination": With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Seller, the Master Servicer or the Special Servicer pursuant to or as contemplated by Section 2.03 or 10.01), a determination made by the Master Servicer (and with respect to which written confirmation by a Servicing Officer shall have been received by the Trustee) that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Master Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Master Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

          "Fiscal Agent": As defined in the Certificate Insurance Policy.

          "Fixed-Rate Mortgage Loan": Each of the Group I Fixed-Rate Mortgage Loans and the Group II Fixed-Rate Mortgage Loans.

          "Foreclosure Price": The amount reasonably expected to be received from the sale of the related Mortgaged Property net of any expenses associated with foreclosure proceedings.

          "Freddie Mac": The Federal Home Loan Mortgage Corporation or any successor thereto.

          "General Excess Available Amount": With respect to a Certificate Group and each Distribution Date, the amount, if any, by which the related Available Funds for such Distribution Date exceeds the aggregate amount distributed on such Distribution Date pursuant to paragraphs (i) through (vii) of clauses (A) or (B), as applicable, under Section 4.01.

          "Gross Margin": With respect to each Adjustable Rate Mortgage Loan, the fixed percentage set forth in the related Mortgage Note that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note used to determine the Mortgage Rate for such Mortgage Loan.

          "Group I Adjustable Rate Mortgage Loan": A Group I Mortgage Loan that provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto.

          "Group I Available Funds": With respect to any Distribution Date and Loan Group I, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the Determination Date,
(b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Prepayment Premiums and other unscheduled recoveries of principal and interest in respect of the Group I Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any related Advances made by the Master Servicer for such Distribution Date, (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to
Section 7.02, (g) that portion of the Purchase Price of any repurchased Group I Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (h) any Substitution Adjustments related to Group II Mortgage Loans deposited in the Collection Account during the related Prepayment Period, (i) with respect to the first Distribution Date immediately following the Pre-Funding Period, the amount, if any, transferred from the related Pre-Funding Account and Capitalized Interest Account into the Distribution Account (exclusive of any Pre-Funding Earnings), (j) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01, the portion of the Termination Price in respect of Loan Group I and (k) any payments under the Certificate Insurance Policy with respect to the Group I Certificates, over (ii) the sum of (a) related amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a) with respect to Loan Group I, (b) the amount payable to the Trustee pursuant to Section 8.05 with respect to Loan Group I, and (c) related amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

          "Group I Basic Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related Overcollateralization Release Amount, if any, for such Distribution Date.

          "Group I Capitalized Interest Account": The Capitalized Interest Account designated as such and established pursuant to Section 4.05 hereof.

          "Group I Certificates": The Class A-1 Certificates.

          "Group I Extra Principal Distribution Amount": With respect to the Group I Certificates and any Distribution Date, the lesser of (x) the related General Excess Available Amount for such Distribution Date and (y) the related Overcollateralization Deficiency Amount for such Distribution Date.

          "Group I Fixed-Rate Mortgage Loan": A Group I Mortgage Loan that accrues interest at a fixed-rate.

          "Group I Formula Rate": For any Distribution Date and the Class A-1 Certificates, LIBOR plus the related Certificate Margin.

          "Group I Interest Carryover": With respect to the Class A-1 Certificates and any Distribution Date on which the Pass-Through Rate for the Class A-1 Certificates is based upon the Group I Net Funds Cap Rate, the sum of
(A) the excess of (i) the amount of interest the Class A-1 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Pass-Through Rate without giving effect to the Group I Net Funds Cap Rate, up to the related Maximum Cap, over (ii) the amount of interest payable on the Class A-1 Certificates at the Group I Net Funds Cap Rate for such Distribution Date and (B) the Group I Interest Carryovers for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate, up to the related Maximum Cap (it being understood that such amount is not covered by the Certificate Insurance Policy).

          "Group I Loan Balance": As of any date, the aggregate of the Principal Balances of all Mortgage Loans in Loan Group I as of such date.

          "Group I Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

          "Group I Net Funds Cap Rate": With respect to any Distribution Date will equal the Group I Weighted Average Net Loan Rate less, beginning with the Distribution Date in November 2000, 0.50% per annum (each adjusted on the basis of an assumed 360-day year and the actual number of days elapsed during the related Accrual Period.

          "Group I Overcollateralized Amount": As of any Distribution Date, the greater of (i) the amount by which (A) the Group I Loan Balance on the last day of the immediately preceding Prepayment Period exceeds (B) the principal balance of the Class A-1 Certificates as of such Distribution Date, after giving effect to distributions to be made on such Distribution Date, and (ii) zero.

          "Group I Pre-Funding Account": The Pre-Funding Account designated as such and established pursuant to Section 4.05.

          "Group I Pre-Funding Rate": For the Distribution Dates in November and December 1999, the sum of the Capitalized Interest Requirement for the Group I Mortgage Loans for such Distribution Date and the Pre-Funding Earnings for the related Due Period for the Group I Pre-Funding Account, divided by the balance of the Group I Pre-Funding Account immediately following the preceding Distribution Date (or the Closing Date in the case of the first Distribution
Date).

          "Group I Principal Distribution Amount": With respect to Group I Certificates, and any Distribution Date, the sum of (i) the related Group I Basic Principal Distribution Amount and (ii) the Group I Extra Principal Distribution Amount for such Distribution Date.

          "Group I Weighted Average Net Loan Rate": With respect to any Distribution Date, will equal the average of the Net Loan Rates of the Group I Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and the Group I Pre-Funding Rate, weighted on the basis of the related Principal Balances as of the first day of the related Prepayment Period, in the case of the Group I Mortgage Loans, and on the basis of the balance of the Group I Pre-Funding Account immediately following the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date), in the case of the Group I Pre-Funding Account.

          "Group II Adjustable Rate Mortgage Loan": A Group II Mortgage Loan that provides at any period during the life of such loan for the adjustment of the Mortgage Rate payable in respect thereto.

          "Group II Available Funds": With respect to any Distribution Date and Loan Group II, an amount equal to the excess of (i) the sum of (a) the aggregate of the related Monthly Payments received on or prior to the Determination Date,
(b) Liquidation Proceeds, Insurance Proceeds, Principal Prepayments, Prepayment Premiums and other unscheduled recoveries of principal and interest in respect of the Group II Mortgage Loans during the related Prepayment Period, (c) the aggregate of any amounts received in respect of a related REO Property withdrawn from any REO Account and deposited in the Collection Account for such Distribution Date, (d) the aggregate of any amounts deposited in the Collection Account by the Master Servicer in respect of related Prepayment Interest Shortfalls for such Distribution Date, (e) the aggregate of any related Advances made by the Master Servicer for such Distribution Date and (f) the aggregate of any related advances made by the Trustee for such Distribution Date pursuant to
Section 7.02, (g) that portion of the Purchase Price of any repurchased Group II Mortgage Loan, deposited to the Collection Account during the related Prepayment Period, (h) any Substitution Adjustments related to Group II Mortgage Loans deposited in the Collection Account during the related Prepayment Period, (i) with respect to the first Distribution Date immediately following the Pre-Funding Period, the amount, if any, transferred from the related Pre-Funding Account and Capitalized Interest Account into the Distribution Account (exclusive of any Pre-Funding Earnings), (j) on the Distribution Date on which the Trust is to be terminated pursuant to Section 10.01, the portion of the Termination Price in respect Loan Group II and (k) any payments under the Certificate Insurance Policy with respect to the Group II Certificates, over
(ii) the sum of (a) related amounts reimbursable or payable to the Master Servicer pursuant to Section 3.11(a), with respect to Loan Group II, (b) the amount payable to the Trustee pursuant to Section 8.05, with respect to Loan Group II, and (c) related amounts deposited in the Collection Account or the Distribution Account, as the case may be, in error.

          "Group II Basic Principal Distribution Amount": With respect the Group II Certificates and any Distribution Date, the excess of (i) the related Principal Remittance Amount for such Distribution Date over (ii) the related Overcollateralization Release Amount, if any, for such Distribution Date.

          "Group II Capitalized Interest Account": The Capitalized Interest Account designated as such and established pursuant to Section 4.05 hereof.

          "Group II Certificates": The Class A-2 Certificates.

          "Group II Extra Principal Distribution Amount": With respect to the Group II Certificates and any Distribution Date, the lesser of (x) the related General Excess Available Amount for such Distribution Date and (y) the related Overcollateralization Deficiency Amount for such Distribution Date.

          "Group II Fixed-Rate Mortgage Loan": A Group II Mortgage Loan that accrues interest at a fixed-rate.

          "Group II Formula Rate": For any Distribution Date and the Class A-2 Certificates, LIBOR plus the related Certificate Margin.

          "Group II Interest Carryover": With respect to the Class A-2 Certificates and any Distribution Date on which the Pass-Through Rate for the Class A-2 Certificates is based upon the Group II Net Funds Cap Rate, the sum of
(A) the excess of (i) the amount of interest the Class A-2 Certificates would otherwise be entitled to receive on such Distribution Date had such rate been calculated at the Pass-Through Rate without giving effect to the Group II Net Funds Cap Rate, up to the related Maximum Cap, over (ii) the amount of interest payable on the Class A-2 Certificates at the Group II Net Funds Cap Rate for such Distribution Date and (B) the Group II Interest Carryovers for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the related Pass-Through Rate, up to the related Maximum Cap (it being understood that such amount is not covered by the Certificate Insurance Certificate Insurance Policy).

          "Group II Loan Balance": As of any date, the aggregate of the Principal Balances of all Mortgage Loans in Loan Group II as of such date.

          "Group II Mortgage Loan": A Mortgage Loan that is identified as such on the Mortgage Loan Schedule.

          "Group II Net Funds Cap Rate": With respect to any Distribution Date will equal the Group II Weighted Average Net Loan Rate less, beginning with the Distribution Date in November 2000, 0.50% per annum (each adjusted on the basis of an assumed 360-day year and the actual number of days elapsed during the related Accrual Period).

          "Group II Overcollateralized Amount": As of any Distribution Date, the greater of (i) the amount by which (A) the Group II Loan Balance on the last day of the immediately preceding Prepayment Period exceeds (B) the principal balance of the Class A-2 Certificates as of such Distribution Date, after giving effect to distributions to be made on such Distribution Date, and (ii) zero.

          "Group II Pre-Funding Account": The Pre-Funding Account designated as such and established pursuant to Section 4.05.

          "Group II Pre-Funding Rate": For the Distribution Dates in November and December 1999, the sum of the Capitalized Interest Requirement for the Group II Mortgage Loans for such Distribution Date and the Pre-Funding Earnings for the related Due Period for the Group II Pre-Funding Account, divided by the balance of the Group II Pre-Funding Account immediately following the preceding Distribution Date (or the Closing Date in the case of the first Distribution
Date).

          "Group II Principal Distribution Amount": With respect to Group II Certificates, and any Distribution Date, the sum of (i) the related Basic Principal Distribution Amount and (ii) the Group II Extra Principal Distribution Amount for such Distribution Date.

          "Group II Weighted Average Net Loan Rate": With respect to any Distribution Date, will equal the average of the Net Loan Rates of the Group II Mortgage Loans as of the first day of the month preceding the month of such Distribution Date (or, in the case of the first Distribution Date, the Closing
Date) and the Group II Pre-Funding Rate, weighted on the basis of the related Principal Balances as of the first day of the related Prepayment Period in the case of the Group II Mortgage Loans, and on the basis of the balance of the Group II Pre-Funding Account immediately following the preceding Distribution Date (or the Closing Date in the case of the first Distribution Date), in the case of the Group II Pre-Funding Account.

          "Guaranteed Principal Amount": (a) for any Distribution Date (other than a Distribution Date specified in (b)), the amount, if any, by which the Certificate Principal Balances of the Class A-1 and the Class A-2 Certificates exceed the Pool Balance at the end of the related Prepayment Period (after giving effect to all distributions of principal on the related Class A Certificates on such Distribution Date) and (b) on the Distribution Date in October, 2029 (after giving effect to all other distributions of principal on the Class A Certificates), an amount equal to the aggregate Certificate Principal Balance of the Class A Certificates.

          "Independent": When used with respect to any specified Person, any such Person who (a) is in fact independent of the Depositor, the Master Servicer and their respective Affiliates, (b) does not have any direct financial interest in or any material indirect financial interest in the Depositor or the Master Servicer or any Affiliate thereof, and (c) is not connected with the Depositor or the Master Servicer or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; PROVIDED, HOWEVER, that a Person shall not fail to be Independent of the Depositor or the Master Servicer or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor or the Master Servicer or any Affiliate thereof, as the case may be.

          "Independent Contractor": Either (i) any Person (other than the Master Servicer) that would be an "independent contractor" with respect to the Trust Fund within the meaning of Section 856(d)(3) of the Code if the Trust Fund were a real estate investment trust (except that the ownership tests set forth in that section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates), so long as the Trust Fund does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust Fund is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5), or (ii) any other Person (including the Master Servicer) if the Trustee has received an Opinion of Counsel to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code (determined without regard to the exception applicable for purposes of Section 860D(a) of the Code), or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

          "Index": With respect to each Adjustable Rate Mortgage Loan and each related Adjustment Date, the index as specified in the related Mortgage Note.

          "Initial Certificate Principal Balance": With respect to any Regular Certificate, the amount designated "Initial Certificate Principal Balance" on the face thereof.

          "Initial Mortgage Loans": The Mortgage Loans transferred and assigned to the Trustee on the Closing Date pursuant to Section 2.01.

          "Insurance Agreement": The insurance and indemnity agreement, dated as of October 1, 1999, among the Certificate Insurer, the Seller, the Depositor and the Trustee.

          "Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy (other than the Certificate Insurance Policy) covering a Mortgage Loan, to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related Mortgage Note and Mortgage.

          "Insured Payments": Any amounts paid pursuant to the Certificate Insurance Policy.

          "Interest Carryover": Each of the Group I Interest Carryover and the Group II Interest Carryover.

          "Interest   Determination   Date":   With   respect  to  the  Class  A
Certificates and for each Accrual Period, the second LIBOR Business Day preceding the commencement of such Accrual Period.

          "Interest Distributable Amount": With respect to any Distribution Date and each Class of Class A Certificates, the sum of (i) the related Monthly Interest Distributable Amount for such Class for such Distribution Date and (ii) the related Unpaid Interest Shortfall Amount for such Class for such Distribution Date.

          "Late Collections": With respect to any Mortgage Loan, all amounts received subsequent to the Determination Date immediately following any related Due Period, whether as late payments of Monthly Payments or as Insurance Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage Note) but delinquent on a contractual basis for such Due Period and not previously recovered.

          "LIBOR": With respect to each Accrual Period other than the initial Accrual Period, the rate determined by the Trustee on the related Interest Determination Date on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rates appear on the Telerate Screen 3750, as of 11:00 a.m. (London time) on such Interest Determination Date. On each Interest Determination Date, LIBOR for the related Accrual Period will be established by the Trustee as follows:

          (i) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%); and

          (ii) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, LIBOR for the related Accrual Period shall be the higher of (i) LIBOR as determined on the previous Interest Determination Date and (ii) the Reserve Interest Rate.

          "LIBOR Business Day": Any day on which banks in London, England and The City of New York are open and conducting transactions in foreign currency and exchange.

          "Liquidated Mortgage Loan": As to any Distribution Date, any Mortgage Loan in respect of which the Master Servicer has determined, in accordance with the servicing procedures specified herein, as of the end of the related Prepayment Period, that all Liquidation Proceeds which it expects to recover with respect to the liquidation of the Mortgage Loan or disposition of the related REO Property have been recovered.

          "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from the Trust Fund by reason of its being purchased, sold or replaced pursuant to or as contemplated by Section 2.03 or Section 10.01. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from the Trust Fund by reason of its being sold or purchased pursuant to
Section 3.23 or Section 10.01.

          "Liquidation Proceeds": The amount (other than amounts received in respect of the rental of any REO Property prior to REO Disposition) received by the Master Servicer, including payments received under the PMI Policy, in connection with (i) the taking of all or a part of a Mortgaged Property by exercise of the power of eminent domain or condemnation, (ii) the liquidation of a defaulted Mortgage Loan by means of a trustee's sale, foreclosure sale or otherwise, or (iii) the repurchase, substitution or sale of a Mortgage Loan or an REO Property pursuant to or as contemplated by Section 2.03, Section 3.23 or
Section 10.01.

          "Liquidation Report": A report to be provided by the Master Servicer substantially in the form attached hereto in Exhibit N.

          "Loan-to-Value Ratio": As of any date and Mortgage Loan, the fraction, expressed as a percentage, the numerator of which is the Principal Balance of the Mortgage Loan, and the denominator of which is the Value of the related Mortgaged Property.

          "Loan Group": Either Loan Group I or Loan Group II, as the context requires.

          "Loan Group Balance": Either the Group I Loan Balance or the Group II Loan Balance, as applicable.

          "Loan Group I": At any time, the Group I Mortgage Loans in the aggregate.

          "Loan Group II": At any time, the Group II Mortgage Loans in the aggregate.

          "Losses": As defined in Section 9.03.

          "Lost Note Affidavit": With respect to any Mortgage Loan as to which the original Mortgage Note has been permanently lost or destroyed and has not been replaced, an affidavit from the Seller certifying that the original Mortgage Note has been lost, misplaced or destroyed (together with a copy of the related Mortgage Note) and indemnifying the Trust against any loss, cost or liability resulting from the failure to deliver the original Mortgage Note, in the form of Exhibit I hereto.

          "Majority Certificateholders": The Holders of Certificates evidencing at least 51% of the Voting Rights.

          "Majority  Class  R  Certificateholders":   The  Holders  of  Class  R
Certificates evidencing at least a 51% Percentage Interest in the Class R Certificates.

          "Master Servicer": Pan American Bank, FSB, a federal savings bank, or any successor master servicer appointed as herein provided.

          "Master Servicer Affiliate": A Person (i) controlling, controlled by or under common control with the Master Servicer or which is 50% or more owned by the Master Servicer and (ii) which is qualified to service residential mortgage loans.

          "Master Servicer Event of Termination": One or more of the events described in Section 7.01.

          "Master Servicer Remittance Date": With respect to any Distribution Date, the third Business Day preceding such Distribution Date.

          "Maximum Cap": With respect to any Distribution Date and for each Class of Class A Certificates, the weighted average of the Maximum Mortgage Rates on the Adjustable Rate Mortgage Loans and the Mortgage Rates on the Fixed-Rate Mortgage Loans in the related Loan Group.

          "Maximum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the maximum Mortgage Rate thereunder.

          "Minimum Mortgage Rate": With respect to each Adjustable Rate Mortgage Loan, the percentage set forth in the related Mortgage Note as the minimum Mortgage Rate thereunder.

          "Monthly Interest Distributable Amount": With respect to each Class of Class A Certificates and for any Distribution Date, the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such Class immediately prior to such Distribution Date (or, in the case of the first Distribution Date, from the Closing Date).

          "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by the related Mortgagor from time to time under the related Mortgage Note, determined: (a) after giving effect to (i) any Deficient Valuation and/or Debt Service Reduction with respect to such Mortgage Loan and (ii) any reduction in the amount of interest collectible from the related Mortgagor pursuant to the Relief Act; (b) without giving effect to any extension granted or agreed to by the Master Servicer pursuant to Section 3.01; and (c) on the assumption that all other amounts, if any, due under such Mortgage Loan are paid when due.

          "Moody's": Moody's Investors Service, Inc. or its successor in interest.

          "Mortgage": The mortgage, deed of trust or other instrument creating a first lien on, or first priority security interest in, a Mortgaged Property securing a Mortgage Note.

          "Mortgage File": The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan and any additional documents required to be added to the Mortgage File pursuant to this Agreement.

          "Mortgage Loan": Each mortgage loan transferred and assigned to the Trustee pursuant to Section 2.01, Section 2.03(d) or Section 2.10 as from time to time held as a part of the Trust Fund, the Mortgage Loans so held being identified in the Mortgage Loan Schedule.

          "Mortgage Loan Purchase Agreement": The agreement between the Seller and the Depositor, dated as of October 1, 1999, regarding the transfer of the Mortgage Loans by the Seller to or at the direction of the Depositor.

          "Mortgage Loan Schedule": As of any date, the list of Mortgage Loans included in the Trust Fund on such date, separately identifying the Group I Mortgage Loans and the Group II Mortgage Loans, attached hereto as Exhibit E. The Mortgage Loan Schedule shall be prepared by the Seller and shall set forth the following information with respect to each Mortgage Loan:

          (i) the Mortgage Loan identifying number;

          (ii) the Mortgagor's name;

          (iii) the street address of the Mortgaged Property including the state and zip code;

          (iv) a code indicating whether the Mortgaged Property was represented by the borrower, at the time of origination, as being owner-occupied;

          (v) the type of Residential Dwelling constituting the Mortgaged Property;

          (vi) the original months to maturity;

          (vii) the stated remaining months to maturity from the Cut-off Date based on the original amortization schedule;

          (viii) the Loan-to-Value Ratio at origination;

          (ix) the Mortgage  Rate in effect  immediately  following  the Cut-off
     Date;

          (x) the date on which the first Monthly Payment is or was due on the Mortgage Loan;

          (xi) the stated maturity date;

          (xii) the amount of the Monthly Payment at origination;

          (xiii) the amount of the Monthly Payment due on the first Due Date after the Cut-off Date;

          (xiv) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance;

          (xv) the original principal amount of the Mortgage Loan;

          (xvi) the actual unpaid principal balance of the Mortgage Loans as of the Cut-off Date;

          (xvii) a code indicating the purpose of the Mortgage Loan in accordance with Seller's standards (i.e., purchase financing, rate/term refinancing, cash-out refinancing);

          (xviii) the Mortgage Rate at origination;

          (xix)  a  code  indicating  the  documentation   program  (i.e.,  full
     documentation, flex documentation, stated income documentation);

          (xx) the risk grade;

          (xxi) the Value of the Mortgaged Property;

          (xxii) the sale price of the Mortgaged Property, if applicable;

          (xxiii) the program code; and

          (xxiv) a code indicating if a Loan is covered under the PMI Policy.

The Mortgage Loan Schedule, as in effect from time to time, shall set forth the following information, as of the Cut-off Date with respect to the Mortgage Loans in the aggregate and for each Loan Group: (1) the number of Mortgage Loans; (2) the current Principal Balance of the Mortgage Loans; (3) the weighted average Mortgage Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans. The Mortgage Loan Schedule shall be amended from time to time by the Seller in accordance with the provisions of this Agreement.

          "Mortgage Note": The original executed note or other evidence of indebtedness evidencing the indebtedness of a Mortgagor under a Mortgage Loan.

          "Mortgage Pool": The pool of Mortgage Loans, identified on Schedule 1 from time to time, and any REO Properties acquired in respect thereof.

          "Mortgage Rate": With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note, which rate (i) in the case of each Fixed-Rate Mortgage Loan shall remain constant at the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (ii) in the case of each Adjustable Rate Mortgage Loan (A) as of any date of determination until the first Adjustment Date following the Cut-off Date shall be the rate set forth in the Mortgage Loan Schedule as the Mortgage Rate in effect immediately following the Cut-off Date and (B) as of any date of determination thereafter shall be the rate as adjusted on the most recent Adjustment Date, to equal the sum, rounded to the next highest or nearest 0.125% (as provided in the Mortgage Note), of the Index, determined as set forth in the related Mortgage Note, plus the related Gross Margin subject to the limitations set forth in the related Mortgage Note. With respect to each Mortgage Loan that becomes an REO Property, as of any date of determination, the annual rate determined in accordance with the immediately preceding sentence as of the date such Mortgage Loan became an REO Property.

          "Mortgaged Property": The underlying property securing a Mortgage Loan, including any REO Property, consisting of an Estate in Real Property improved by a Residential Dwelling.

          "Mortgagor": The obligor on a Mortgage Note.

          "Net Liquidation Proceeds": With respect to any Liquidated Mortgage Loan or any other disposition of related Mortgaged Property (including REO Property) the related Liquidation Proceeds net of Advances, Servicing Advances, Servicing Fees and any other accrued and unpaid servicing fees received and retained in connection with the liquidation of such Mortgage Loan or Mortgaged Property.

          "Net Loan Rate": With respect to each Mortgage Loan is a per annum rate equal to the applicable Mortgage Rate less the sum of (a) the Servicing Fee Rate, (b) the Trustee Fee Rate, (c) the Adjusted Insurer Fee Rate and (d) with respect to a PMI Mortgage Loan, the rate at which the premium payable to the PMI Insurer is calculated.

          "Net Prepayment Interest Shortfall": With respect to each Loan Group and any Distribution Date, the excess, if any, of any Prepayment Interest Shortfalls in such Loan Group for such date over the related Compensating Interest.

          "New Lease": Any lease of REO Property entered into on behalf of the Trust, including any lease renewed or extended on behalf of the Trust if the Trust has the right to renegotiate the terms of such lease.

          "Nonrecoverable Advance": Any Advance or Servicing Advance previously made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Master Servicer, will not be ultimately recoverable from Late Collections, Insurance Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

          "Officers' Certificate": A certificate signed by the Chairman of the Board, the Vice Chairman of the Board, the President or a vice president (however denominated), and by the Treasurer, the Secretary, or one of the assistant treasurers or assistant secretaries of the Master Servicer, the Seller or the Depositor, as applicable.

          "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be a salaried counsel for the Depositor or the Master Servicer, acceptable to the Trustee, except that any opinion of counsel relating to (a) the qualification of any REMIC as a REMIC or (b) compliance with the REMIC Provisions must be an opinion of Independent counsel.

          "Optional Termination Date": The first Distribution Date on which the Master Servicer or the Certificate Insurer may opt to terminate the Trust Fund pursuant to Section 10.01.

          "Original Class Certificate Principal Balance": With respect to the Class A-1 and Class A-2 Certificates, the corresponding amounts set forth opposite such Classes above in the Preliminary Statement and, with respect to the Class X and Class R Certificates, zero.

          "Original   Pre-Funding  Amount":   With  respect  to  Loan  Group  I,
27,234,114.75; and with respect to Loan Group II, $10,298,458.02.

          "Overcollateralization Deficiency Amount": With respect to any Distribution Date and each Certificate Group, the amount, if any, by which the related Overcollateralization Target Amount exceeds the related Overcollateralized Amount on such Distribution Date (after giving effect to distributions in respect of the related Basic Principal Distribution Amount on such Distribution Date).

          "Overcollateralization Release Amount": With respect to each Certificate Group and any Distribution Date (A) prior to the occurrence of a Step Down Trigger, zero, and (B) if a Step Down Trigger has occurred with respect to such Distribution Date, the lesser of (x) the related Principal Remittance Amount for such Distribution Date and (y) the excess, if any, of (i) the related Overcollateralized Amount for such Distribution Date, assuming that 100% of the related Principal Remittance Amount is applied as a principal payment on the related Certificate Group on such Distribution Date over (ii) the related Overcollateralization Target Amount for such Distribution Date.

          "Overcollateralization Target Amount": With respect to each Certificate Group and any Distribution Date, an amount equal to 4.95% of the Cut-off Date Aggregate Principal Balance of the Group I Mortgage Loans plus the Original Pre-Funding Amount for the Related Loan Group or 4.95% of the Cut-off Date Aggregate Principal Balance of the Group II Mortgage Loans plus the Original Pre-Funding Amount for the Related Loan Group, respectively, subject to the following: (i) if the Step Up Trigger has occurred, the Overcollateralization Target Amount with respect to each Certificate Group for such Distribution Date will be an amount equal to the aggregate Principal Balance of the Mortgage Loans in the Related Loan Group as of the end of the related Prepayment Period plus the Pre-Funding Amount for the Related Loan Group on such Distribution Date; (ii) if the Step Up Trigger has not occurred but the Step Up Spread Squeeze Test is met, the Overcollateralization Target Amount with respect to each Loan Group for such Distribution Date will be an amount equal to the sum of (A) the Overcollateralization Target Amount for such Loan Group and such Distribution Date determined as though the Step Up Spread Squeeze Test were not met plus (B) the Spread Squeeze Overcollateralization Increase Amount; or
(iii) if neither the Step Up Trigger has occurred nor the Step Up Spread Squeeze Test is met but the Step Down Trigger has occurred, the Overcollateralization Target Amount with respect to each Certificate Group for such Distribution Date will be an amount equal to the greater of (A) the greater of (1) 0.50% of the Cut-off Date Aggregate Principal Balance of the Mortgage Loans in the related Loan Group plus the Original Pre-Funding Amount for the Related Loan Group and
(2) the aggregate Stated Principal Balance, as of such Distribution Date, of the three largest outstanding Mortgage Loans in the related Loan Group and (B) the lesser of (x) 4.95% of the Cut-off Date Aggregate Principal Balance of the Group I Mortgage Loans plus the Original Pre-Funding Amount for the Related Loan Group or 4.95% of the Cut-off Date Aggregate Principal Balance of the Group II Mortgage Loans plus the Original Pre-Funding Amount for the Related Loan Group, as applicable, and (y) the Stepped Down Required Overcollateralized Percentage of the aggregate Stated Principal Balance of the Mortgage Loans and REO Properties in respect of the related Loan Group as of such Distribution Date.

          "Overcollateralized Amount": Each of the Group I Overcollateralized Amount and the Group II Overcollateralized Amount.

          "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Pass-Through Rate": As to any Distribution Date and (i) with respect to the Class A-1 Certificates, the lesser of (a) Group I Formula Rate and (b) the Group I Net Funds Cap Rate for such Distribution Date, and (ii) with respect to the Class A-2 Certificates, the lesser of (a) the Group II Formula Rate and
(b) the Group II Net Funds Cap Rate for such Distribution Date.

          "Paying Agent": Any paying agent appointed pursuant to Section 5.05.

          "Percentage Interest": With respect to any Class A Certificate, a fraction, expressed as a percentage, the numerator of which is the Initial Certificate Principal Balance represented by such Certificate and the denominator of which is the Original Class Certificate Principal Balance of the related Class. With respect to any Class X or Class R Certificate, the portion of the Class evidenced thereby, expressed as a percentage, as stated on the face of such Certificate; PROVIDED, HOWEVER, that the sum of all such percentages for each such Class totals 100%.

          "Periodic Rate Cap": With respect to each Adjustable Rate Mortgage Loan and any Adjustment Date therefor, the fixed percentage set forth in the related Mortgage Note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease (without regard to the Maximum Mortgage Rate or the Minimum Mortgage Rate) on such Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

          "Permitted Investments": Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee serves as an advisor:

          (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

          (ii) (A) demand and time deposits in, certificates of deposit of, bankers' acceptances issued by or federal funds sold by any depository institution or trust company (including the Trustee or its agent acting in their respective commercial capacities) incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state authorities, so long as, at the time of such investment or contractual commitment providing for such investment, such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of S&P and the highest available rating category of Moody's and provided that each such investment has an original maturity of no more than 365 days and (B) any other demand or time deposit or deposit which is fully insured by the FDIC;

          (iii) repurchase obligations with a term not to exceed 30 days with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by S&P and rated A2 or higher by Moody's, provided, however, that collateral transferred pursuant to such repurchase obligation must be of the type described in clause (i) above and must (A) be valued daily at current market prices plus accrued interest or (B) pursuant to such valuation, be equal, at all times, to 105% of the cash transferred by the Trustee in exchange for such collateral and (C) be delivered to the Trustee or, if the Trustee is supplying the collateral, an agent for the Trustee, in such a manner as to accomplish perfection of a security interest in the collateral by possession of certificated securities;

          (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any State thereof and that are rated by a Rating Agency in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

          (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by a Rating Agency in its highest short-term unsecured debt rating available at the time of such investment;

          (vi) units of money market funds registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee or an affiliate thereof having a rating by S&P of AAA-G, AAA-m, or AA-m, and if rated by Moody's, rated Aaa, Aa1 or Aa2; and

          (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies and the Certificate Insurer in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial rating of the Class A Certificates;

provided, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

          "Permitted Transferee": Any Transferee of a Residual Certificate other than a Disqualified Organization, a non-U.S. Person that is not holding its Ownership Interest in the Class R Certificate in connection with a United States trade or business, or a Plan or any Person using the assets of a Plan (except as provided in clause (iii) of the second paragraph of Section 5.02(d)).

          "Person":  Any individual,  corporation,  partnership,  joint venture,
association,   joint  stock  company,  trust,   unincorporated  organization  or
government or any agency or political subdivision thereof.

          "PMI Insurer": Mortgage Guaranty Insurance Corporation, a monoline private insurance company organized and created under the laws of the State of Wisconsin, or its successors in interest.

          "Plan": As defined in Section 5.02(d).

          "PMI Mortgage Loans": The list of Mortgage Loans insured by the PMI Insurer attached hereto as Exhibit H.

          "PMI   Policy":   The   Primary   Mortgage   Insurance   Policy   (No.
04-645-3-1984) with respect to the PMI Mortgage Loans and all endorsements thereto dated the Closing Date, issued by the PMI Insurer.

          "Pool Balance": As of any date of determination, the aggregate principal balance of the Mortgage Loans.

          "Preference Claim": As defined in Section 11.04(d).

          "Pre-Funding Accounts": The accounts designated as such and created and maintained by the Trustee pursuant to Section 4.05 hereof.

          "Pre-Funding Amount": With respect to any date, the amount on deposit in the respective Pre-Funding Accounts as of such date (net of any reinvestment earnings thereon).

          "Pre-Funding Earnings": With respect to each Distribution Date and either Loan Group, the actual investment earnings earned on amounts on deposit in the related Pre-Funding Account during the period from the preceding Distribution Date (or October 12, 1999, in the case of the first Distribution
Date) to the current Distribution Date.

          "Pre-Funding Period": With respect to each Loan Group, the period commencing on the Closing Date and ending on the earliest to occur of (i) the date on which the amount on deposit in the related Pre-Funding Account (exclusive of any investment earnings) is less than $100,000, (ii) the date on which any Servicer Default occurs and (iii) December 10, 1999.

          "Prepayment Assumption": As defined in the Prospectus Supplement.

          "Prepayment Interest Excess": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the first day of the calendar month in which such Distribution Date occurs and ending on the Determination Date in such month, an amount equal to interest at the applicable Mortgage Rate minus the Servicing Fee Rate on the amount of such Principal Prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

          "Prepayment Interest Shortfall": With respect to any Distribution Date, for each Mortgage Loan that was the subject of a Principal Prepayment in full during the portion of the related Prepayment Period occurring between the day after the Determination Date in, and the last day of, the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate minus the Servicing Fee Rate on the amount of such Principal Prepayment for the number of days commencing on the date on which the prepayment is applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs. The obligations of the Master Servicer in respect of any Prepayment Interest Shortfall are set forth in Section 3.24.

          "Prepayment Period": With respect to any Distribution Date, the period commencing on the day after the preceding Determination Date (or, in the case of the first Distribution Date, commencing on October 1, 1999) and ending on the Determination Date related to such Distribution Date.

          "Prepayment Premium": With respect to any Prepayment Period, any prepayment premium, penalty or charge payable by a Mortgagor in connection with any Principal Prepayment on a Mortgage Loan pursuant to the terms of the related Mortgage Note.

          "Prepayment Premium Schedule": As of any date, the list of Prepayment Premiums on the Mortgage Loans included in the Trust Fund on such date, attached hereto as Exhibit P (including the Prepayment Premium Summary attached thereto). The Prepayment Premium Schedule shall set forth the following information with respect to each Prepayment Premium:

          (i) the Mortgage Loan identifying number;

          (ii) a code indicating the type of Prepayment Premium;

          (iii) the state of origination of the related Mortgage Loan;

          (iv) the date on which the first monthly payment was due on the related Mortgage Loan;

          (v) the term of the related Mortgage Loan; and

          (vi) the principal balance of the related Mortgage Loan as of the Cut-off Date.

          "Principal Balance": As to any Mortgage Loan and any day, other than a Liquidated Mortgage Loan, the related Cut-off Date Principal Balance, minus all collections credited against the Principal Balance of any such Mortgage Loan. For purposes of this definition, a Liquidated Mortgage Loan shall be deemed to have a Principal Balance equal to the Principal Balance of the related Mortgage Loan as of the final recovery of related Liquidation Proceeds and a Principal Balance of zero thereafter. As to any REO Property and any day, the Principal Balance of the related Mortgage Loan immediately prior to such Mortgage Loan becoming REO Property minus the REO Principal Amortization received with respect thereto on or prior to such day.

          "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing the full amount of scheduled interest due on any Due Date in any month or months subsequent to the month of prepayment.

          "Principal Remittance Amount": With respect to each Loan Group and any Distribution Date, the sum of (i) each scheduled payment of principal collected or advanced on the related Mortgage Loans by the Master Servicer in respect of the related Due Period, (ii) the principal portion of all partial and full principal prepayments of such Mortgage Loans applied by the Master Servicer during the related Prepayment Period, (iii) the principal portion of all related Net Liquidation Proceeds and Insurance Proceeds received during such Prepayment Period, (iv) that portion of the Purchase Price, representing principal of any repurchased Mortgage Loan in such Loan Group, deposited to the Collection Account during such Prepayment Period, (v) the principal portion of any related Substitution Adjustments deposited in the Collection Account during such Prepayment Period, (vi) with respect to the first Distribution Date immediately following the Pre-Funding Period, the amount, if any transferred from the related Pre-Funding Account and Capitalized Interest Account into the Distribution Account (exclusive of any Pre-Funding Earnings), and (vii) on the Distribution Date on which the Trust Fund is to be terminated pursuant to
Section 10.01, that portion of the Termination Price, in respect of principal, for such Loan Group.

          "Property Insurance Proceeds": Proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan, to the extent such proceeds are received by the Master Servicer and are not to be applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Procedures, subject to the terms and conditions of the related Mortgage Note and Mortgage.

          "Prospectus Supplement": That certain Prospectus Supplement dated October 7, 1999 relating to the public offering of the Class A Certificates.

          "Purchase Price": With respect to any Mortgage Loan or REO Property to be purchased pursuant to or as contemplated by Section 2.03 or 10.01, and as confirmed by an Officers' Certificate from the Master Servicer to the Trustee, an amount equal to the sum of (i) 100% of the Principal Balance thereof as of the date of purchase (or such other price as provided in Section 10.01), (ii) in the case of (x) a Mortgage Loan, accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer, which payment or advance had as of the date of purchase been distributed pursuant to Section 4.01, through the end of the calendar month in which the purchase is to be effected, and (y) an REO Property, the sum of (1) accrued interest on such Principal Balance at the applicable Mortgage Rate in effect from time to time from the Due Date as to which interest was last covered by a payment by the Mortgagor or an advance by the Master Servicer through the end of the calendar month immediately preceding the calendar month in which such REO Property was acquired, plus (2) REO Imputed Interest for such REO Property for each calendar month commencing with the calendar month in which such REO Property was acquired and ending with the calendar month in which such purchase is to be effected, net of the total of all net rental income, Insurance Proceeds, Liquidation Proceeds and Advances that as of the date of purchase had been distributed as or to cover REO Imputed Interest pursuant to Section 4.04,
(iii) any unreimbursed Servicing Advances and Advances and any unpaid Servicing Fees allocable to such Mortgage Loan or REO Property, (iv) any amounts previously withdrawn from the Collection Account in respect of such Mortgage Loan or REO Property pursuant to Section 3.23, and (v) in the case of a Mortgage Loan required to be purchased pursuant to Section 2.03, expenses reasonably incurred or to be incurred by the Master Servicer or the Trustee in respect of the breach or defect giving rise to the purchase obligation.

          "Qualified Insurer": Any insurance company acceptable to Fannie Mae.

          "Qualified Additional Mortgage Loan": An Additional Mortgage Loan that, in the sole judgment of the Certificate Insurer, meets the same credit quality standards as the Initial Mortgage Loans.

          "Qualified Substitute Mortgage Loan": A mortgage loan substituted for a Deleted Mortgage Loan pursuant to the terms of this Agreement which must, on the date of such substitution, (i) have an outstanding principal balance, after application of all scheduled payments of principal and interest due during or prior to the month of substitution, not in excess of, and not more than 5% less than, the outstanding principal balance of the Deleted Mortgage Loan as of the Due Date in the calendar month during which the substitution occurs, (ii) if a Fixed-Rate Mortgage Loan have a Mortgage Rate not less than (and not more than one percentage point in excess of) the Mortgage Rate of the Deleted Mortgage Loan, (iii) if an Adjustable Rate Mortgage Loan, have a Maximum Mortgage Rate not less than the Maximum Mortgage Rate on the Deleted Mortgage Loan, (iv) if an Adjustable Rate Mortgage Loan, have a Minimum Mortgage Rate not less than the Minimum Mortgage Rate of the Deleted Mortgage Loan, (v) if an Adjustable Rate Mortgage Loan, have a Gross Margin equal to or greater than the Gross Margin of the Deleted Mortgage Loan, (vi) if an Adjustable Rate Mortgage Loan, have a next Adjustment Date not more than two months later than the next Adjustment Date on the Deleted Mortgage Loan, (vii) have a remaining term to maturity not greater than (and not more than one year less than) that of the Deleted Mortgage Loan,
(viii) be  current  as of the date of  substitution,  (ix) have a  Loan-to-Value
Ratio as of the date of substitution equal to or lower than the Loan-to-Value Ratio of the Deleted Mortgage Loan as of such date, (x) have a risk grading determined by the Seller at least equal to the risk grading assigned on the Deleted Mortgage Loan, (xi) have been underwritten or re-underwritten by the Seller in accordance with the same underwriting criteria and guidelines as the Deleted Mortgage Loan, (xii) conform to each representation and warranty set forth in Section 2.04 hereof applicable to the Deleted Mortgage Loan, and (xiii) be acceptable to the Certificate Insurer. In the event that one or more mortgage loans are substituted for one or more Deleted Mortgage Loans, the amounts described in clause (i) hereof shall be determined on the basis of aggregate principal balances, the Mortgage Rates described in clause (ii) hereof shall be determined on the basis of weighted average Mortgage Rates, the risk gradings described in clause (x) hereof shall be satisfied as to each such mortgage loan, the terms described in clause (vii) hereof shall be determined on the basis of weighted average remaining term to maturity, the Loan-to-Value Ratios described in clause (ix) hereof shall be satisfied as to each such mortgage loan and, except to the extent otherwise provided in this sentence, the representations and warranties described in clause (xii) hereof must be satisfied as to each Qualified Substitute Mortgage Loan or in the aggregate, as the case may be.

          "Rating Agency or Rating Agencies": S&P and Moody's or their successors. If such agencies or their successors are no longer in existence, "Rating Agencies" shall be such nationally recognized statistical rating agencies, or other comparable Persons, designated by the Depositor and acceptable to the Certificate Insurer, notice of which designation shall be given to the Trustee and Servicer.

          "Realized Loss": With respect to any Liquidated Mortgage Loan, the amount of loss realized equal to the portion of the Principal Balance remaining unpaid after application of all Net Liquidation Proceeds in respect of such Mortgage Loan.

          "Receipt": As defined in the Certificate Insurance Policy.

          "Record Date": With respect to (i) Certificate Group I, the last day of the calendar month preceding the month in which the related Distribution Date occurs and (ii) Certificate Group II, the Close of Business on the Business Day immediately preceding the related Distribution Date; PROVIDED, HOWEVER, that following the date on which Definitive Certificates for a Class are available pursuant to Section 5.02, the Record Date shall be the last day of the calendar month preceding the month in which the related Distribution Date occurs.

          "Reference Banks": Those banks (i) with an established place of business in London, England, (ii) not controlling, under the control of or under common control with the Depositor or the Master Servicer or any affiliate thereof, (iii) whose quotations appear on the Telerate Screen 3750 on the relevant Interest Determination Date and (iv) which have been designated as such by the Depositor; PROVIDED, HOWEVER, that if fewer than two of such banks provide a LIBOR rate, then any leading banks selected by the Depositor which are engaged in transactions in United States dollar deposits in the international Eurocurrency market.

          "Regular Certificate": Any of the Class A Certificates or the Class X Certificate.

          "Related Loan Group": With respect to the Group I Certificates, Loan Group I and with respect to the Group II Certificates, Loan Group II.

          "Relief Act": The Soldiers' and Sailors Civil Relief Act of 1940, as amended.

          "Relief Act Interest Shortfall": With respect to any Distribution Date and Loan Group, for any Mortgage Loan in such Loan Group to which there has been a reduction in the amount of interest collectible thereon for the most recently ended Due Period as a result of the application of the Relief Act, the amount by which (i) interest collectible on such Mortgage Loan during such Due Period is less than (ii) one month's interest on the Principal Balance of such Mortgage Loan at the Loan Rate for such Mortgage Loan before giving effect to the application of the Relief Act.

          "REMIC": A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          "REMIC I": The segregated asset pool of the Trust Fund comprised of items (i)-(vii) of the definition of "Trust Fund," but excluding (i) the Pre-Funding Accounts and the Capitalized Interest Accounts and such assets or funds as are held in such accounts from time to time.

          "REMIC I Regular Interests": The Class LT1, Class LT2, Class LT3, Class LT4, Class LT5 and Class LT6 Interests.

          "REMIC II": The segregated asset pool of the Trust Fund comprised of the REMIC I Regular Interests and all amounts distributed thereon and held in the Distribution Account.

          "REMIC II Regular Interests": The Class MT1, Class MT2, Class MT3, Class MT4, Class MT5, Class MT6, Class MTN2 and Class MTN5 Interests.

          "REMIC III": The segregated asset pool of the Trust Fund comprised of the REMIC II Regular Interests and all amounts distributed thereon and held in the Distribution Account.

          "REMIC III Group I Interest Rate": With respect to any Distribution Date, a rate obtained by dividing (A) the product of (i) 2 times (ii) the Pass-Through Rate on the Class A-1 Certificates times (iii) the principal balance of the Class MT2 Interest by (B) the sum of (x) the principal balance of the Class MT2 Interest and (y) the principal balance of the Class MT3 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

          "REMIC III Group II Interest Rate": With respect to any Distribution Date, a rate obtained by dividing (A) the product of (i) 2 times (ii) the Pass-Through Rate on the Class A-2 Certificates times (iii) the principal balance of the Class MT5 Interest by (B) the sum of (x) the principal balance of the Class MT5 Interest and (y) the principal balance of the Class MT6 Interest, such principal balances being determined before any reductions of principal balance made on such Distribution Date.

          "REMIC III Regular Interests": The Class X Certificates, the Class A-1 Regular Interest and the Class A-2 Regular Interest.

          "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of the Code, and related provisions, and temporary and final Treasury regulations promulgated thereunder, as the foregoing may be in effect from time to time (or proposed, if proposed to be retroactive).

          "Remittance Report": A report prepared by the Master Servicer and delivered to the Trustee pursuant to Section 4.04.

          "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

          "REO Account": The account or accounts maintained by the Master Servicer in respect of an REO Property pursuant to Section 3.23.

          "REO Disposition": The sale or other disposition of an REO Property on behalf of the Trust Fund.

          "REO Imputed Interest": As to any REO Property, for any calendar month during which such REO Property was at any time part of the Trust Fund, one month's interest at the applicable Mortgage Rate minus the Servicing Fee Rate on the Principal Balance of such REO Property (or, in the case of the first such calendar month, of the related Mortgage Loan if appropriate) as of the Close of Business on the Distribution Date in such calendar month.

          "REO Principal Amortization": With respect to any REO Property, for any calendar month, the excess, if any, of (a) the aggregate of all amounts received in respect of such REO Property during such calendar month, whether in the form of rental income, sale proceeds (including, without limitation, that portion of the Termination Price paid in connection with a purchase of all of the Mortgage Loans and REO Properties pursuant to Section 10.01 that is allocable to such REO Property) or otherwise, net of any portion of such amounts
(i) payable pursuant to Section 3.23 in respect of the proper operation, management and maintenance of such REO Property or (ii) payable or reimbursable to the Master Servicer pursuant to Section 3.23 for unpaid Servicing Fees in respect of the related Mortgage Loan and unreimbursed Servicing Advances and Advances in respect of such REO Property or the related Mortgage Loan, over (b) the REO Imputed Interest in respect of such REO Property for such calendar month.

          "REO Property": A Mortgaged Property acquired by the Master Servicer on behalf of the Trust Fund through foreclosure or deed-in-lieu of foreclosure, as described in Section 3.23.

          "Request for Release": A release signed by a Servicing Officer, in the form of Exhibit F attached hereto.

          "Reserve Interest Rate": With respect to any Interest Determination Date, the rate per annum that the Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 1/16 of 1%) of the one-month United States dollar lending rates which banks in The City of New York selected by the Depositor are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Trustee can determine no such arithmetic mean, in the case of any Interest Determination Date after the initial Interest Determination Date, the lowest one-month United States dollar lending rate which such New York banks selected by the Depositor are quoting on such Interest Determination Date to leading European banks.

          "Residential Dwelling": Any one of the following: (i) a detached one-family dwelling, (ii) a detached two- to four-family dwelling, (iii) a one-family dwelling unit in a condominium project, (iv) a manufactured home, or
(v) a detached one-family dwelling in a planned unit development, none of which is a co-operative or mobile home.

          "Responsible Officer": When used with respect to the Trustee, the Chairman or Vice Chairman of the Board of Directors or Trustees, the Chairman or Vice Chairman of the Executive or Standing Committee of the Board of Directors or Trustees, the President, any vice president, any assistant vice president, the Secretary, any assistant secretary, the Treasurer, any assistant treasurer, the Cashier, any assistant cashier, any trust officer or assistant trust officer, the Controller and any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and, with respect to a particular matter, to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Rolling Delinquency Percentage": With respect to any Distribution Date, the average of the Delinquency Percentages as of the last day of each of the three (or one or two, in the case of the first and second Distribution Dates, respectively) preceding Due Periods.

          "S&P": Standard & Poor's, a division of The McGraw-Hill Companies, Inc., and its successors, and, if such division shall for any reason no longer perform the functions of a securities rating agency, "S&P" shall be deemed to refer to any other "nationally recognized rating organization," as set forth on the most current list of such organizations released by the Securities and Exchange Commission.

          "Seller": Pan American Bank, FSB, or its successor in interest, in its capacity as seller under the Mortgage Loan Purchase Agreement.

          "Servicing Account": The account or accounts created and maintained pursuant to Section 3.09.

          "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Master Servicer in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of the REO Property and (iv) compliance with the obligations under Sections 3.01, 3.09, 3.16, and 3.23.

          "Servicing Fee": With respect to each Mortgage Loan and for any calendar month, an amount equal to one month's interest (or in the event of any payment of interest which accompanies a Principal Prepayment in full made by the Mortgagor during such calendar month, interest for the number of days covered by such payment of interest) at the Servicing Fee Rate on the same principal amount on which interest on such Mortgage Loan accrues for such calendar month. The Servicing Fee may be retained by any Sub-Servicer as its servicing compensation.

          "Servicing Fee Rate": 0.50% per annum.

          "Servicing Officer": Any officer of the Master Servicer involved in, or responsible for, the administration and servicing of Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Master Servicer to the Trustee and the Depositor on the Closing Date, as such list may from time to time be amended.

          "Servicing Standard": The standards set forth in Section 3.01.

          "Severely Delinquent Loan": Any Specially Serviced Mortgage Loan that has not become a Liquidated Mortgage Loan or a performing loan prior to the 150th day of delinquency (without giving effect to any grace period permitted by the related Mortgage Note) in the payment of a Monthly Payment.

          "Specially Serviced Mortgage Loan": Any Mortgage Loan which is or has been 90 or more days delinquent, the servicing of which has been transferred to the Special Servicer.

          "Special Servicer": Fairbanks Capital Corp., in its capacity as special servicer hereunder.

          "Spread Squeeze Condition": The Spread Squeeze Condition will be met with respect to a Distribution Date if the Spread Squeeze Percentage for such Distribution Date is less than 2.50% for any Distribution Date from the 13th Distribution Date to the 24th Distribution Date or 3.00% thereafter. There will be no Spread Squeeze Condition for the first 12 Distribution Dates.

          "Spread Squeeze Overcollateralization Increase Amount": For any Distribution Date on which the Step Up Spread Squeeze Test is met, an amount equal to the product obtained by multiplying (i) three, (ii) the excess, if any, of 2.50% (in the case of the 13th Distribution Date through the 24th Distribution Date) and 3.00% (in the case of the 25th Distribution Date and any Distribution Date thereafter) applicable Spread Squeeze Condition over the Spread Squeeze Percentage for such Distribution Date and (iii) the Aggregate Cut-off Date Principal Balance of the Mortgage Loans plus the Original Pre-Funding Amount.

          "Spread Squeeze Percentage": With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the product of 12 and the sum of the General Excess Available Amount for both Loan Groups for such Distribution Date, and the denominator of which is the aggregate of the Mortgage Loans and REO Properties as of such Distribution Date.

          "Startup Day": As defined in Section 9.01(b) hereof.

          "Stated Principal Balance": With respect to any Mortgage Loan: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, as shown in the Mortgage Loan Schedule, minus the sum of (i) the principal portion of each Monthly Payment due on a Due Date subsequent to the Cut-off Date, to the extent received from the Mortgagor or advanced by the Master Servicer and distributed pursuant to Section 4.01 on or before such date of determination, (ii) all Principal Prepayments received after the Cut-off Date, to the extent distributed pursuant to Section 4.01 on or before such date of determination, (iii) all Liquidation Proceeds and Insurance Proceeds applied by the Master Servicer as recoveries of principal in accordance with the provisions of Section 4.03, to the extent distributed pursuant to
Section 4.01 on or before such date of determination, and (iv) any Realized Loss incurred with respect thereto as a result of a Deficient Valuation made during or prior to the Due Period for the most recent Distribution Date coinciding with or preceding such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such Mortgage Loan would be distributed, zero. With respect to any REO Property: (a) as of any date of determination up to but not including the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, an amount (not less than zero) equal to the Stated Principal Balance of the related Mortgage Loan as of the date on which such REO Property was acquired on behalf of the Trust Fund, minus the aggregate amount of REO Principal Amortization in respect of such REO Property for all previously ended calendar months, to the extent distributed pursuant to Section 4.01 on or before such date of determination; and (b) as of any date of determination coinciding with or subsequent to the Distribution Date on which the proceeds, if any, of a Liquidation Event with respect to such REO Property would be distributed, zero.

          "Step Down Cumulative Loss Test": The Step Down Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 31st through the 41st Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 1.25% or less; (ii) for the 42nd through the 53rd Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 1.75% or less; (iii) for the 54th through the 65th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is 2.50% or less; and (iv) for any Distribution Date after the 65th Distribution Date, if the Cumulative Loss Percentage for such Distribution Date is 3.15% or less.

          "Step  Down  Rolling   Delinquency   Test":   The  Step  Down  Rolling
Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is 11.00% or less.

          "Step Down Rolling Loss Test": The Step Down Rolling Loss Test will be met with respect to a Distribution Date if the Annual Loss Percentage is less than 1.00%.

          "Step Down Trigger": For any Distribution Date after the 30th Distribution Date, the Step Down Trigger will have occurred if each of the Step Down Cumulative Loss Test, the Step Down Rolling Delinquency Test and the Step Down Rolling Loss Test is met. In no event will the Step Down Trigger be deemed to have occurred for the 30th Distribution Date or any preceding Distribution Date.

          "Stepped Down Required Overcollateralized Percentage": For any Distribution Date for which the Step Down Trigger has occurred, a percentage equal to the greater of (x) 9.90% and (y) (i) the percentage equivalent of a fraction, the numerator of which is the Group I Overcolleralized Amount or Group II Overcolleralized Amount, as applicable, as of the immediately preceding Distribution Date and the denominator of which is the aggregate Stated Principal Balance of the related Loan Group and REO Properties as of such Distribution Date, minus (ii) the percentage equivalent of a fraction, the numerator of which is the product of (A) the percentage calculated under clause (i) above minus 9.90% with respect to the Group I Mortgage Loans and 9.90% with respect to the Group II Mortgage Loans, multiplied by (B) the number of consecutive Distribution Dates through and including the Distribution Date for which the Stepped Down Required Overcollateralized Percentage is being calculated, up to a maximum of six, for which the Step Down Trigger has occurred, and the denominator of which is six.

          "Step Up Claims Denial Test": The Step Up Claims Denial Test will be met if either of the following events occurs (i) MGIC is downgraded below "A" by S&P or Moody's, or (ii) the cumulative claims denials for any 12-months preceding a Distribution Date exceed 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans at the beginning of such 12-month period.

          "Step Up Cumulative Loss Test": The Step Up Cumulative Loss Test will be met with respect to a Distribution Date as follows: (i) for the 1st through the 12th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 0.75%; (ii) for the 13th through the 24th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 1.25%; (iii) for the 25th through the 36th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 3.00%;
(iv) for the 37th through the 48th Distribution Dates, if the Cumulative Loss Percentage for such Distribution Date is more than 3.75%; and (v) for the 49th Distribution Date and any Distribution Date thereafter, if the Cumulative Loss Percentage for such Distribution Date is more than 4.25%.

          "Step Up Rolling Delinquency Test": The Step Up Rolling Delinquency Test will be met with respect to a Distribution Date if the Rolling Delinquency Percentage for such Distribution Date is more than 12.50%.

          "Step Up Rolling Loss Test": The Step Up Rolling Loss Test will be met with respect to a Distribution Date, if the Annual Loss Percentage is equal to or more than 1.50%.

          "Step Up Spread Squeeze Test": The Step Up Spread Squeeze Test will be met with respect to a Distribution Date if the Spread Squeeze Condition is met for such Distribution Date.

          "Step Up Trigger": For any Distribution Date, the Step Up Trigger will have occurred if any one of the Step Up Cumulative Loss Test, the Step Up Claims Denial Test, the Step Up Rolling Delinquency Test or the Step Up Rolling Loss Test is met.

          "Sub-Servicer": Any Person with which either Servicer has entered into a Sub-Servicing Agreement and which meets the qualifications of a Sub-Servicer pursuant to Section 3.02.

          "Sub-Servicing Account": An account established by a Sub-Servicer which meets the requirements set forth in Section 3.08 and is otherwise acceptable to the applicable Servicer.

          "Sub-Servicing   Agreement":   The  written  contract  between  either
Servicer and a Sub-Servicer relating to servicing and administration of certain Mortgage Loans as provided in Section 3.02.

          "Substitution Adjustment": As defined in Section 2.03(d) hereof.

          "Tax Matters  Person":  The tax matters person  appointed  pursuant to
Section 9.01(e) hereof.

          "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of the REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of REMIC I, REMIC II and REMIC III in their capacity as REMICs under the REMIC Provisions, together with any and all other information reports or returns that may be required to be furnished to the Certificateholders of the related Group or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

          "Termination Price": As defined in Section 10.01(a) hereof.

          "Trust": United PanAm Mortgage Loan Trust 1999-2, the trust created hereunder.

          "Trust Fund": The segregated pool of assets subject hereto, constituting the primary trust created hereby and to be administered hereunder, with respect to a portion of which three REMIC elections are to be made, such entire Trust Fund consisting of: (i) such Mortgage Loans as from time to time are subject to this Agreement, together with the Mortgage Files relating thereto, and together with all collections thereon and proceeds thereof, (ii) any REO Property, together with all collections thereon and proceeds thereof,
(iii) the Trustee's rights with respect to the Mortgage Loans under all insurance policies required to be maintained pursuant to this Agreement and any proceeds thereof, (iv) the Depositor's rights under the Mortgage Loan Purchase Agreement (including any security interest created thereby); (v) the Certificate Insurance Policy; (vi) the PMI Policy; and (vii) the Collection Account, the Distribution Account (subject to the last sentence of this definition) and any REO Account and such assets that are deposited therein from time to time and any investments thereof, together with any and all income, proceeds and payments with respect thereto. Notwithstanding the foregoing, however, the Pre-Funding Accounts and the Capitalized Interest Accounts will not be assets of any of the three REMICs, but will be beneficially owned by the Depositor for federal income tax purposes.

          "Trustee": Bankers Trust Company of California, N.A., a national banking association, or any successor trustee appointed as herein provided.

          "Trustee's Fee": The amount payable to the Trustee on each Distribution Date pursuant to Section 8.05 as compensation for all services rendered by it in the execution of the trust hereby created and in the exercise and performance of any of the powers and duties of the Trustee hereunder, which amount shall equal one twelfth of the product of (i) the Trustee Fee Rate, multiplied by (ii) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Properties as of the preceding Distribution Date (or, in the case of the initial Distribution Date, as of the Cut-off Date).

          "Trustee Fee Rate": 0.01% per annum.

          "Uninsured Cause": Any cause of damage to a Mortgaged Property such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies required to be maintained pursuant to Section 3.14.

          "United States Person or U.S. Person": A citizen or resident of the United States, a corporation, partnership or other entity treated as a corporation or partnership for federal income tax purposes (other than a partnership that is not treated as a U.S. Person pursuant to any applicable Treasury regulations) created or organized in, or under the laws of, the United States, any state thereof or the District of Columbia, or an estate the income of which is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust. The term "United States" shall have the meaning set forth in Section 7701 of the Code or successor provisions.

          "Unpaid Interest Shortfall Amount": With respect to each Class of Class A Certificates and (i) the first Distribution Date, zero, and (ii) any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such Class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such Class for such preceding Distribution Date exceeds (b) the aggregate amount distributed on such Class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the Certificates of such Class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such Class for the related Accrual Period.

          "Unutilized Funding Amount": The Pre-Funding Amount immediately after the end of the Pre-Funding Period.

          "Value": With respect to any Mortgage Loan, and the related Mortgaged Property, the lesser of:

          (i) the lesser of (a) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time or origination of the Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac, and (b) the value thereof as determined by a review appraisal conducted by the Seller in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgaged Loan with a Loan-to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (i)(a) above; and

          (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan;

provided, however, that (A) in the case of a refinanced Mortgage Loan (which is a Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property), such value of the Mortgaged Property is based solely upon the lesser of (i) the value determined by an appraisal made for the originator of such refinanced Mortgaged Loan at the time of origination of such refinanced Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac and (ii) the value thereof as determined by a review appraisal conducted by the Seller in the event any such review appraisal determines an appraised value more than 10% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio less than or equal to 80%, or more than 5% lower than the value thereof, in the case of a Mortgage Loan with a Loan-to-Value Ratio greater than 80%, as determined by the appraisal referred to in clause (ii)(A)(i) above, and (B) in the case of a Mortgage Loan originated in connection with a "lease option purchase," such value of the Mortgaged Property is based on the lower of the value determined by an appraisal made for the originator of such Mortgage Loan at the time of origination or the sale price of such Mortgaged Property if the "lease option purchase price" was set less than 12 months prior to origination, and is based on the value determined by an appraisal made for the originator of such Mortgage Loan at the time of the origination if the "lease option purchase price" was set 12 months or more prior to origination.

          "Voting  Rights":  The  portion  of the  voting  rights  of all of the
Certificates which is allocated to any Certificate. Except as otherwise expressly provided for herein, on any date on which no Certificate Insurer Default exists and is continuing and the Class A Certificates are outstanding or any amounts are owed the Certificate Insurer under the Insurance Agreement, all of the Voting Rights allocated to the Certificateholders shall be vested in the Certificate Insurer. However, if a Certificate Insurer Default exists and is continuing and no amounts are owed to the Certificate Insurer under the Insurance Agreement, the Voting Rights allocated among Holders of such Certificates outstanding shall be the fraction, expressed as a percentage, the numerator of which is the aggregate Certificate Balance of all the Certificates of such Class then outstanding and the denominator of which is the aggregate Certificate Balance of all the Certificates then outstanding. The Voting Rights allocated to a Class of Certificates shall be allocated among all holders of each such Class in proportion to the outstanding Certificate Balance of such Certificates; PROVIDED, HOWEVER, that any Certificate registered in the name of the Master Servicer, the Depositor or the Trustee or any of their respective affiliates shall not be included in the calculation of Voting Rights; PROVIDED FURTHER that when none of the Class A Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class X Certificates, and if no Regular Certificates are outstanding, 100% of the Voting Rights shall be allocated among Holders of the Class R Certificates in accordance with such Holders' respective Percentage Interests in the Certificates of such Class.

          Section 1.02 ACCOUNTING.

          Unless otherwise specified herein, for the purpose of any definition or calculation, whenever amounts are required to be netted, subtracted or added or any distributions are taken into account such definition or calculation and any related definitions or calculations shall be determined without duplication of such functions.


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

          Section 2.01 CONVEYANCE OF MORTGAGE LOANS.

          The Depositor, concurrently with the execution and delivery hereof, does hereby transfer, assign, set over and otherwise convey to the Trustee without recourse for the benefit of the Certificateholders and the Certificate Insurer all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in and to (i) each Initial Mortgage Loan identified on the Mortgage Loan Schedule, including the related Cut-off Date Principal Balance, all interest due thereon after the Cut-off Date and all collections in respect of interest and principal due after the Cut-off Date; (ii) any real property that secured each such Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of the Mortgage Loans; (iv) all proceeds of any of the foregoing; (v) the rights of the Depositor under the Mortgage Loan Purchase Agreement, and (vi) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal due to the Depositor or the Master Servicer after the Cut-off Date with respect to the Initial Mortgage Loans.

          In connection with such transfer and assignment, the Seller, on behalf of the Depositor, does hereby deliver to, and deposit with the Trustee, or its designated agent (the "Custodian"), the following documents or instruments with respect to each Mortgage Loan (a "Mortgage File") so transferred and assigned:

          (i) the original Mortgage Note, endorsed either (A) in blank, in which case the Trustee shall cause the endorsement to be completed upon the request of and at the expense of the Seller or (B) in the following form:
     "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of October 1, 1999, United PanAm Mortgage Loan Trust 1999-2, Asset-Backed Certificates, Series 1999-2, without recourse", or with respect to any lost Mortgage Note, an original Lost Note Affidavit stating that the original mortgage note was lost, misplaced or destroyed, together with a copy of the related mortgage note; PROVIDED, HOWEVER, that such substitutions of Lost Note Affidavits for original Mortgage Notes may occur only with respect to Mortgage Loans, the aggregate Cut-off Date Principal Balance of which is less than or equal to 1.00% of the Pool Balance as of the Cut-off Date;

          (ii) the original Mortgage with evidence of recording thereon, and the original recorded power of attorney, if the Mortgage was executed pursuant to a power of attorney, with evidence of recording thereon or, if such Mortgage or power of attorney has been submitted for recording but has not been returned from the applicable public recording office, has been lost or is not otherwise available, a copy of such Mortgage or power of attorney, as the case may be, certified to be a true and complete copy of the original submitted for recording;

          (iii) an original Assignment of Mortgage, in form and substance acceptable for recording. The Mortgage shall be assigned either (A) in blank or (B) to "Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of October 1, 1999, United PanAm Mortgage Loan Trust 1999-2, Asset-Backed Certificates, Series 1999-2, without recourse";

          (iv) an original copy of any intervening assignment of Mortgage showing a complete chain of assignments;

          (v) the original or a certified copy of lender's title insurance policy; and

          (vi) the original or copies of each assumption, modification, written assurance or substitution agreement, if any.

          The Trustee agrees to execute and deliver (or cause the Custodian to execute and deliver) to the Depositor on or prior to the Closing Date an acknowledgment of receipt of the original Mortgage Note (with any exceptions noted), substantially in the form attached as Exhibit G-3 hereto.

          The Seller shall within 20 days of receiving written instructions to such effect from the Certificate Insurer or the Trustee following the Closing Date submit or cause to be submitted for recording, at the Seller's expense and at no expense to the Trust Fund, the Trustee, the PMI Insurer or the Certificate Insurer, in the appropriate public office for real property records, each Assignment referred to in Sections 2.01(iii) and (iv) above. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly prepare or cause to be prepared a substitute Assignment or cure or cause to be cured such defect, as the case may be, and thereafter submit each such Assignment for recordation.

          If any of the documents referred to in Section 2.01(ii), (iii) or (iv) above has as of the Closing Date (or such other time permitted under such provisions) been submitted for recording but either (x) has not been returned from the applicable public recording office or (y) has been lost or such public recording office has retained the original of such document, the obligations of the Seller to deliver such documents shall be deemed to be satisfied upon (1) delivery to the Trustee or the Custodian no later than the Closing Date, of a copy of each such document certified by the Seller in the case of (x) above or the applicable public recording office in the case of (y) above to be a true and complete copy of the original that was submitted for recording and (2) if such copy is certified by the Seller, delivery to the Trustee or the Custodian, promptly upon receipt thereof of either the original or a copy of such document certified by the applicable public recording office to be a true and complete copy of the original. If the original lender's title insurance policy, or a certified copy thereof, was not delivered pursuant to Section 2.01(v) above, the Seller shall deliver or cause to be delivered to the Trustee or the Custodian, the original or a copy of a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company, with the original or a certified copy thereof to be delivered to the Trustee or the Custodian, promptly upon receipt thereof. The Seller shall deliver or cause to be delivered to the Trustee or the Custodian promptly upon receipt thereof any other documents constituting a part of a Mortgage File received with respect to any Mortgage Loan, including, but not limited to, any original documents evidencing an assumption or modification of any Mortgage Loan.

          Upon discovery or receipt of notice of any materially defective document in, or that a document is missing from, a Mortgage File, the Seller shall have 90 days to cure such defect or deliver such missing document to the Trustee or the Custodian. If the Seller does not cure such defect or deliver such missing document within such time period, the Seller shall either repurchase or substitute for such Mortgage Loan in accordance with Section 2.03. The Seller shall cause the Assignments of Mortgage which were delivered in blank and cause to be completed and shall cause all Assignments referred to in Section 2.01(iii) hereof and, to the extent necessary, in Section 2.01(iv) hereof to be recorded; PROVIDED, HOWEVER, the Seller need not cause to be recorded any Assignment which relates to a Mortgage Loan in any jurisdiction under the laws of which, as evidenced by an Opinion of Counsel delivered by the Seller to the Trustee, the Certificate Insurer and the Rating Agencies, the recordation of such assignment is not necessary to protect the Trustee's interest in the related Mortgage Loan. The Seller shall be required to deliver such Assignments for recording within 30 days of the Closing Date. The Seller shall furnish the Trustee, or its designated agent, with a copy of each assignment of Mortgage submitted for recording. In the event that any such Assignment is lost or returned unrecorded because of a defect therein, the Seller shall promptly have a substitute Assignment prepared or have such defect cured, as the case may be, and thereafter cause each such Assignment to be duly recorded. In the event that any Mortgage Note is endorsed in blank as of the Closing Date, promptly following the Closing Date the Seller shall cause to be completed such endorsements "Pay to the order of Bankers Trust Company of California, N.A., as Trustee under the Pooling and Servicing Agreement, dated as of October 1, 1999, United PanAm Mortgage Loan Trust 1999-2, Series 1999-2, without recourse."

          The Depositor herewith delivers to the Trustee an executed copy of the Mortgage Loan Purchase Agreement.

          In addition, on or prior to the Closing Date, the Seller shall cause the Certificate Insurer and the PMI Insurer to deliver the Certificate Insurance Policy and the PMI Policy, respectively, to the Trustee.

          The Master Servicer shall forward to the Custodian original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two weeks of their execution; provided, however, that the Master Servicer shall provide the Custodian with a certified true copy of any such document submitted for recordation within two weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within 270 days of its submission for recordation. In the event that the Master Servicer cannot provide a copy of such document certified by the public recording office within such 270 day period, the Master Servicer shall deliver to the Custodian, within such 270 day period, an Officer's Certificate of the Master Servicer which shall (A) identify the recorded document, (B) state that the recorded document has not been delivered to the Custodian due solely to a delay caused by the public recording office, (C) state the amount of time generally required by the applicable recording office to record and return a document submitted for recordation, if known, and (D) specify the date the applicable recorded document is expected to be delivered to the Custodian, if known, and, upon receipt of a copy of such document certified by the public recording office, the Master Servicer shall immediately deliver such document to the Custodian. In the event the appropriate public recording office will not certify as to the accuracy of such document, the Master Servicer shall deliver a copy of such document certified by an officer of the Master Servicer to be a true and complete copy of the original to the Custodian.

          Section 2.02 ACCEPTANCE BY TRUSTEE.

          The Trustee acknowledges the receipt of the Certificate Insurance Policy and the PMI Policy and, subject to the provisions of Section 2.01 and subject to the review described below and any exceptions noted on the exception report described in the next paragraph below, the documents referred to in
Section 2.01 above and all other assets included in the definition of "Trust Fund" and declares that it holds and will hold such documents and the other documents delivered to it constituting a Mortgage File, and that it holds or will hold all such assets and such other assets included in the definition of "Trust Fund" in trust for the exclusive use and benefit of all present and future Certificateholders, and the Certificate Insurer.

          The Trustee agrees, for the benefit of the Certificateholders and the Certificate Insurer to review, or that it has reviewed (or to cause the Custodian to review or that it has caused the Custodian to have reviewed) each Mortgage File on or prior to the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage Loan, within 45 days after the assignment thereof). The Trustee further agrees, for the benefit of the Certificateholders and the Certificate Insurer, to certify in substantially the form attached hereto as Exhibit G-1, within 45 days after the Closing Date (or, with respect to any document delivered after the Startup Day, within 45 days of receipt and with respect to any Qualified Substitute Mortgage, within 45 days after the assignment thereof) that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in the exception report annexed thereto as not being covered by such certification), (i) all documents required to be delivered to it pursuant Section 2.01 of this Agreement are in its possession, (ii) such documents have been reviewed by it and have not been mutilated, damaged or torn and relate to such Mortgage Loan and (iii) based on its examination and only as to the foregoing, the information set forth in the Mortgage Loan Schedule that corresponds to items (i) and (ii) of the Mortgage Loan Schedule accurately reflects information set forth in the Mortgage File. It is herein acknowledged that, in conducting such review, the Trustee (or the Custodian, as applicable) is under no duty or obligation to inspect, review or examine any such documents, instruments, certificates or other papers to determine that they are genuine, enforceable, or appropriate for the represented purpose or that they have actually been recorded or that they are other than what they purport to be on their face.

          Prior to the first anniversary date of this Agreement the Trustee shall deliver (or cause the Custodian to deliver) to the Depositor, the Master Servicer and the Certificate Insurer a final certification in the form annexed hereto as Exhibit G-2 evidencing the completeness of the Mortgage Files, with any applicable exceptions noted thereon.

          If in the process of reviewing the Mortgage Files and making or preparing, as the case may be, the certifications referred to above, the Trustee (or the Custodian, as applicable) finds any document or documents constituting a part of a Mortgage File to be missing or defective in any material respect, at the conclusion of its review the Trustee shall so notify the Seller, the Depositor, the Master Servicer and the Certificate Insurer. In addition, upon the discovery by the Seller, Depositor or the Master Servicer (or upon receipt by the Trustee of written notification of such breach) of a breach of any of the representations and warranties made by the Seller in the related Mortgage Loan Purchase Agreement in respect of any Mortgage Loan which materially adversely affects such Mortgage Loan or the interests of the related Certificateholders in such Mortgage Loan, the party discovering such breach shall give prompt written notice to the other parties to this Agreement and the Certificate Insurer.

          The Depositor and the Trustee intend that the assignment and transfer herein contemplated constitute a sale of the Mortgage Loans, the related Mortgage Notes and the related documents, conveying good title thereto free and clear of any liens and encumbrances, from the Depositor to the Trustee and that such property not be part of the Depositor's estate or property of the Depositor in the event of any insolvency by the Depositor. In the event that such conveyance is deemed to be, or to be made as security for, a loan, the parties intend that the Depositor shall be deemed to have granted and does hereby grant to the Trustee a first priority perfected security interest in all of the Depositor's right, title and interest in and to the Mortgage Loans, the related Mortgage Notes and the related documents, and that this Agreement shall constitute a security agreement under applicable law.

          Section  2.03  REPURCHASE  OR  SUBSTITUTION  OF MORTGAGE  LOANS BY THE
SELLER.

          (a) With respect to any Mortgage Loan that has been converted to an REO Property, all references in this Section 2.03 to "Mortgage Loan" shall be deemed to refer to such REO Property. With respect to any Mortgage Loan that the Seller is required to repurchase that is or becomes a Liquidated Mortgage Loan, in lieu of repurchasing such Mortgage Loan, the Seller shall deposit an amount equal to the amount of the Realized Loss, if any, incurred in connection with the liquidation of such Mortgage Loan within the same time period in which the Seller would have otherwise been required to repurchase such Mortgage Loan.

          (b) Upon discovery or receipt of written notice of any materially defective document in, or that a document is missing from, a Mortgage File or of the breach by the Seller of any representation, warranty or covenant under the Mortgage Loan Purchase Agreement or in Section 2.04 in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the Certificateholders, or the Certificate Insurer, the Trustee shall promptly notify the Seller, the Certificate Insurer, and the Master Servicer of such defect, missing document or breach and request that the Seller deliver such missing document or cure such defect or breach within 90 days from the date the Seller was notified of such missing document, defect or breach, and if the Seller does not deliver such missing document or cure such defect or breach in all material respects during such period, the Trustee shall enforce the Seller's obligation under the Mortgage Loan Purchase Agreement and cause the Seller to repurchase such Mortgage Loan from the Trust Fund at the Purchase Price on or prior to the Determination Date following the expiration of such 90 day period (subject to Section 2.03(e), such enforcement to be commenced by providing written notice to Seller within 30 days of the date Seller was obligated to cure such defect or breach); PROVIDED that, in connection with any such breach that could not reasonably have been cured within such 90 day period, if the Seller shall have commenced to cure such breach within such 90 day period, the Seller shall be permitted to proceed thereafter diligently and expeditiously to cure the same within the additional period provided under the Mortgage Loan Purchase Agreement. The Purchase Price for the repurchased Mortgage Loan shall be deposited in the Collection Account, and the Trustee, upon receipt of written certification from the Master Servicer of such deposit, shall release to the Seller the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall furnish to it and as shall be necessary to vest in the Seller any Mortgage Loan released pursuant hereto and the Trustee shall have no further responsibility with regard to such Mortgage File (it being understood that the Trustee shall have no responsibility for determining the sufficiency of such assignment for its intended purpose). In lieu of repurchasing any such Mortgage Loan as provided above, the Seller may cause such Mortgage Loan and, if applicable, any primary mortgage loan insurance covering such Mortgage Loan, to be removed from the Trust Fund (in which case such Mortgage Loan shall become a Deleted Mortgage Loan) and substitute one or more Qualified Substitute Mortgage Loans in the manner and subject to the limitations set forth in Section 2.03(d). It is understood and agreed that the obligation of the Seller to cure or to repurchase (or to substitute for) any Mortgage Loan as to which a document is missing, a material defect in a constituent document exists or as to which such a breach has occurred and is continuing shall constitute the sole remedy against the Seller respecting such omission, defect or breach available to the Trustee on behalf of the Certificateholders, the PMI Insurer and the Certificate Insurer.

          (c) [Reserved]

          (d) Within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of any representation, warranty or covenant of the Master Servicer set forth in Section 2.05 which materially and adversely affects the interests of the Certificateholders, or the Certificate Insurer in any Mortgage Loan, the Master Servicer shall cure such breach in all material respects.

          (e) Any substitution of Qualified Substitute Mortgage Loans for Deleted Mortgage Loans made pursuant to Section 2.03(a) must be effected prior to the last Business Day that is within two years after the Closing Date. As to any Deleted Mortgage Loan for which the Seller substitutes a Qualified Substitute Mortgage Loan or Loans, such substitution shall be effected by the Seller delivering to the Trustee, for such Qualified Substitute Mortgage Loan or Loans, the Mortgage Note, the Mortgage, the Assignment to the Trustee, and such other documents and agreements, with all necessary endorsements thereon, as are required by Section 2.01, together with an Officers' Certificate providing that each such Qualified Substitute Mortgage Loan satisfies the definition thereof and specifying the Substitution Adjustment (as described below), if any, in connection with such substitution. The Trustee shall acknowledge receipt for such Qualified Substitute Mortgage Loan or Loans and, within ten Business Days thereafter, shall review such documents as specified in Section 2.02 and deliver to the Master Servicer, and the Certificate Insurer, with respect to such Qualified Substitute Mortgage Loan or Loans, a certification substantially in the form attached hereto as Exhibit G-1, with any applicable exceptions noted thereon. Within one year of the date of substitution, the Trustee shall deliver to the Master Servicer and the Certificate Insurer a certification substantially in the form of Exhibit G-2 hereto with respect to such Qualified Substitute Mortgage Loan or Loans, with any applicable exceptions noted thereon. Monthly Payments due with respect to Qualified Substitute Mortgage Loans in the month of substitution are not part of the Trust Fund and will be retained by the Seller. For the month of substitution, distributions to Certificateholders will reflect the collections and recoveries in respect of such Deleted Mortgage Loan in the Due Period preceding the month of substitution and the Depositor or the Seller, as the case may be, shall thereafter be entitled to retain all amounts subsequently received in respect of such Deleted Mortgage Loan. The Seller shall give or cause to be given written notice to the Certificateholders, and the Certificate Insurer that such substitution has taken place, shall amend the Mortgage Loan Schedule to reflect the removal of such Deleted Mortgage Loan from the terms of this Agreement and the substitution of the Qualified Substitute Mortgage Loan or Loans and shall deliver a copy of such amended Mortgage Loan Schedule to the Trustee and the Certificate Insurer. Upon such substitution, such Qualified Substitute Mortgage Loan or Loans shall constitute part of the
Mortgage Pool and shall be subject in all respects to the terms of this Agreement and, in the case of a substitution effected by the Seller, the
Mortgage Loan Purchase Agreement, including, in the case of a substitution effected by the Seller all applicable representations and warranties thereof included in the Mortgage Loan Purchase Agreement and all applicable representations and warranties thereof set forth in Section 2.04, in each case as of the date of substitution.

          For any month in which the Seller substitutes one or more Qualified Substitute Mortgage Loans for one or more Deleted Mortgage Loans, the Master Servicer will determine the amount (the "Substitution Adjustment"), if any, by which the aggregate Purchase Price of all such Deleted Mortgage Loans exceeds the aggregate, as to each such Qualified Substitute Mortgage Loan, of the principal balance thereof as of the date of substitution, together with one month's interest on such principal balance at the applicable Mortgage Rate. On the date of such substitution, the Seller will deliver or cause to be delivered to the Master Servicer for deposit in the Collection Account an amount equal to the Substitution Adjustment, if any, and the Trustee, upon receipt of the related Qualified Substitute Mortgage Loan or Loans and certification by the Master Servicer of such deposit, shall release to the Seller the related Mortgage File or Files and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Seller shall deliver to it and as shall be necessary to vest therein any Deleted Mortgage Loan released pursuant hereto. In addition, the Trustee shall assign to the Seller any of the Trustee's rights under the PMI Policy in respect of any such Deleted Mortgage Loan released to the Seller.

          (f) Upon discovery by the Seller, the Master Servicer, the Certificate Insurer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall within two Business Days give written notice thereof to the other parties and the Certificate Insurer. In connection therewith, the Seller shall repurchase or, subject to the limitations set forth in Section 2.03(d), substitute one or more Qualified Substitute Mortgage Loans for the affected Mortgage Loan within 90 days of the earlier of discovery or receipt of such notice with respect to such affected Mortgage Loan. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a), if made by the Seller. The Trustee shall reconvey to the Seller the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty.

          Section 2.04 REPRESENTATIONS AND WARRANTIES OF THE SELLER WITH RESPECT TO THE MORTGAGE LOANS.

          The Seller hereby represents and warrants to the Trustee for the benefit of the Certificateholders and the Certificate Insurer that, as of the Closing Date or as of such other date specifically provided herein, the representations and warranties made by the Seller pursuant to Section 3.01 of the Mortgage Loan Purchase Agreement are hereby being made to the Trustee and are true and correct as of the Closing Date.

          With respect to the representations and warranties incorporated in this Section 2.04 that are made to the best of the Seller's knowledge or as to which the Seller has no knowledge, if it is discovered by the Depositor, the Seller, the Master Servicer, the Certificate Insurer or the Trustee that the substance of such representation and warranty is inaccurate and such inaccuracy materially and adversely affects the value of the related Mortgage Loan or the interest therein of the Certificateholders, or the Certificate Insurer then, notwithstanding the Seller's lack of knowledge with respect to the substance of such representation and warranty being inaccurate at the time the representation or warranty was made, such inaccuracy shall be deemed a breach of the applicable representation or warranty.

          Within ninety days of its discovery or its receipt of notice of any such missing or materially defective documentation or any such breach of a representation or warranty, the Seller shall promptly deliver such missing document or cure such defect or breach in all material respects, or in the event such defect or breach cannot be cured, the Seller shall repurchase the affected Mortgage Loan or cause the removal of such Mortgage Loan from the Trust Fund and substitute for it one or more Qualified Substitute Mortgage Loans, in either case, in accordance with Section 2.03.

          It is understood and agreed that the representations and warranties incorporated in this Section 2.04 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Certificateholders and the Certificate Insurer notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by any of the Depositor, the Master Servicer, the Special Servicer, the Seller or the Trustee of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders, or the Certificate Insurer, the party discovering such breach shall give prompt written notice to the other parties and the Certificate Insurer, and in no event later than two Business Days from the date of such discovery. It is understood and agreed that the obligations of the Seller set forth in Section 2.03(a) to cure, substitute for or repurchase a Mortgage Loan pursuant to the Mortgage Loan Purchase Agreement constitute the sole remedies available to the Certificateholders, the Certificate Insurer or to the Trustee on their behalf respecting a breach of the representations and warranties incorporated in this
Section 2.04.

          Section 2.05 REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE MASTER SERVICER.

          The Master Servicer hereby represents, warrants and covenants to the Trustee, for the benefit of each of the Trustee, the Certificate Insurer and the Certificateholders and to the Depositor that as of the Closing Date or as of such date specifically provided herein:

          (i) The Master Servicer is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing or is exempt from such licensure, qualification or requirement of good standing in the states where the Mortgaged Property is located if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Master Servicer or is a condition to the enforceability or validity of each Mortgage Loan; the Master Servicer has the power and authority to execute and deliver this Agreement and to perform in accordance herewith; the execution, delivery and performance of this Agreement (including all instruments of transfer to be delivered pursuant to this Agreement) by the Master Servicer and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement constitutes the valid, binding and enforceable obligation of the Master Servicer, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally or the rights of federally insured financial institutions; and all requisite corporate action has been taken by the Master Servicer to make this Agreement valid and binding upon the Master Servicer in accordance with its terms;

          (ii) The consummation of the transactions contemplated by this Agreement are in the ordinary course of business of the Master Servicer and will not result in the breach of any term or provision of the charter or by-laws of the Master Servicer or result in the breach of any term or provision of, or conflict with or constitute a default under or result in the acceleration of any obligation under, any agreement, indenture or loan or credit agreement or other instrument to which the Master Servicer or its property is subject, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Master Servicer or its property is subject;

          (iii) The execution and delivery of this Agreement by the Master Servicer and the performance and compliance with its obligations and covenants hereunder do not require the consent or approval of any governmental authority or, if such consent or approval is required, it has been obtained;

          (iv) This Agreement, and all documents and instruments contemplated hereby which are executed and delivered by the Master Servicer, constitute and will constitute valid, legal and binding obligations of the Master Servicer, enforceable in accordance with their respective terms, except as the enforcement thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, or the rights of creditors of federally insured financial institutions, and general principles of equity;

          (v) [Reserved];

          (vi) The Master Servicer does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

          (vii) There is no action, suit, proceeding or investigation pending or, to its knowledge, threatened against the Master Servicer that, either individually or in the aggregate, (A) could reasonably be expected to prohibit or materially and adversely affect the performance by such Servicer of its obligations under, or validity or enforceability of, this Agreement, or (B) could reasonably be expected to result in any material impairment of the right or ability of the Master Servicer to carry on its business substantially as now conducted, or (C) could reasonably be expected to result in any material liability on the part of the Master Servicer, or (D) would draw into question the validity or enforceability of this Agreement or of any action taken or to be taken in connection with the obligations of the Master Servicer contemplated herein, or (E) would otherwise be likely to impair materially the ability of the Master Servicer to perform under the terms of this Agreement;

          (viii) Neither this Agreement nor any information, certificate of an officer, statement furnished in writing or report delivered to the Trustee by the Master Servicer in connection with the transactions contemplated hereby contains any untrue statement of a material fact;

          (ix) The Master Servicer (a) acknowledges that its performance under this Agreement will be adversely affected if it is unable to become "Year 2000 Compliant" prior to January 1, 2000, (b) has made an assessment of the microchip and computer-based systems, hardware, software and other equipment used by the Master Servicer in connection with such performance (collectively, "Systems") and (c) confirms that it has developed and is implementing a program to help assure that its Systems will be Year 2000 Compliant by January 1, 2000. As used herein, "Year 2000 Compliant" means
     (1) the Systems process, provide and/or receive (provided data received from third party providers is Year 2000 Compliant), so as to avoid the occurrence of a material adverse effect thereon, date data (including without limitation calculating, comparing, and sequencing), within, from, into, and between centuries, including leap year calculations, and (2) none of the performance or the functionality or the Master Servicer's performance under this Agreement will be materially adversely affected by dates prior to, on or after January 1, 2000; and

          (x) The information set forth in the Prepayment Premium Schedule relating to Prepayment Premiums (including the Prepayment Premium Schedule attached thereto) is complete, true and correct in all material respects on the date or dates when such information is furnished and each Prepayment Premium is permissible and enforceable in accordance with its terms (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally or the collectability thereof may be limited due to acceleration in connection with a foreclosure) under applicable state law;

          (xi) The Master Servicer will not waive any Prepayment Premium unless it is waived in accordance with the standard set forth in Section 3.07.

          It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.05 shall survive delivery of the Mortgage Files to the Trustee and shall inure to the benefit of the Trustee, the Depositor, the Certificate Insurer and the Certificateholders. Upon discovery by any of the Depositor, the Master Servicer, the Special Servicer, the Seller or the Trustee of a breach of any of the foregoing representations, warranties and covenants which materially and adversely affects the value of any Mortgage Loan or the interests therein of the Certificateholders or the Certificate Insurer, the party discovering such breach shall give prompt written notice (but in no event later than two Business Days following such discovery) to the Master Servicer, the Seller, the Certificate Insurer and the Trustee.

          If, within 90 days of the earlier of discovery by the Master Servicer or receipt of notice by the Master Servicer of the breach of the representation or covenant of the Master Servicer set forth in Sections 2.05(x) or 2.05(xi) above which materially and adversely affects the interests of the Holders of the Certificates or the Certificate Insurer in any Prepayment Premium, the Master Servicer shall remedy such breach as follows: (a) if the representation made by the Master Servicer in Section 2.05(x) above is breached and a Principal Prepayment has occurred in the applicable Prepayment Period, the Master Servicer shall pay the amount of the scheduled Prepayment Premium, for the benefit of the Holders of the Certificates and the Certificate Insurer, by depositing such amount into the Collection Account, net of any amount previously collected by the Master Servicer or paid by the Master Servicer, for the benefit of the Holders of Certificates or the Certificate Insurer, in the respect of such Prepayment Premium; and (b) if the covenant of the Master Servicer in Section 2.05(xi) above is breached, the Master Servicer shall remedy such breach by paying the amount of the Prepayment Premium as to which such covenant was breached, for the benefit of the Holders of the Certificates and the Certificate Insurer, by depositing such amount into the Collection Account.

          Section 2.06 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

          The Depositor represents and warrants to the Trust and the Trustee on behalf of the Certificateholders and the Certificate Insurer as follows:

          (i) This agreement constitutes a legal, valid and binding obligation of the Depositor, enforceable against the Depositor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect affecting the enforcement of creditors' rights in general an except as such enforceability may be limited by general principles of equity (whether considered in a proceeding at law or in equity);

          (ii) Immediately prior to the sale and assignment by the Depositor to the Trustee on behalf of the Trust of each Mortgage Loan, the Depositor had good and marketable title to each Mortgage Loan (insofar as such title was conveyed to it by the Seller) subject to no prior lien, claim, participation interest, mortgage, security interest, pledge, charge or other encumbrance or other interest of any nature;

          (iii) As of the Closing Date, the Depositor has transferred all right, title interest in the Mortgage Loans to the Trustee on behalf of the Trust;

          (iv) The Depositor has not transferred the Mortgage Loans to the Trustee on behalf of the Trust with any intent to hinder, delay or defraud any of its creditors;

          (v) The Depositor has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware, with full corporate power and authority to own its assets and conduct its business as presently being conducted;

          (vi) The Depositor is not in violation of its articles of incorporation or by-laws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Depositor is a party or by which it or its properties may be bound, which default might result in any material adverse changes in the financial condition, earnings, affairs or business of the Depositor or which might materially and adversely affect the properties or assets, taken as a whole, of the Depositor;

          (vii) The execution, delivery and performance of this Agreement by the Depositor, and the consummation of the transactions contemplated thereby, do not and will not result in a material breach or violation of any of the terms or provisions of, or, to the knowledge of the Depositor, constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Depositor is a party or by which the Depositor is bound or to which any of the property or assets of the Depositor is subject, nor will such actions result in any violation of the provisions of the articles of incorporation or by-laws of the Depositor or, to the best of the Depositor's knowledge without independent investigation, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Depositor or any of its properties or assets (except for such conflicts, breaches, violations and defaults as would not have a material adverse effect on the ability of the Depositor to perform its obligations under this Agreement);

          (viii) To the best of the Depositor's knowledge without any independent investigation, no consent, approval, authorization, order, registration or qualification of or with any court or governmental agency or body of the United States or any other jurisdiction is required for the issuance of the Certificates, or the consummation by the Depositor of the other transactions contemplated by this Agreement, except such consents, approvals, authorizations, registrations or qualifications as (a) may be required under State securities or Blue Sky laws, (b) have been previously obtained or (c) the failure of which to obtain would not have a material adverse effect on the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement; and

          (ix)  There are no  actions,  proceedings  or  investigations  pending before or, to the Depositor's knowledge, threatened by any court, administrative agency or other tribunal to which the Depositor is a party or of which any of its properties is the subject: (a) which if determined adversely to the Depositor would have a material adverse effect on the business, results of operations or financial condition of the Depositor;
     (b) asserting the invalidity of this Agreement or the Certificates; (c) seeking to prevent the issuance of the Certificates or the consummation by the Depositor of any of the transactions contemplated by this Agreement, as the case may be; or (d) which might materially and adversely affect the performance by the Depositor of its obligations under, or the validity or enforceability of, this Agreement.

          Section 2.07 ISSUANCE OF CERTIFICATES.

          The Trustee acknowledges the assignment to it of the Mortgage Loans and the delivery to it of the Mortgage Files, subject to the provisions of Sections 2.01 and 2.02, together with the assignment to it of all other assets included in the Trust Fund, receipt of which is hereby acknowledged. Concurrently with such assignment and delivery and in exchange therefor, the Trustee, pursuant to the written request of the Depositor executed by an officer of the Depositor, has executed, authenticated and delivered to or upon the order of the Depositor, the Certificates in authorized denominations. The interests evidenced by the Certificates, constitute the entire beneficial ownership interest in the Trust Fund.

          Section 2.08 REPRESENTATIONS AND WARRANTIES OF THE SELLER.

          The Seller hereby represents and warrants to the Trust and the Trustee on behalf of the Certificateholders, the Certificate Insurer and the Depositor that as of the Closing Date or as of such date specifically provided herein:

          (i) The Seller is duly organized, validly existing and in good standing as a federal savings bank and has the power and authority to own its assets and to transact the business in which it is currently engaged. The Seller is duly qualified to do business and is in good standing in each jurisdiction in which the character of the business transacted by it or properties owned or leased by it requires such qualification and in which the failure to so qualify would have a material adverse effect on (a) its business, properties, assets or condition (financial or other), (b) the performance of its obligations under this Agreement, (c) the value or marketability of the Mortgage Loans, or (d) its ability to foreclose on the related Mortgaged Properties to the extent such foreclosure is conducted by the Master Servicer.

          (ii) The Seller has the power and authority to make, execute, deliver and perform this Agreement and to consummate all of the transactions contemplated hereunder and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. When executed and delivered, this Agreement will constitute the Seller's legal, valid and binding obligations enforceable in accordance with its terms, except as enforcement of such terms may be limited by (1) bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting the enforcement of creditors' rights generally and the rights of creditors of federally insured financial institutions and by the availability of equitable remedies, (2) general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) or (3) public policy considerations underlying the securities laws, to the extent that such policy considerations limit the enforceability of the provisions of this Agreement which purport to provide indemnification from securities laws liabilities.

          (iii) The Seller holds all necessary licenses, certificates and permits from all governmental authorities necessary for conducting its business as it is presently conducted. It is not required to obtain the consent of any other party or any consent, license, approval or authorization from, or registration or declaration with, any governmental authority, bureau or agency in connection with the execution, delivery, performance, validity or enforceability of this Agreement, except for such consents, licenses, approvals or authorizations, or registrations or declarations as shall have been obtained or filed, as the case may be, prior to the Closing Date.

          (iv) The execution, delivery and performance of this Agreement by the Seller will not conflict with or result in a breach of, or constitute a default under, any provision of any existing law or regulation or any order or decree of any court applicable to the Seller or any of its properties or any provision of its articles of incorporation or by-laws, or constitute a material breach of, or result in the creation or imposition of any lien, charge or encumbrance upon any of its properties pursuant to any mortgage, indenture, contract or other agreement to which it is a party or by which it may be bound.

          (v) No certificate of an officer, written statement or written report delivered pursuant to the terms hereof by the Seller contains any untrue statement of a material fact or omits to state any material fact necessary to make the certificate, statement or report not misleading.

          (vi) The transactions contemplated by this Agreement are in the ordinary course of the Seller's business.

          (vii) The Seller is not insolvent, nor will the Seller be made insolvent by the transfer of the Mortgage Loans to the Depositor, nor is the Seller aware of any pending insolvency of the Seller.

          (viii) The Seller is not in violation of, and the execution and delivery of this Agreement by it and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court, or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction, which violation would materially and adversely affect the Seller's financial condition (financial or otherwise) or operations, or materially and adversely affect the performance of any of its duties hereunder.

          (ix) There are no actions or proceedings against the Seller, or pending or, to its knowledge, threatened, before any court, administrative agency or other tribunal; nor, to its knowledge, are there any investigations (i) that, if determined adversely, would prohibit the Seller from entering into this Agreement, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (iii) that, if determined adversely, would prohibit or materially and adversely affect the Seller's ability to perform any of its respective obligations under, or the validity or enforceability of, this Agreement.

          (x) The Seller did not transfer the Mortgage Loans to the Depositor with any intent to hinder, delay or defraud any of its creditors.

          (xi) The Seller acquired title to the Mortgage Loans in good faith, without notice of any adverse claims.

          (xii) The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Seller to the Depositor are not subject to the bulk transfer laws or any similar statutory provisions in effect in any applicable jurisdiction.

          Section 2.09 COVENANTS OF THE SELLER.

          The Seller hereby covenants that except for the transfer hereunder, the Seller will not sell, pledge, assign or transfer to any other Person, or grant, create, incur, assume or suffer to exist any lien on any Mortgage Loan, or any interest therein; the Seller will notify the Trustee, as assignee of the Depositor, of the existence of any lien on any Mortgage Loan immediately upon discovery thereof, and the Seller will defend the right, title and interest of the Trust, as assignee of the Depositor, in, to and under the Mortgage Loans, against all claims of third parties claiming through or under the Seller; provided, however, that nothing in this Section 2.09 shall prevent or be deemed to prohibit the Seller from suffering to exist upon any of the Mortgage Loans any liens for municipal or other local taxes and other governmental charges if such taxes or governmental charges shall not at the time be due and payable or if the Seller shall currently be contesting the validity thereof in good faith by appropriate proceedings and shall have set aside on its books adequate reserves with respect thereto.

          Section 2.10 ADDITIONAL TRANSFERS.

          (a) Subject to the satisfaction of the conditions set forth in Article II hereof and paragraph (b) below and pursuant to the terms of the related Additional Transfer Agreement, in consideration of the Trustee's delivery on each Additional Transfer Date to or upon the order of the Seller of all or a portion of the balance of funds in the related Pre-Funding Account, the Seller shall on such Additional Transfer Date sell, transfer, assign, set over and otherwise convey without recourse to the Trustee, all of the Seller's right, title and interest in and to each related Additional Mortgage Loan listed in the Mortgage Loan Schedule delivered by the Seller on such Additional Transfer Date for inclusion in the related Loan Group, including (i) the related Principal Balance, all interest payments due after the related Cut-off Date and all collections in respect of principal received after such Cut-off Date; (ii) any real property that secured such Additional Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of such Additional Mortgage Loan; and (iv) all proceeds of the foregoing to the Trustee. The transfer by the Seller to the Trustee of the Additional Mortgage Loans set forth in the Mortgage Loan Schedule shall be absolute and shall be intended by all parties hereto to be treated as a sale by the Seller to the Trust. If the assignment and transfer of the Additional Mortgage Loans and the other property specified in this Section 2.10 from the Seller to the Trust pursuant to this Agreement is held or deemed not to be a sale or is held or deemed to be a pledge of security for a loan, the Seller intends that the rights and obligations of the parties shall be established pursuant to the terms of this Agreement and that, in such event, (i) the Seller shall be deemed to have granted and does hereby grant to the Trustee as of each Additional Transfer Date a perfected, first priority security interest in the entire right, title and interest of the Seller in and to the related Additional Mortgage Loans and all other property conveyed to the Trustee pursuant to this
Section 2.10 and all proceeds thereof, and (ii) this Agreement shall constitute a security agreement under applicable law. The amount released from the Pre-Funding Account shall be one hundred percent (100%) of the aggregate of the applicable Cut-off Date Principal Balances of the Additional Mortgage Loans so transferred.

          (b) The Trustee shall withdraw from the Pre-Funding Account funds in an amount equal to one hundred percent (100%) of the aggregate of the applicable Cut-off Date Principal Balances of the Additional Mortgage Loans so transferred to the Trust and use such cash to purchase the Additional Mortgage Loans on behalf of the Trust, along with the other property and rights related thereto described in paragraph (a) above only upon the satisfaction of each of the following conditions on or prior to each Additional Transfer Date:

          (i) the Seller shall have provided the Trustee, the Certificate Insurer and the Rating Agencies with an Addition Notice, which notice shall be given not less than two Business Days prior to such Additional Transfer Date and shall designate the Additional Mortgage Loans to be sold to the Trust and the aggregate Cut-off Date Principal Balance of such Mortgage Loans;

          (ii) the Seller shall have deposited in the Collection Account (A) all principal collected after such Cut-off Date and interest payments due after such Cut-off Date but collected on or before such Cut-off Date in respect of each Additional Mortgage Loan and (B) the related Additional Cut-off Date Deposit;

          (iii) the Seller shall have delivered an Officer's Certificate to the Trustee confirming that, as of each Additional Transfer Date, the Seller was not insolvent, nor would it be made insolvent by such transfer, nor was it aware of any pending insolvency of the Seller;

          (iv) the Pre-Funding Period shall not have ended;

          (v) the  Seller  shall have  delivered  to the  Trustee  an  Officer's
     Certificate   confirming  the  satisfaction  of  each  condition  precedent specified in this paragraph (b) and in the related Additional Transfer Agreement;

          (vi) the Seller shall have delivered an Officer's Certificate to the Trustee confirming that the representations and warranties of the Seller pursuant to Section 2.04 hereof and Section 2.08 hereof are true and correct with respect to the Seller and the Additional Mortgage Loans, as applicable, as of the Additional Transfer Date;

          (vii) the Seller shall have provided the Rating Agencies, the Certificate Insurer and the Trustee with an Opinion of Counsel relating to the sale of the Additional Mortgage Loans to the Trustee;

          (viii) the Trust shall not purchase an Additional Mortgage Loan unless the Seller obtains the prior written consent of the Certificate Insurer and each Rating Agency, which consent, in the case of the Certificate Insurer shall be subject to the provisions of subsection (e) below;

          (ix) [reserved]; and

          (x) in connection with the transfer and assignment of the Additional Mortgage Loans, the Seller shall satisfy the document delivery requirements set forth in Section 2.01 hereof.

          (c) In connection with each Additional Transfer Date and on the related Distribution Date, the Trustee shall determine (i) the amount and correct dispositions of the Capitalized Interest Requirement and Pre-Funding Earnings for such Distribution Date in accordance with the provisions of this Agreement and (ii) any other necessary matters in connection with the administration of the related Pre-Funding Account and Capitalized Interest Account. In the event that any amounts are released by the Trustee from a Pre-Funding Account or from a Capitalized Interest Account as a result of calculation error, the Trustee shall not be liable therefor, and the Seller shall immediately repay such amounts to the Trustee.

          (d) The Trustee shall acknowledge receipt on each Additional Transfer Date of the Additional Mortgage Loans delivered to it on such date and within five Business Days after such receipt shall, as specified in Section 2.01 hereof, review the documents required to be delivered pursuant to Section 2.01 hereof (or shall cause such documents to be reviewed) and shall deliver to the Seller, the Depositor and the Master Servicer, with respect to such Additional Mortgage Loans, a certification substantially similar to the one prepared by the Trustee pursuant to the second paragraph of Section 2.02 hereof. After the delivery of each such certification, the Trustee shall provide to the Master Servicer, the Seller and the Depositor, no less frequently than quarterly, updated certifications, indicating the then current status of exceptions to the Mortgage Files of the related Additional Mortgage Loans until all such exceptions have been eliminated.

          (e) With respect to any Additional Transfer Date which is at least three weeks prior to the end of the Pre-Funding Period, the Certificate Insurer may condition its consent to the purchase of any Additional Mortgage Loans on retaining the option to review, for a period of two weeks from the applicable Additional Transfer Date, the applicable Additional Mortgage Loans to determine whether such Additional Mortgage Loans are Qualified Additional Mortgage Loans. Upon notification by the Certificate Insurer to the Trustee and the Seller that any such Additional Mortgage Loan delivered by the Seller does not constitute a "Qualified Additional Mortgage Loan" within the meaning of this Agreement, the Seller shall, subject to the limitations specified in the last sentence of this
Section 2.10(e), repurchase such Additional Mortgage Loan at the Purchase Price or substitute one or more Mortgage Loans which are acceptable to the Certificate Insurer for the affected Additional Mortgage Loan, in each case on or before the last day of the Pre-Funding Period. Any such repurchase or substitution shall be made in the same manner as set forth in Section 2.03(a). The Trustee shall reconvey to the Seller the Additional Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty. In no event shall the Certificate Insurer require the Seller to repurchase, or substitute for, Additional Mortgage Loans pursuant to this Section 2.10(e) in an aggregate amount greater than 10% of the aggregate Cut-off Date Principal Balance of the Additional Mortgage Loans delivered on the applicable Additional Transfer Date.

          Section 2.11 MANDATORY PREPAYMENT.

          Any Unutilized Pre-Funding Amount shall be distributed to Holders of the related Certificate Group in accordance with Section 4.05 hereof on the Distribution Date immediately following the Due Period in which the end of the Pre-Funding Period occurs.


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                              OF THE MORTGAGE LOANS

          Section 3.01 MASTER SERVICER TO ACT AS SERVICER.

          The Master Servicer shall service and administer the Mortgage Loans on behalf of the Trustee and in the best interests of and for the benefit of the Certificateholders and the Certificate Insurer (as determined by the Master Servicer in its reasonable judgment) in accordance with the terms of this Agreement and the Mortgage Loans and, to the extent consistent with such terms, in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

          (i) any relationship that the Master Servicer, any Sub-Servicer or any Affiliate of the Master Servicer or any Sub-Servicer may have with the related Mortgagor;

          (ii) the ownership or non-ownership of any Certificate by the Master Servicer or any Affiliate of the Master Servicer;

          (iii) the Master Servicer's obligation to make Advances or Servicing Advances; or

          (iv)  the  Master   Servicer's,   the   Special   Servicer's   or  any
     Sub-Servicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

To the extent consistent with the foregoing, the Master Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the Mortgage Loans, the Master Servicer shall have full power and authority, acting alone or through Sub-Servicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Master Servicer in its own name or in the name of a Sub-Servicer is hereby authorized and empowered by the Trustee when the Master Servicer believes it appropriate in its best judgment in accordance with the servicing standards set forth above, to execute and deliver, on behalf of the Certificateholders and the Trustee, and upon notice to the Trustee, any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and Certificateholders. The Master Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Master Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.17, the Trustee shall execute, at the written request of the Master Servicer, and furnish to the Master Servicer and any Sub-Servicer any special or limited powers of attorney and other documents necessary or appropriate to enable the Master Servicer or any Sub-Servicer to carry out their servicing and administrative duties hereunder; PROVIDED, such limited powers of attorney or other documents shall be prepared by the Master Servicer and submitted to the Trustee for execution. The Trustee shall not be liable for the actions of the Master Servicer or any Sub-Servicers under such powers of attorney.

          Subject to Section 3.09 hereof, in accordance with the standards of the preceding paragraph, the Master Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09, and further as provided in Section
3.11. Any cost incurred by the Master Servicer or by Sub-Servicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not, for the purpose of calculating distributions to Certificateholders, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

          Notwithstanding anything in this Agreement to the contrary, the Master Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.04) and the Master Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Rate, reduce or increase the Principal Balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (unless, as provided in Section 3.07, the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Master Servicer, reasonably foreseeable) or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or Treasury regulations promulgated thereunder) and (B) cause any REMIC hereunder to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the startup date" under the REMIC Provisions.

          The Master Servicer may, with the consent of the Certificate Insurer, delegate its responsibilities under this Agreement; PROVIDED, however, that no such delegation shall release the Master Servicer from the responsibilities or liabilities arising under this Agreement.

          Section 3.02 SUB-SERVICING AGREEMENTS BETWEEN MASTER SERVICER AND SUB-SERVICERS.

          (a) The Master Servicer may enter into Sub-Servicing Agreements with Sub-Servicers for the servicing and administration of the Mortgage Loans; PROVIDED, HOWEVER, that any Sub-Servicer shall be acceptable to the Certificate Insurer and provided such agreements would not result in a withdrawal or a downgrading by any Rating Agency of the rating or any shadow rating on any Class of Certificates. The Trustee is hereby authorized to acknowledge, at the request of the Master Servicer, any Sub-Servicing Agreement that meets the requirements applicable to Sub-Servicing Agreements set forth in this Agreement and that is otherwise permitted under this Agreement. The Master Servicer hereby designates Fairbanks Capital Corp. as the initial Sub-Servicer.

          Each Sub-Servicer shall be (i) authorized to transact business in the state or states where the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Sub-Servicer to perform its obligations hereunder and under the Sub-Servicing Agreement and (ii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Sub-Servicing Agreement must impose on the Sub-Servicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Master Servicer will examine each Sub-Servicing Agreement and will be familiar with the terms thereof. The terms of any Sub-Servicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Master Servicer and the Sub-Servicers may enter into and make amendments to the Sub-Servicing Agreements or enter into different forms of Sub-Servicing Agreements; PROVIDED, HOWEVER, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Certificateholders without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights; PROVIDED, FURTHER, that the consent of the Holders of Certificates entitled to at least 66% of the Voting Rights shall not be required (i) to cure any ambiguity or defect in a Sub-Servicing Agreement,
(ii) to correct, modify or supplement any provisions of a Sub-Servicing Agreement, or (iii) to make any other provisions with respect to matters or questions arising under a Sub-Servicing Agreement, which, in each case, shall not be inconsistent with the provisions of this Agreement. Any variation without the consent of the Certificate Insurer and the Holders of Certificates entitled to at least 66% of the Voting Rights from the provisions set forth in Section
3.08 relating to insurance or priority requirements of Sub-Servicing Accounts, or credits and charges to the Sub-Servicing Accounts or the timing and amount of remittances by the Sub-Servicers to the Master Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Master Servicer shall deliver to the Trustee and the Certificate Insurer copies of all Sub-Servicing Agreements, and any amendments or modifications thereof, promptly upon the Master Servicer's execution and delivery of such instruments.

          (b) As part of its servicing activities hereunder, the Master Servicer, for the benefit of the Trustee, the Certificateholders and the Certificate Insurer, shall enforce the obligations of each Sub-Servicer under the related Sub-Servicing Agreement and of the Seller under the Mortgage Loan Purchase Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Sub-Servicing Agreement, or to purchase a Mortgage Loan on account of missing or defective documentation or on account of a breach of a representation, warranty or covenant, as described in Section 2.03(a). Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Master Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Master Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans, or
(ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed. Enforcement of the Mortgage Loan Purchase Agreement against the Seller shall be effected by the Master Servicer to the extent it is not the Seller, and otherwise by the Trustee in accordance with the foregoing provisions of this paragraph.

          Section 3.03 SUCCESSOR SUB-SERVICERS.

          The Master Servicer (with the consent of the Certificate Insurer) or the Certificate Insurer shall be entitled to terminate any Sub-Servicing Agreement and the rights and obligations of any Sub-Servicer pursuant to any Sub-Servicing Agreement in accordance with the terms and conditions of such Sub-Servicing Agreement. In the event of termination of any Sub-Servicer, all servicing obligations of such Sub-Servicer shall be assumed simultaneously by the Master Servicer without any act or deed on the part of such Sub-Servicer or the Master Servicer, and the Master Servicer either shall service directly the related Mortgage Loans or shall enter into a Sub-Servicing Agreement with a successor Sub-Servicer which qualifies under Section 3.02.

          Any Sub-Servicing Agreement shall include the provision that such agreement may be immediately terminated by the Master Servicer, the Trustee (if the Trustee is acting as Servicer) or the Certificate Insurer without fee, in accordance with the terms of this Agreement, in the event that the Master Servicer (or the Trustee, if such party is then acting as Servicer) shall, for any reason, no longer be the Master Servicer (including termination due to a Servicer Event of Termination).

          Section 3.04 LIABILITY OF THE MASTER SERVICER.

          Notwithstanding any Sub-Servicing Agreement or the provisions of this Agreement relating to agreements or arrangements between the Master Servicer and a Sub-Servicer or reference to actions taken through a Sub-Servicer or otherwise, the Master Servicer shall remain obligated and primarily liable to the Trustee, the Certificateholders and the Certificate Insurer for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Sub-Servicing Agreements or arrangements or by virtue of indemnification from the Sub-Servicer and to the same extent and under the same terms and conditions as if the Master Servicer alone were servicing and administering the Mortgage Loans. The Master Servicer shall be entitled to enter into any agreement with a Sub-Servicer for indemnification of the Master Servicer by such Sub-Servicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

          Section 3.05 NO CONTRACTUAL RELATIONSHIP BETWEEN SUB-SERVICERS AND THE TRUSTEE OR CERTIFICATEHOLDERS.

          Any Sub-Servicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Sub-Servicer in its capacity as such shall be deemed to be between the Sub-Servicer and the Master Servicer alone, and the Trustee, Certificateholders or the Certificate Insurer shall not be deemed parties thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Sub-Servicer except as set forth in Section 3.06. The Master Servicer shall be solely liable for all fees owed by it to any Sub-Servicer, irrespective of whether the Master Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

          Section 3.06 ASSUMPTION OR TERMINATION OF SUB-SERVICING AGREEMENTS BY TRUSTEE.

          In the event the Master Servicer shall for any reason no longer be the Master Servicer (including by reason of the occurrence of a Servicer Event of Termination), the Trustee shall thereupon assume all of the rights and obligations of the Master Servicer under each Sub-Servicing Agreement that the Master Servicer may have entered into, unless the Trustee (with the consent of the Certificate Insurer) or the Certificate Insurer elects to terminate any Sub-Servicing Agreement in accordance with its terms as provided in Section
3.03. Upon such assumption, the Trustee (or the successor servicer appointed pursuant to Section 7.02) shall be deemed, subject to Section 3.03, to have assumed all of the departing Master Servicer's interest therein and to have replaced the departing Master Servicer as a party to each Sub-Servicing Agreement to the same extent as if each Sub-Servicing Agreement had been assigned to the assuming party, except that (i) the departing Master Servicer shall not thereby be relieved of any liability or obligations under any Sub-Servicing Agreement that arose before it ceased to be the Master Servicer and (ii) neither the Trustee nor any successor Master Servicer shall be deemed to have assumed any liability or obligation of the Master Servicer that arose before it ceased to be the Master Servicer.

          The Master Servicer at its expense shall, upon request of Trustee, deliver to the assuming party all documents and records relating to each Sub-Servicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Sub-Servicing Agreements to the assuming party.

          Section 3.07 COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS.

          The Master Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable insurance policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing, the Master Servicer may in its discretion (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Monthly Payments due on a Mortgage Note for a period of not greater than 180 days; PROVIDED, HOWEVER, that any extension pursuant to clause
(ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below and provided further, that the Master Servicer shall not waive any Prepayment Premium provision included in a Mortgage Note unless the Master Servicer determines, in its best reasonable judgment, that the related Mortgagor will be in imminent default of all future payments of principal and interest under the terms of the related Mortgage Note. In the event of any such arrangement pursuant to clause
(ii) above, the Master Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.04 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangement. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Master Servicer, such default is reasonably foreseeable, the Master Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term (other than the waiver of any Prepayment Premium) of such Mortgage Loan (including modifications that would change the Mortgage Rate, forgive the payment of principal or interest or extend the final maturity date of such Mortgage Loan), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "forbearance"), PROVIDED, HOWEVER, that in no event shall the Master Servicer grant any such forbearance (other than as permitted by the second sentence of this Section) with respect to any one Mortgage Loan more than once in any 12 month period or more than three times over the life of such Mortgage Loan. The Master Servicer's analysis supporting any forbearance and the conclusion that any forbearance meets the standards of
Section 3.01 (including the standard that such forbearance will maximize the timely and complete recovery of principal and interest on the Mortgage Notes) shall be reflected in writing in the Mortgage File and shall be provided to the Certificate Insurer upon request. Notwithstanding the foregoing, the Master Servicer shall not modify the terms of Mortgage Loans having an aggregate
Principal Balance in excess of 3.00% of the Cut-off Date Aggregate Principal Balance of the Related Loan Group without the consent of the Certificate Insurer.

          Section 3.08 SUB-SERVICING ACCOUNTS.

          In those cases where a Sub-Servicer is servicing a Mortgage Loan pursuant to a Sub-Servicing Agreement, the Sub-Servicer will be required to establish and maintain one or more accounts (collectively, the "Sub-Servicing Account"). The Sub-Servicing Account shall be an Eligible Account and shall comply with all requirements of this Agreement relating to the Collection Account. The Sub-Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Sub-Servicer's receipt thereof, all proceeds of Mortgage Loans received by the Sub-Servicer less its servicing compensation to the extent permitted by the Sub-Servicing Agreement, and shall thereafter deposit such amounts in the Sub-Servicing Account, in no event more than two Business Days after the receipt of such amounts. The Sub-Servicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Master Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Sub-Servicing Account. For purposes of this Agreement, the Master Servicer shall be deemed to have received payments on the Mortgage Loans when the Sub-Servicer receives such payments.

          Section 3.09 COLLECTION OF TAXES, ASSESSMENTS AND SIMILAR ITEMS; SERVICING ACCOUNTS.

          The Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Servicing Accounts"), into which all Escrow Payments shall be deposited and retained. Servicing Accounts shall be Eligible Accounts. The Master Servicer shall deposit in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, all Escrow Payments collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Servicing Accounts, in no event more than two Business Days after the receipt of such Escrow Payments, all Escrow Payments collected on account of the Mortgage Loans for the purpose of effecting the timely payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from a Servicing Account may be made only to (i) effect payment of taxes, assessments, hazard insurance premiums, and comparable items in a manner and at a time that assures that the lien priority of the Mortgage is not jeopardized (or, with respect to the payment of taxes, in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien); (ii) reimburse the Master Servicer (or a Sub-Servicer to the extent provided in the related Sub-Servicing Agreement) out of related collections for any Servicing Advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.14 (with respect to hazard insurance); (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest, if required and as described below, to Mortgagors on balances in the Servicing Account; or (v) clear and terminate the Servicing Account at the termination of the Master Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement in accordance with Article X. The Master Servicer will be responsible for the administration of the Servicing Accounts and will be obligated to make Servicing Advances to such accounts when and as necessary to avoid the lapse of insurance coverage on the Mortgaged Property, or which the Master Servicer knows, or in the exercise of the required standard of care of the Master Servicer hereunder should know, is necessary to avoid the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. If any such payment has not been made and the Master Servicer receives notice of a tax lien with respect to the Mortgage being imposed, the Master Servicer will, within 10 business days of such notice, advance or cause to be advanced funds necessary to discharge such lien on the Mortgaged Property. As part of its servicing duties, the Master Servicer or Sub-Servicers shall pay to the Mortgagors interest on funds in the Servicing Accounts, to the extent required by law and, to the extent that interest earned on funds in the Servicing Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor.

          Section 3.10 COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT.

          (a) On behalf of the Trust Fund, the Master Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deposit or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the Master Servicer's receipt thereof, as and when received or as otherwise required hereunder, the following payments and collections received or made by it (other than in respect of principal or interest on the Mortgage Loans due on or before the Cut-off Date) or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period:

          (i)  all  payments  on  account  of  principal,   including  Principal
     Prepayments on the Mortgage Loans;

          (ii) all payments on account of interest (net of the related Servicing
     Fee) on each Mortgage Loan;

          (iii) all Insurance Proceeds and Liquidation Proceeds (other than proceeds collected in respect of any particular REO Property and amounts paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01);

          (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

          (v) any amounts required to be deposited by the Master Servicer pursuant to the second paragraph of Section 3.14(a) in respect of any blanket policy deductibles;

          (vi) all Prepayment Premiums;

          (vii) all proceeds of any Mortgage Loan repurchased or purchased in accordance with Section 2.03 or Section 10.01; and

          (viii) all amounts required to be deposited in connection with Substitution Adjustments pursuant to Section 2.03.

          The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, ancillary income and assumption fees, or insufficient funds charges need not be deposited by the Master Servicer in the Collection Account and may be retained by the Master Servicer as additional compensation. In the event the Master Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

          (b) On behalf of the Trust Fund, the Trustee shall establish and maintain one or more accounts (such account or accounts, the "Distribution Account"), held in trust for the benefit of the Trustee, the Certificateholders and the Certificate Insurer. On behalf of the Trust Fund, the Master Servicer shall deliver to the Trustee in immediately available funds for deposit in the Distribution Account on or before the Close of Business New York time (i) on the Master Servicer Remittance Date, that portion of the Available Funds (calculated without regard to the references in the definition thereof to amounts that may be withdrawn from the Distribution Account) for the related Distribution Date then on deposit in the Collection Account, and (ii) on each Business Day as of the commencement of which the balance on deposit in the Collection Account exceeds $75,000 following any withdrawals pursuant to the next succeeding sentence, the amount of such excess, but only if the Collection Account constitutes an Eligible Account solely pursuant to clause (ii) of the definition of "Eligible Account." If the balance on deposit in the Collection Account exceeds $75,000 as of the commencement of business on any Business Day and the Collection Account constitutes an Eligible Account solely pursuant to clause
(ii) of the definition of "Eligible Account," the Master Servicer shall, on or before the Close of Business New York time on such Business Day, withdraw from the Collection Account any and all amounts payable or reimbursable to the Master Servicer, the Trustee, the Seller or any Sub-Servicer pursuant to Section 3.11 and shall pay such amounts to the Persons entitled thereto.

          (c) Funds in the Collection Account and the Distribution Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Master Servicer shall give notice to the Trustee and the Certificate Insurer of the location of the Collection Account maintained by it when established and prior to any change thereof. The Trustee shall give notice to the Master Servicer, the Depositor and the Certificate Insurer of the location of the Distribution Account when established and prior to any change thereof.

          (d) Funds held in the Collection Account at any time may be delivered by the Master Servicer to the Trustee for deposit in an account (which may be the Distribution Account and must satisfy the standards for the Distribution Account as set forth in the definition thereof) and for all purposes of this Agreement shall be deemed to be a part of the Collection Account; PROVIDED, HOWEVER, that the Trustee shall have the sole authority to withdraw any funds held pursuant to this subsection (d). In the event the Master Servicer shall deliver to the Trustee for deposit in the Distribution Account any amount not required to be deposited therein, it may at any time request that the Trustee withdraw such amount from the Distribution Account and remit to it any such amount, any provision herein to the contrary notwithstanding. In addition, the Master Servicer, with respect to items (i) through (v) below, shall deliver to the Trustee from time to time for deposit, and the Trustee, with respect to items (i) through (v) below, shall so deposit, in the Distribution Account:

          (i) any Advances, as required pursuant to Section 4.04;

          (ii) any amounts required to be deposited pursuant to Section 3.23(d) or (f) in connection with any REO Property;

          (iii) any amounts to be paid in connection with a purchase of Mortgage Loans and REO Properties pursuant to Section 10.01;

          (iv) any  Compensating  Interest to be  deposited  pursuant to Section
     3.24 in connection with any Prepayment Interest Shortfall; and

          (v)any amounts paid by the PMI Insurer under the PMI Policy.

          (e) [Reserved].

          (f) The Master Servicer shall deposit in the Collection Account any amounts required to be deposited pursuant to Section 3.12(b) in connection with losses realized on Permitted Investments with respect to funds held in the Collection Account.

          Section 3.11 WITHDRAWALS FROM THE COLLECTION ACCOUNT AND DISTRIBUTION ACCOUNT.

          (a) The Master Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in
Section 4.04:

          (i) to remit to the Trustee for deposit in the Distribution Account the amounts required to be so remitted pursuant to Section 3.10(b) or permitted to be so remitted pursuant to the first sentence of Section 3.10(d);

          (ii) subject to Section 3.16(d), to reimburse the Master Servicer for Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Monthly Payments, Liquidation Proceeds and Insurance Proceeds on Mortgage Loans with respect to which such Advances were made in accordance with the provisions of
     Section 4.03;

          (iii) subject to Section 3.16(d), to pay the Master Servicer or any Sub-Servicer (a) any unpaid Servicing Fees, (b) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan, and (c) any Servicing Advances with respect to the final liquidation of a Mortgage Loan that are Nonrecoverable
     Advances, but only to the extent that Late Collections, Liquidation Proceeds and Insurance Proceeds received with respect to such Mortgage Loan are insufficient to reimburse the Master Servicer or any Sub-Servicer for Servicing Advances;

               (iv) to pay to the Master Servicer as servicing compensation (in addition to the Servicing Fee) on the Master Servicer Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

          (v) to pay to the Master Servicer or the Seller, with respect to each Mortgage Loan that has previously been purchased or replaced pursuant to
     Section 2.03 or Section 3.16(c) all amounts received thereon subsequent to the date of purchase or substitution, as the case may be;

          (vi) to reimburse the Master Servicer for any Advance previously made which the Master Servicer has determined to be a Nonrecoverable Advance in accordance with the provisions of Section 4.04;

          (vii) to pay, or to reimburse the Master Servicer for Servicing Advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Section 3.16(b);

          (viii) to pay to the Master Servicer on a Servicer Remittance Date the excess of aggregate Prepayment Interest Excesses for the related Distribution Date over aggregate Prepayment Interest Shortfalls for such Distribution Date; and

          (ix) to clear and terminate the Collection Account pursuant to Section 10.01.

          The Master Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (ii), (iii), (iv), (v), (vi) and (vii) above. The Master Servicer shall provide written notification to the Trustee, on or prior to the next succeeding Servicer Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (vi) above; PROVIDED that an Officer's Certificate in the form described under Section 4.04(d) shall suffice for such written notification to the Trustee in respect hereof.

          (b) The Trustee shall, from time to time, make withdrawals from the Distribution Account, for any of the following purposes, without priority:

          (i) to make distributions in accordance with Sections 4.01 and 8.05;

          (ii) to pay any amounts in respect of taxes pursuant to Section 9.01(g); and

          (iii) to clear and  terminate  the  Distribution  Account  pursuant to
     Section 10.01.

          Section 3.12 INVESTMENT OF FUNDS IN THE COLLECTION ACCOUNT AND THE DISTRIBUTION ACCOUNT.

          (a) The Master Servicer may direct any depository institution maintaining the Collection Account, and the Trustee may direct any depository institution maintaining the Distribution Account (each such account, for purposes of this Section 3.12, an "Investment Account"), to invest the funds in such Investment Account in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such), or in the name of a nominee of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the Collection Account and any income and gain realized thereon) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee or its nominee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee shall:

          (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

          (y) demand payment of all amounts due thereunder promptly upon determination by a Responsible Officer of the Trustee that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

          (b) All income and gain realized from the investment of funds deposited in the Collection Account and any REO Account held by or on behalf of the Master Servicer shall be for the benefit of the Master Servicer and shall be subject to its withdrawal in accordance with Section 3.11 or Section 3.23, as applicable. The Master Servicer shall deposit in the Collection Account or any REO Account, as applicable, the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (c) All income and gain realized from the investment of funds deposited in the Distribution Account shall be for the benefit of the Trustee. The Trustee shall deposit in the Distribution Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

          (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.01 and Section 8.02(a)(v), upon the request of the Certificate Insurer or the Holders of Certificates representing more than 50% of the Voting Rights allocated to any Class of Certificates, shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

          Section 3.13 CLAIMS UPON THE PMI POLICY.

          The Master Servicer shall, on behalf of the Trust, prepare and file in a timely basis with the PMI Insurer, with a copy to the Trustee and the Certificate Insurer, all claims which may be made under the PMI Policy with respect to PMI Mortgage Loans. Consistent with its rights and obligations hereunder, the Master Servicer shall take all actions required under the PMI Policy as a condition to the payment of any such claim. Any amount received from the PMI Insurer with respect to any such PMI Mortgage Loan shall be deposited by the Master Servicer, not later than the Business Day following receipt thereof, into the Distribution Account for distribution on the related Distribution Date as part of Liquidation Proceeds for the related Loan Group.

          Section 3.14 MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS AND FIDELITY COVERAGE.

          (a) The Master Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the Mortgaged Property in an amount which is at least equal to the lesser of the current Principal Balance of such Mortgage Loan and the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Master Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding Principal Balance of the related Mortgage Loan at the time it became an REO Property. The Master Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Master Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Master Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section 3.11, if received in respect of a Mortgage Loan, or in the REO Account, subject to withdrawal pursuant to Section 3.23, if received in respect of an REO Property. Any cost incurred by the Master Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to Certificateholders and the Certificate Insurer, be added to the unpaid Principal Balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Master Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the unpaid Principal Balance of the related Mortgage Loan and (ii) the maximum amount of such insurance available for the related Mortgaged Property under the national flood insurance program (assuming that the area in which such Mortgaged Property is located is participating in such program).

          In the event that the Master Servicer shall obtain and maintain a blanket policy with an insurer having a General Policy Rating of A:X or better in Best's Key Rating Guide (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.14, it being understood and agreed that such policy may contain a deductible clause, in which case the Master Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.14, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Master Servicer agrees to prepare and present, on behalf of itself, the Trustee, Certificateholders and the Certificate Insurer, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) The Master Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Master Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Master Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Master Servicer shall be deemed to have complied with this provision if an Affiliate of the Master Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Master Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Master Servicer shall also cause each Sub-Servicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

          Section  3.15   ENFORCEMENT   OF   DUE-ON-SALE   CLAUSES;   ASSUMPTION
AGREEMENTS.

          The Master Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; PROVIDED, HOWEVER, that the Master Servicer shall not be required to take such action if in its sole business judgment the Master Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Master Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Master Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Master Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note, provided that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Master Servicer and has a credit risk rating at least equal to that of the original Mortgagor. In connection with any assumption or substitution, the Master Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Master Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy or if such Mortgage Loan is a PMI Mortgage Loan, the PMI Policy. Any fee collected by the Master Servicer in respect of an assumption, modification or substitution of liability agreement shall be retained by the Master Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Rate and the amount of the Monthly Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Master Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution, modification or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

          Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Master Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Master Servicer may be restricted by law from preventing, for any reason whatever. For purposes of this Section 3.15, the term
"assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

          Section 3.16 REALIZATION UPON DEFAULTED MORTGAGE LOANS.

          (a) The Master Servicer shall use its best efforts, consistent with Servicing Standard, to foreclose upon or otherwise comparably convert the ownership of properties securing such of the Mortgage Loans (including selling any such Mortgage Loans other than converting the ownership of the related properties) as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07. The Master Servicer shall be responsible for all costs and expenses incurred by it in any such proceedings; PROVIDED, HOWEVER, that such costs and expenses will be recoverable as Servicing Advances by the Master Servicer as contemplated in Section 3.11 and Section 3.23. The foregoing is subject to the provision that, in any case in which Mortgaged Property shall have suffered damage from an Uninsured Cause, the Master Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion that such restoration will increase the proceeds of liquidation of the related Mortgage Loan after reimbursement to itself for such expenses.

          (b) Notwithstanding the foregoing provisions of this Section 3.16 or any other provision of this Agreement, with respect to any Mortgage Loan as to which the Master Servicer has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Master Servicer shall not, on behalf of the Trustee, either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action with respect to, such Mortgaged Property, if, as a result of any such action, the Trustee, the Trust Fund, the Certificateholders or the Certificate Insurer would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Master Servicer has also previously determined, based on its reasonable judgment and a report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

          (i) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Trust Fund to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

          (ii) there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Trust Fund to take such actions with respect to the affected Mortgaged Property.

          The  cost  of the  environmental  audit  report  contemplated  by this
Section 3.16 shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

          If the Master Servicer determines, as described above, that it is in the best economic interest of the Trust Fund to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes or petroleum-based materials affecting any such Mortgaged Property, then the Master Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund; PROVIDED that any amounts disbursed by the Master Servicer pursuant to this Section 3.16(b) shall constitute Servicing Advances, subject to Section 4.04(d). The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Master Servicer, subject to the Master Servicer's right to be reimbursed therefor from the Collection Account as provided in Section 3.11(a)(iii) and (a)(vii), such right of reimbursement being prior to the rights of Certificateholders to receive any amount in the Collection Account received in respect of the affected Mortgage Loan or other Mortgage Loans.

          (c) The Master Servicer or the Special Servicer, if the Master Servicer elects not to exercise such option, may at its option purchase from each Loan Group, any Mortgage Loan or related REO Property that is 90 days or more delinquent, which the Master Servicer or the Special Servicer, as
applicable,   determines  in  good  faith  will  otherwise   become  subject  to
foreclosure proceedings (evidence of such determination to be delivered in writing to the Trustee and the Certificate Insurer prior to purchase), at a price equal to the Purchase Price; PROVIDED, HOWEVER, that (i) the Master Servicer or the Special Servicer, as applicable, shall purchase any such Mortgage Loans or related REO Properties on the basis of delinquency, purchasing the most delinquent Mortgage Loans or related REO Properties first and (ii) after such parties (or the entities contemplated in Section 3.25 below) in the aggregate shall have purchased 3.00% of the Mortgage Loans or related REO Properties in each Loan Group, by Cut-off Date Aggregate Principal Balance, pursuant to clause (i) above or Section 3.25 below, the Master Servicer or the Special Servicer, as applicable, must also obtain the consent of the Certificate Insurer prior to any further purchases, provided that failure of the Certificate Insurer to respond within five Business Days following actual receipt of any such request for consent by the Master Servicer or the Special Servicer, as applicable, shall be deemed to constitute consent to the additional purchases identified in such request for consent. The Purchase Price for any Mortgage Loan or related REO Property purchased hereunder shall be deposited in the Distribution Account, and the Trustee, upon receipt of such deposit, shall release or cause to be released to the Master Servicer or the Special Servicer, as applicable, the related Mortgage File and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as the Master Servicer or the Special Servicer, as applicable, shall furnish and as shall be necessary to vest in it title to any Mortgage Loan or related REO Property released pursuant hereto.

          (d) Proceeds received in connection with any Final Recovery Determination, as well as any recovery resulting from a partial collection of Insurance Proceeds or Liquidation Proceeds, in respect of any Mortgage Loan, will be applied in the following order of priority: FIRST, to reimburse the Master Servicer or any Sub-Servicer for any related unreimbursed Servicing Advances and Advances, pursuant to Section 3.11(a)(ii) or (a)(iii); SECOND, to accrued and unpaid interest on the Mortgage Loan, to the date of the Final Recovery Determination, or to the Due Date prior to the Distribution Date on which such amounts are to be distributed if not in connection with a Final Recovery Determination; and THIRD, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than the full amount of accrued and unpaid interest due on such Mortgage Loan, the amount of such recovery will be allocated by the Master Servicer as follows: FIRST, to unpaid Servicing Fees; and SECOND, to the balance of the interest then due and owing. The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Master Servicer or any Sub-Servicer pursuant to Section 3.11(a)(iii).

          Section 3.17 TRUSTEE TO COOPERATE; RELEASE OF MORTGAGE FILES.

          (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Master Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Master Servicer shall deliver to the Trustee two executed copies of a completed certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Mortgage File. Upon receipt of such certification and request, the Trustee shall, within five Business Days, release and send by overnight mail, at the expense of the Master Servicer, the related Mortgage File to the Master Servicer. The Trustee agrees to indemnify the Master Servicer, out of its own funds, for any loss, liability or expense (other than special, indirect, punitive or consequential damages which will not be paid by the Trustee) incurred by the Master Servicer as a proximate result of the Trustee's breach of its obligations pursuant to this Section 3.17. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account or the Distribution Account. The Trustee will provide to the Certificate Insurer an updated listing of any Mortgage Files released pursuant to this Section 3.17(a) on March 30, June 30, September 30 and December 30 of each year, beginning in December 1999 and as otherwise requested by the Certificate Insurer or the Trustee.

          (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any insurance policy relating to the Mortgage Loans, the Trustee shall, upon any request made by or on behalf of the Master Servicer and delivery to the Trustee of a Request for Release in the form of Exhibit F, release the related Mortgage File to the Master Servicer, and the Trustee shall, at the direction of the Master Servicer, execute such documents as shall be necessary to the prosecution of any such proceedings. Such Request for Release shall obligate the Master Servicer to return each and every document previously requested from the Mortgage File to the Trustee when the need therefor by the Master Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Master Servicer has delivered, or caused to be delivered, to the Trustee an additional Request for Release certifying as to such liquidation or action or proceedings. Upon the request of the Trustee or the Certificate Insurer, the Master Servicer shall provide notice to the Trustee and the Certificate Insurer of the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, any outstanding Requests for Release with respect to such Mortgage Loan shall be released by the Trustee to the Master Servicer or its designee.

          (c) Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Master Servicer or the Sub-Servicer, as the case may be, and upon the request of the Certificate Insurer, the Master Servicer shall deliver or cause to be delivered to the Certificate Insurer copies of, any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

          Section 3.18 SERVICING COMPENSATION.

          As compensation for the activities of the Master Servicer hereunder, the Master Servicer shall be entitled to the Servicing Fee with respect to each Mortgage Loan, other than a Specially Serviced Mortgage Loan, payable solely from payments of interest in respect of such Mortgage Loan, subject to Section
3.24. In addition, the Master Servicer shall be entitled to recover unpaid Servicing Fees out of Insurance Proceeds or Liquidation Proceeds to the extent permitted by Section 3.11(a)(iii) and out of amounts derived from the operation and sale of an REO Property to the extent permitted by Section 3.23. The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Master Servicer's responsibilities and obligations under this Agreement; PROVIDED, HOWEVER, that the Master Servicer may pay from the Servicing Fee any amounts due to a Sub-Servicer pursuant to a Sub-Servicing Agreement entered into under Section 3.02.

          Additional servicing compensation in the form of assumption fees, ancillary income and late payment charges, insufficient funds charges or otherwise (subject to Section 3.24 and other than Prepayment Premiums) shall be retained by the Master Servicer only to the extent such fees or charges are received by the Master Servicer. The Master Servicer shall also be entitled pursuant to Section 3.11(a)(iv) to withdraw from the Collection Account and pursuant to Section 3.23(b) to withdraw from any REO Account, as additional servicing compensation, interest or other income earned on deposits therein, subject to Section 3.12 and Section 3.24. The Master Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including premiums for the insurance required by Section 3.14, to the extent such premiums are not paid by the related Mortgagors or by a Sub-Servicer and servicing compensation of each Sub-Servicer) and shall not be entitled to reimbursement therefor except as specifically provided herein.

          Section 3.19 REPORTS TO THE TRUSTEE; COLLECTION ACCOUNT STATEMENTS.

          Not later than twenty days after each Distribution Date, the Master Servicer shall forward, upon request, to the Trustee, the Certificate Insurer and the Depositor the most current available bank statement for the Collection Account. Copies of such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer to the Trustee.

          Section 3.20 STATEMENT AS TO COMPLIANCE.

          The Master Servicer and the Special Servicer each shall deliver to the Trustee, the Certificate Insurer and the Depositor not later than 90 days following the end of the fiscal year of the Master Servicer and of the Special Servicer, commencing with the fiscal year that begins in 1999, an Officers' Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Master Servicer or Special Servicer, as applicable, during the preceding year and of performance under this Agreement has been made under such officers' supervision and (ii) to the best of such officers' knowledge, based on such review, the Master Servicer or the Special Servicer, as applicable, has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof. Copies of any such statement shall be provided by the Trustee to any Certificateholder and to any Person identified to the Trustee as a prospective transferee of a Certificate, upon request at the expense of the requesting party, provided such statement is delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee.

          Section 3.21 INDEPENDENT PUBLIC ACCOUNTANTS' SERVICING REPORT.

          Not later than 90 days following the end of each fiscal year of the Master Servicer and the Special Servicer, commencing with the fiscal year that begins in 1999, the Master Servicer and the Special Servicer, each at its own expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Master Servicer or the Special Servicer, as applicable, a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Master Servicer or the Special Servicer, as applicable, which includes an assertion that the Master Servicer or the Special Servicer, as applicable, has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed fiscal year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Sub-Servicers. Immediately upon receipt of such report, the Master Servicer or the Special Servicer, as applicable, shall furnish a copy of such report to the Trustee, the Certificate Insurer and each Rating Agency. Copies of such statement shall be provided by the Trustee to any Certificateholder upon request at the expense of the Master Servicer or the Special Servicer, as applicable, provided that such statement is delivered by the Master Servicer or the Special Servicer, as applicable, to the Trustee.

          Section 3.22 ACCESS TO CERTAIN DOCUMENTATION; FILING OF REPORTS BY TRUSTEE.

          (a) The Master Servicer shall provide to the Office of Thrift Supervision, the FDIC, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, access to the documentation regarding the Mortgage Loans required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Master Servicer designated by it. In addition, access to the documentation regarding the Mortgage Loans will be provided to any Certificateholder, the Certificate Insurer, the Trustee and to any Person identified to the Master Servicer as a prospective transferee of a Certificate, upon reasonable request during normal business hours at the offices of the Master Servicer designated by it at the expense of the Person requesting such access.

          (b) The Trustee shall, on behalf of the Trust Fund, prepare, sign and file with the Securities and Exchange Commission any and all reports, statements and information respecting the Trust which the Depositor determines are required to be filed with the Securities and Exchange Commission pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, each such report, statement and information to be filed on or prior to the required filing date for such report, statement or information. Upon the request of the Trustee, each of the Seller, the Master Servicer and the Depositor shall cooperate with the Trustee in the preparation of any such report and shall provide to the Trustee in a timely manner all such information or documentation as the Trustee may reasonably request in connection with the performance of its duties and obligations under this Section.

          Section 3.23 TITLE, MANAGEMENT AND DISPOSITION OF REO PROPERTY.

          (a) The deed or certificate of sale of any REO Property shall be taken in the name of the Trustee, or its nominee, in trust for the benefit of the Certificateholders and the Certificate Insurer. The Master Servicer, on behalf of REMIC I, shall either sell any REO Property by the end of the third full taxable year after the taxable year in which the REMIC acquires ownership of such REO Property for purposes of Section 860G(a)(8) of the Code or request from the Internal Revenue Service, no later than 60 days before the day on which the grace period would otherwise expire, an extension of such period, unless the Master Servicer shall have delivered to the Trustee an Opinion of Counsel, addressed to the Trustee, the Certificate Insurer and the Depositor, to the effect that the holding by REMIC I of such REO Property subsequent to the close of the third taxable year after its acquisition will not result in the imposition on any REMIC of taxes on "prohibited transactions" thereof, as defined in Section 860F of the Code, or cause any REMIC to fail to qualify as a REMIC under Federal law at any time that any Certificates are outstanding. The Master Servicer shall manage, conserve, protect and operate each REO Property for the Certificateholders solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code, or any "net income from foreclosure property" which is subject to taxation under the REMIC Provisions.

          (b) The Master Servicer shall separately account for all funds collected and received in connection with the operation of any REO Property and shall establish and maintain, or cause to be established and maintained, with respect to REO Properties an account held in trust for the Trustee for the benefit of the Certificateholders and the Certificate Insurer (the "REO Account"), which shall be an Eligible Account. The Master Servicer shall be permitted to allow the Collection Account to serve as the REO Account, subject to separate ledgers for each REO Property. The Master Servicer shall be entitled to retain or withdraw any interest income paid on funds deposited in the REO Account.

          (c) The Master Servicer shall have full power and authority, subject only to the specific requirements and prohibitions of this Agreement, to do any and all things in connection with any REO Property as are consistent with the manner in which the Master Servicer manages and operates similar property owned by the Master Servicer or any of its Affiliates, all on such terms and for such period as the Master Servicer deems to be in the best interests of Certificateholders. In connection therewith, the Master Servicer shall deposit, or cause to be deposited in the clearing account in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Master Servicer's receipt thereof, and shall thereafter deposit in the REO Account, in no event more than two Business Days after the Master Servicer's receipt thereof, all revenues received by it with respect to an REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of such REO Property including, without limitation:

          (i) all insurance premiums due and payable in respect of such REO Property;

          (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon; and

          (iii) all costs and expenses necessary to maintain such REO Property.

To the extent that amounts on deposit in the REO Account with respect to an REO Property are insufficient for the purposes set forth in clauses (i) through
(iii) above with respect to such REO Property, the Master Servicer shall advance from its own funds such amount as is necessary for such purposes if, but only if, the Master Servicer would make such advances if the Master Servicer owned the REO Property and if in the Master Servicer's judgment, the payment of such amounts will be recoverable from the rental or sale of the REO Property.

          Notwithstanding the foregoing, neither the Master Servicer nor the Trustee shall:

          (i) authorize the Trust Fund to enter into, renew or extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

          (ii) authorize any amount to be received or accrued under any New Lease other than amounts that will constitute Rents from Real Property;

          (iii) authorize any construction on any REO Property, other than the completion of a building or other improvement thereon, and then only if more than ten percent of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

          (iv) authorize any Person to Directly Operate any REO Property on any date more than 90 days after its date of acquisition by the Trust Fund;

unless, in any such case, the Master Servicer has obtained an Opinion of Counsel, provided to the Trustee and the Certificate Insurer, to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by REMIC I, in which case the Master Servicer may take such actions as are specified in such Opinion of Counsel.

          The Master Servicer may contract with any Independent Contractor for the operation and management of any REO Property, provided that:

          (i) the terms and conditions of any such contract shall not be inconsistent herewith;

          (ii) any such contract shall require, or shall be administered to require, that the Independent Contractor pay all costs and expenses incurred in connection with the operation and management of such REO Property, including those listed above and remit all related revenues (net of such costs and expenses) to the Master Servicer as soon as practicable, but in no event later than thirty days following the receipt thereof by such Independent Contractor;

          (iii) none of the provisions of this Section 3.23(c) relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Master Servicer of any of its duties and obligations to the Trustee on behalf of the Certificateholders and the Certificate Insurer with respect to the operation and management of any such REO Property; and

          (iv) the Master Servicer shall be obligated with respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

The Master Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Master Servicer by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification. The Master Servicer shall be solely liable for all fees owed by it to any such Independent Contractor, irrespective of whether the Master Servicer's compensation pursuant to Section 3.18 is sufficient to pay such fees; PROVIDED, HOWEVER, that to the extent that any payments made by such Independent Contractor would constitute Servicing Advances if made by the Master Servicer, such amounts shall be reimbursable as Servicing Advances made by the Master Servicer.

          (d) In addition to the withdrawals permitted under Section 3.23(c), the Master Servicer may from time to time make withdrawals from the REO Account for any REO Property: (i) to pay itself or any Sub-Servicer unpaid Servicing Fees in respect of the related Mortgage Loan; and (ii) to reimburse itself or any Sub-Servicer for unreimbursed Servicing Advances and Advances made in respect of such REO Property or the related Mortgage Loan. On the Master Servicer Remittance Date, the Master Servicer shall withdraw from each REO Account maintained by it and deposit into the Distribution Account in accordance with Section 3.10(d)(ii), for distribution on the related Distribution Date in accordance with Section 4.01, the income from the related REO Property received during the prior calendar month, net of any withdrawals made pursuant to Section 3.23(c) or this Section 3.23(d).

          (e) Subject to the time constraints set forth in Section 3.23(a), each REO Disposition shall be carried out by the Master Servicer at such price and upon such terms and conditions as the Master Servicer shall deem necessary or advisable, as shall be normal and usual in its Servicing Standard.

          (f) The proceeds from the REO Disposition, net of any amount required by law to be remitted to the Mortgagor under the related Mortgage Loan and net of any payment or reimbursement to the Master Servicer or any Sub-Servicer as provided above, shall be deposited in the Distribution Account in accordance with Section 3.10(d)(ii) on the Master Servicer Remittance Date in the month following the receipt thereof for distribution on the related Distribution Date in accordance with Section 4.01. Any REO Disposition shall be for cash only (unless changes in the REMIC Provisions made subsequent to the Startup Day allow a sale for other consideration).

          (g) The Master Servicer shall file information returns with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code, respectively. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

          Section 3.24 OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF PREPAYMENT INTEREST SHORTFALLS.

          Not later than the Close of Business on each Master Servicer Remittance Date, the Master Servicer shall remit to the Collection Account an amount ("Compensating Interest") equal to the lesser of (A) (1) the aggregate of the Prepayment Interest Shortfalls for the related Distribution Date minus (2) the aggregate of the Prepayment Interest Excesses for the related Distribution Date and (B) its Servicing Fee received in the related Due Period. The Master Servicer shall not have the right to reimbursement for any amounts remitted to the Trustee in respect of Compensating Interest. Such amounts so remitted shall be included in the Available Funds relating to the Loan Group experiencing the Principal Prepayments and distributed therewith on the next Distribution Date. If on any Master Servicer Remittance Date the amount deposited into the Collection Account is the amount calculated in (B), such amount shall be allocated between the Available Funds of each Loan Group pro rata based on the aggregate Prepayment Interest Shortfall experienced by both Loan Groups during the related Due Period. The Master Servicer shall not be obligated to pay Compensating Interest with respect to Relief Act Interest Shortfalls.

          Section 3.25 CERTAIN RIGHTS RELATED TO FORECLOSURE AND THE SPECIAL SERVICER.

          (a) The Directing Holder shall have the right to purchase defaulted Mortgage Loans from the Trust Fund as and to the extent provided herein. At any time, the Directing Holder may request that the Special Servicer take a particular action permitted under this Agreement with respect to a particular Specially Serviced Mortgage Loan, including without limitation foreclosure, waivers or modifications. Any such request shall be in writing, a copy of which shall be delivered to the Master Servicer. Within two Business Days of receipt of such a request, the Special Servicer shall notify the Directing Holder whether the Special Servicer intends to comply with such request. If the Special Servicer does not comply with such request (or fails to notify the Directing Holder of its decision within the two Business Day period), then the Directing Holder may, at its sole option and upon written notice to the Special Servicer and the Master Servicer, purchase the related Mortgage Loan from the Trust Fund at the Purchase Price. In addition, the Directing Holder may purchase any Severely Delinquent Loan upon written notice to the Master Servicer and the Special Servicer within three days of the day on which such Mortgage Loan becomes a Severely Delinquent Loan. After Mortgage Loans or related REO Properties in a Loan Group have been purchased, together with Mortgage Loans and related REO Properties purchased pursuant (i) to the two immediately preceding sentences, (ii) to subsection (b) below and (iii) to Section 3.16(c), in an amount equal to 3.00% by Cut-off Date Aggregate Principal Balance, the Directing Holder must obtain the consent of the Certificate Insurer prior to any further purchases of Mortgage Loans in such Loan Group, provided that failure of the Certificate Insurer to respond within five Business Days following actual receipt of any such request for consent by the Directing Holder shall be deemed to constitute consent to the additional purchases identified in such request for consent.

          (b) In addition to the purchase option provided under subsection (a) above, the Special Servicer and the Directing Holder shall have the right to purchase Severely Delinquent Loans from the Trust Fund as set forth herein. The Special Servicer shall have the right to purchase any Severely Delinquent Loan at the Purchase Price (as defined in this Agreement). The Special Servicer shall send a written notice (the "Initial Notice") to the Directing Holder advising the Directing Holder that the Special Servicer intends to purchase a Severely Delinquent Loan. The Directing Holder shall have the option to (i) direct the Special Servicer not to purchase any such Severely Delinquent Loan but to proceed with a particular default resolution strategy or other strategy consistent with the servicing standards set forth in this Agreement, (ii) direct the Special Servicer to proceed with the purchase of such loan on the terms proposed by the Special Servicer, or (iii) indicate that the Directing Holder intends to purchase such Severely Delinquent Loan, in which case the Directing Holder shall have the sole right and option to purchase the Severely Delinquent Loan at the Purchase Price; provided, however, that if the Directing Holder fails or refuses to deliver a written notice of its election to the Special Servicer within two Business Days after the Special Servicer has sent to the Directing Holder the Initial Notice, then the Directing Holder shall have deemed to have consented to the Special Servicer purchasing the Severely Delinquent Loan for its own account. Such right of such Directing Holder shall be transferable to and exercisable by subsequent Holders of the Class X Certificate only upon satisfaction of the conditions set forth in this Section 3.25. The aggregate of any such purchases by the Directing Holder of a Mortgage Loan pursuant to this Section 3.25(b) shall be subject to the restriction described in subsection (a) above.

          (c) All rights of the Directing Holder under this Agreement shall terminate immediately upon any transfer of the Class X Certificate to any other Person, unless (i) the Special Servicer consents in writing to the transfer of such rights and (ii) the Trustee is provided with a letter from each Rating Agency to the effect that the transfer of the rights of the Directing Holder to such transferee will not result in the qualification, withdrawal or downgrade of the ratings then assigned to any Class of Certificates.

          (d) The Directing Holder may, with the consent of the Certificate Insurer, by written notice to the Special Servicer, terminate the rights and obligations of the Special Servicer under this Agreement, without cause, as and with the effect set forth in the first paragraph following clause (iv) of
Section 8.01 and appoint a successor Special Servicer, provided that (i) such successor is reasonably acceptable to the Master Servicer and the Certificate Insurer and (ii) a letter is provided to the Trustee from each Rating Agency to the effect that such termination and appointment will not result in the qualification, reduction or withdrawal of the ratings then applicable to the Certificates.

          Section 3.26 OBLIGATIONS OF THE MASTER SERVICER IN RESPECT OF MORTGAGE RATES AND MONTHLY PAYMENTS.

          In the event that a shortfall in any collection on or liability with respect to the Mortgage Loans in the aggregate results from or is attributable to adjustments to Mortgage Rates, Monthly Payments or Stated Principal Balances that were made by the Master Servicer in a manner not consistent with the terms of the related Mortgage Note and this Agreement, the Master Servicer, upon discovery or receipt of notice thereof, immediately shall deliver to the Trustee for deposit in the Distribution Account from its own funds the amount of any such shortfall and shall indemnify and hold harmless the Trust Fund, the Trustee, the Certificate Insurer, the Depositor and any successor servicer in respect of any such liability. Such indemnities shall survive the termination or discharge of this Agreement. Notwithstanding the foregoing, this Section 3.26 shall not limit the ability of the Master Servicer to seek recovery of any such amounts from the related Mortgagor under the terms of the related Mortgage Note, as permitted by law.

          Section 3.27 SOLICITATIONS.

          From and after the Closing Date, the Master Servicer agrees that it will not take any action or permit or cause any action to be taken by any of its agents and Affiliates, or by any independent contractors or independent mortgage brokerage companies on the Master Servicer's behalf, to personally, by telephone or mail, solicit the Mortgagor under any Mortgage Loan for the purpose of refinancing such Mortgage Loan; PROVIDED, that the Master Servicer may solicit any Mortgagor for whom the Master Servicer has received a request for verification of mortgage, a request for demand for payoff, a mortgagor initiated written or verbal communication indicating a desire to prepay the related Mortgage Loan, or the mortgagor initiates a title search; provided further, it is understood and agreed that promotions undertaken by the Master Servicer or any of its Affiliates which (i) concern optional insurance products or other additional products or (ii) are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists, newspaper, radio and television advertisements shall not constitute solicitation under this Section, nor is the Master Servicer prohibited from responding to unsolicited requests or inquiries made by a Mortgagor or an agent of a Mortgagor.

          Section 3.28 SPECIAL SERVICER.

          With  respect to any Mortgage  Loan that becomes a Specially  Serviced
Mortgage Loan, all servicing responsibilities shall be transferred from the Master Servicer or any Sub-Servicer to the Special Servicer. The Special Servicer shall, consistent with the servicing standard set forth herein, perform the day-to-day servicing functions with respect to such Mortgage Loan. In connection therewith, the Special Servicer shall be entitled as compensation to retain the Servicing Fee with respect to each Mortgage Loan that is a Specially Serviced Mortgage Loan for any calendar month or part thereof that such Mortgage Loan was a Specially Serviced Mortgage Loan. The Special Servicer shall perform the duties and obligations set forth in Section 3.16 with respect to the realization of proceeds on any such Mortgage Loans.

          The Special Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement thereof except as specifically provided for herein.

          In the event that any Specially Serviced Mortgage Loans cease to be in default (after giving effect to any grace period) for three consecutive months, the Special Servicer shall transfer all servicing responsibilities back to the Master Servicer or any designated Sub-Servicer and thereafter such Mortgage Loan shall be serviced hereunder by the Master Servicer or such Sub-Servicer.

          In the event that Fairbanks Capital Corp. is terminated in its capacity as Sub-Servicer, such termination shall have the effect under this Agreement of simultaneously terminating Fairbanks Capital Corp. in its capacity as Special Servicer hereunder. In the event of any such termination of the Special Servicer, the Master Servicer shall, with the consent of the Certificate Insurer and the Rating Agencies, appoint a successor Special Servicer.


                                   ARTICLE IV

                                  FLOW OF FUNDS

          Section 4.01 DISTRIBUTIONS.

          (a) On each Distribution Date the Trustee shall withdraw funds on deposit in the Distribution Account and make the following disbursements and transfers as described below and to the extent of such funds.

   (A) Immediately following the deemed distributions on the REMIC I Regular Interests and the REMIC II Regular Interests pursuant to Section 4.02, the Group I Available Funds shall be distributed in the following order of priority:

      (i) to the PMI Insurer, the amount owing to the PMI Insurer for the premium payable in respect of the PMI Mortgage Loans in Loan Group I;

      (ii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium (including any premium supplement) payable in respect of the Class A-1 Certificates;

      (iii) to the Holders of the Class A-1 Certificates, the related Interest Distributable Amount;

      (iv) to the Holders of the Class A-1 Certificates, an amount equal to the Group I Basic Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

      (v) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Certificate Insurance Policy in respect of the Class A Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement (including any unpaid premiums in respect of the Class A Certificates);

      (vi) to the Holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the related Interest Distributable Amount for such Distribution Date over (y) the amount actually distributed to the Holders of the Class A-2 Certificates on such Distribution Date pursuant to subclause (B)(iii) below;

      (vii) to the Holders of the Class A-2 Certificates, an amount equal to the excess, if any, of (x) the Certificate Principal Balance of the Class A-2
Certificates (after giving effect to all distributions thereon on such Distribution Date from the Group II Available Funds) over (y) the Group II Loan Balance on the last day of the immediately preceding Prepayment Period;

      (viii) to Holders of the Class A-1 Certificates, an amount equal to the Group I Extra Principal Distribution Amount;

      (ix) to the Holders of the Class A-2 Certificates, an amount equal to any remaining Overcollateralization Deficiency Amount for the Class A-2 Certificates for such Distribution Date after distributions pursuant to clause (B) (viii) on such Distribution Date;

      (x) to the Master Servicer, certain amounts in respect of indemnification that may be required to be paid by the Trust pursuant to the terms of this Agreement;

      (xi) to the Holders of the Class A-1 Certificates, an amount equal to the Group I Interest Carryover, if any;

      (xii) to the Holders of the Class A-2 Certificates, an amount equal to the Group II Interest Carryover, if any, after giving effect to the amount distributable on such Distribution Date pursuant to clause (B) (xi) below; and

      (xiii) to the Holder of the Class X Certificate, the Class X Group I IO Component Distributable Amount for such Distribution Date and the Class X Group I IO Component Distributable Amount for any prior Distribution Date to the extent not previously paid.

   (B) Immediately following the deemed distributions on the REMIC I Regular Interests and the REMIC II Regular Interests pursuant to Section 4.02, Group II Available Funds shall be distributed in the following order of priority:

      (i) to the PMI Insurer, the amount owing to the PMI Loan Insurer for the premium payable in respect of the PMI Mortgage Loans in Loan Group II;

      (ii) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for the premium (including any premium supplement) payable in respect of the Class A-2 Certificates;

      (iii) to the Holders of the Class A-2 Certificates, the related Interest Distributable Amount;

      (iv) to the Holders of the Class A-2 Certificates, an amount equal to the Group II Basic Principal Distribution Amount, until the Certificate Principal Balance of such Class has been reduced to zero;

      (v) to the Certificate Insurer, the amount owing to the Certificate Insurer under the Insurance Agreement for reimbursement for prior draws made on the Certificate Insurance Policy in respect of the Class A Certificates and any other amounts owing to the Certificate Insurer under the Insurance Agreement (including any unpaid premiums in respect of the Class A Certificates);

      (vi) to the Holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the related Interest Distributable Amount for such Distribution Date over (y) the amount actually distributed to the Holders of the Class A-1 Certificates on such Distribution Date pursuant to subclause (A)(iii) above;

      (vii) to the Holders of the Class A-1 Certificates, an amount equal to the excess, if any, of (x) the Certificate Principal Balance of the Class A-1
Certificates (after giving effect to all distributions thereon on such Distribution Date from the Group I Available Funds) over (y) the Group I Loan Balance on the last day of the immediately preceding Prepayment Period;

      (viii) to the Holders of the Class A-2 Certificates, an amount equal to the applicable Extra Principal Distribution Amount;

      (ix) to the Holders of the Class A-1 Certificates, an amount equal to any remaining Overcollateralization Deficiency Amount for the Class A-1 Certificates for such Distribution Date after distributions pursuant to clause A (viii) on such Distribution Date;

      (x) to the Master Servicer, certain amounts in respect of indemnification that may be required to be paid by the Trust pursuant to this Agreement;

      (xi) to the Holders of the Class A-2 Certificates, an amount equal to the Group II Interest Carryover, if any; and

      (xii) to the Holders of the Class A-1 Certificates, an amount equal to the Group I Interest Carryover, if any, after giving effect to the amount distributable on such Distribution Date pursuant to clause (A)(xi) above; and

      (xiii) to the Holder of the Class X Certificate, the Class X Group II IO Component Distributable Amount for such Distribution Date and the Class X Group II IO Component Distributable Amount for any prior Distribution Date to the extent not previously paid.

   (C) On each Distribution Date, any amounts remaining in the Distribution Account with respect to REMIC III after giving effect to the distributions specified in clauses (A) and (B) above will be distributed to the holders of the Class R Certificates in respect of the Class R-III Component.

   (D) Amounts distributable pursuant to clauses (A)(xi),  (A)(xii), (B)(xi) and
(B)(xii) shall be deemed to have been distributed to the Class X Certificates in reduction of the Class X Distributable Amount, and then to the Class A-1 or Class A-2 Certificates, as applicable, outside REMIC III.

   (E)  Amounts  distributable  pursuant  to clauses  (A)(i),  (A)(ii),  (A)(v),
(A)(x), (B)(i), (B)(ii), (B)(v) and (B)(x) shall be expenses of REMIC I and distributed from REMIC I.

      (b) METHOD OF DISTRIBUTION. The Trustee shall make distributions in respect of a Distribution Date to each Certificateholder of record on the related Record Date (other than as provided in Section 10.01 respecting the final distribution), in the case of Certificateholders of the Regular Certificates, by check or money order mailed to such Certificateholder at the address appearing in the Certificate Register, or by wire transfer to the Depository, in the case of Certificates held by the Depository, or to the account specified in writing by any other Certificateholder not less than seven Business Days preceding a Distribution Date, in the case of Holders of Class A Certificates evidencing a denomination of a least $1,000,000 or a 100% Percentage Interest in the Class X or Class R Certificates. Distributions among Certificateholders shall be made in proportion to the Percentage Interests evidenced by the Certificates held by such Certificateholders.

      (c) DISTRIBUTIONS ON BOOK-ENTRY CERTIFICATES. Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, which shall credit the amount of such distribution to the accounts of its Depository
Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by the Depository and the Depository Participants in accordance with the provisions of the
Certificates. None of the Trustee, the Depositor, the Master Servicer, the Special Servicer or the Seller shall have any responsibility therefor except as otherwise provided by applicable law.

      (d) DISTRIBUTION OF INSURED PAYMENTS. With respect to any Distribution Date, in the event of an Insured Payment, the Trustee shall make such payments from the amount drawn under the Certificate Insurance Policy for the purposes specified in the Certificate Insurance Policy. The Certificate Insurer shall be deemed to be the assignee of the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates to the extent of any amount of Insured Payments disbursed by the Trustee from proceeds of the Certificate Insurance Policy and to such extent, shall be the subrogee of each such Holder of the Class A-1 Certificates and each such Holder of the Class A-2 Certificates; PROVIDED, HOWEVER, that any such right of subrogation inuring to the Certificate Insurer hereunder or otherwise shall be and is subordinated to the rights under this Agreement of the Holders of the Class A-1 Certificates and the Holders of the Class A-2 Certificates and in accordance with Section 11.04.

          Section 4.02 REMIC I AND REMIC II DISTRIBUTIONS

          (a) REMIC I.

          (i) On each Distribution Date, the Group I Available Funds shall be deemed distributed to the Class LT1, Class LT2 and Class LT3 Interests as follows: (A) Interest shall be deemed distributed (subject to Section 4.02(a)(iii) with respect to the Class LT3 Interest) on each of the Class LT1, Class LT2 and Class LT3 Interests at the Group I Weighted Average Net Loan Rate (adjusted to an actual/360 basis), (B) the Class LT3 Accrual Amount shall be deemed distributed to reduce the principal balance of the Class LT2 Interest, (C) the Group I Basic Principal Distribution Amount shall be distributed pro rata among the Class LT1, Class LT2 and Class LT3 Interests, based on their principal balances, such that their principal balances remain in the ratio of 98% of the Group I Loan Balance, 1% of the excess of the Group I Loan Balance over the Group I Overcollateralized Amount and 1% of the sum of the Group I Loan Balance and the Group I Overcollateralized Amount, respectively.

          (ii) On each Distribution Date, the Group II Available Funds shall be deemed distributed to the Class LT4, Class LT5 and Class LT6 Interests as follows: (A) Interest shall be deemed distributed (subject to Section 4.02(a)(iv) with respect to the Class LT6 Interest) on each of the Class LT4, Class LT5 and Class LT6 Interests at the Group II Weighted Average Net Loan Rate (adjusted to an actual/360 basis), (B) the Class LT6 Accrual Amount shall be deemed distributed to reduce the principal balance of the Class LT5 Interest, (C) the Group II Basic Principal Distribution Amount shall be distributed pro rata among the Class LT4, Class LT5 and Class LT6 Interests, based on their unpaid principal balances, such that their principal balances remain in the ratio of 98% of the Group II Loan Balance, 1% of the excess of the Group II Loan Balance over the Group II Overcollateralized Amount and 1% of the sum of the Group II Loan Balance and the Group II Overcollateralized Amount, respectively.

          (iii) Interest will accrue on each of the Class LT1, Class LT2 and Class LT3 Interests at the Group 1 Weighted Average Net Loan Rate. Interest will not be paid currently to the Class LT3 Interest to the extent of 1% of any increase in the Group I Overcollateralized Amount (such amount, the "Class LT3 Accrual Amount"). The Class LT3 Accrual Amount will be added to the principal balance of the Class LT3 Interest and will be used to reduce the principal balance of the Class LT2 Interest.

          (iv) Interest will accrue on each of the Class LT4, Class LT5 and Class LT6 Interests at the Group 2 Weighted Average Net Loan Rate. Interest will not be paid currently to the Class LT6 Interest to the extent of 1% of any increase in the Group II Overcollateralized Amount (such amount, the "Class LT6 Accrual Amount"). The Class LT6 Accrual Amount will be added to the principal balance of the Class LT6 Interest and will be used to reduce the principal balance of the Class LT5 Interest.

          (v) On each Distribution Date, Realized Losses and Insurance Proceeds with respect to the Group I Mortgage Loans will be allocated to the Class LT1, Class LT2 and Class LT3 Interests in the same manner as distributions of principal, as described above.

          (vi) Realized Losses and Insurance Proceeds with respect to the Group II Mortgage Loans will be allocated to the Class LT4, Class LT5 and Class LT6 Interests in the same manner as distributions of principal, as described above.

          (vii) On each Distribution Date, any amounts remaining in the Distribution Account with respect to REMIC I after giving effect to the distributions and allocations specified in clauses (i)-(v) above will be distributed to the holders of the Class R Certificates in respect of the Class R-I Component.

          (b) REMIC II.

          (i) Interest will be deemed to accrue on, interest and principal will be deemed to be distributed on, and Realized Losses and Insurance Proceeds will be allocated to the Class MT1, Class MT3, Class MT4 and Class MT6 Interests in the same manner as interest and principal are deemed to accrue and be distributed with respect to and Realized Losses and Insurance Proceeds are allocated to the Class LT1, Class LT3, Class LT4 and Class LT6 Interests, respectively.

          (ii) Principal will be deemed to be distributed on and Realized Losses and Insurance Proceeds will be allocated to the Class MT2 and Class MT5 Interests in the same manner as principal is deemed to be distributed with respect to and Realized Losses and Insurance Proceeds are allocated to the Class LT2 and Class LT5 Interests, respectively. Interest will be deemed to accrue and be distributed on the Class MT2 Interest at the Pass-Through Rate for the Class A-1 Certificates. Interest will be deemed to accrue and be distributed on the Class MT5 Interest at the Pass-Through Rate for the Class A-2 Certificates.

          (iii) Interest will be deemed to accrue and be distributed on the Class MTN2 Interest at a rate equal to (x) the Group I Weighted Average Net Loan Rate minus (y) the Pass-Through Rate for the Class A-1 Certificates. Interest will be deemed to accrue and be distributed on the Class MTN5 Interest at a rate equal to (x) the Group II Weighted Average Net Loan Rate minus (y) the Pass-Through Rate for the Class A-2 Certificates.

          (iv) On each Distribution Date, any amounts remaining in the Distribution account with respect to REMIC II after giving effect to the distributions and allocations specified in clauses (i)-(iii) above will be distributed to the holders of the Class R Certificates in respect of the Class R-II Component.

          Section 4.03 STATEMENTS.

          (a) On each Distribution Date, based, as applicable, on information provided to it by the Master Servicer, the Trustee shall prepare and forward by mail to each Holder of the Regular Certificates, the Master Servicer, the Certificate Insurer and the Rating Agencies, a statement as to the distributions made on such Distribution Date:

          (i) the amount of the distribution made on such Distribution Date to the Holders of each Class of Class A Certificates,

          (ii) the amount of the distribution made on such Distribution Date to the Holders of each Class of Class A Certificates allocable to principal and interest, separately identified;

          (iii) the Overcollateralized Amount, the Overcollateralization Release Amount, the Overcollateralization Deficiency Amount and the Overcollateralization Target Amount as of such Distribution Date for each Class of Class A Certificates and the General Excess Available Amount for each related Loan Group for such Distribution Date;

          (iv) the aggregate amount of servicing compensation received by the Master Servicer during the related Due Period and such other customary information as the Trustee deems necessary or desirable, or which a Certificateholder reasonably requests, to enable Certificateholders to prepare their tax returns and, separately identified, the amount of compensation paid to the Special Servicer;

          (v) the  aggregate  amount  of  Advances  for the  related  Prepayment
     Period;

          (vi) the Pool Principal Balance and the Loan Group Balance for each Loan Group at the Close of Business at the end of the related Prepayment Period;

          (vii) the number, weighted average remaining term to maturity and weighted average Mortgage Rate of the Mortgage Loans as of the related Due Date;

          (viii) separately stated for each Loan Group, the number and aggregate unpaid principal balance of Mortgage Loans (a) 30 to 59 days past due on a contractual basis, (b) 60 to 89 days past due on a contractual basis, (c) 90 or more days past due on a contractual basis, (d) as to which foreclosure proceedings have been commenced and (e) in bankruptcy as of the Close of Business on the last day of the calendar month preceding such Distribution Date;

          (ix) with respect to any Mortgage Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the loan number of such Mortgage Loan, the Principal Balance of such Mortgage Loan as of the Close of Business on the last day of the related Prepayment Period, and the date on which it became an REO Property;

          (x) the book value of any REO Property as of the Close of Business on the last Business Day of the calendar month preceding the Distribution Date, and, cumulatively, the total number and cumulative principal balance of all REO Properties as of the Close of Business of the last day of the preceding due period;

          (xi) the aggregate amount of Principal Prepayments made during the related Prepayment Period;

          (xii) the aggregate amount of Realized Losses incurred during the related Due Period and the cumulative amount of Realized Losses;

          (xiii) the aggregate amount of extraordinary Trust Fund expenses withdrawn from the Collection Account for such Distribution Date;

          (xiv) the Class Certificate Principal Balance of each Class of Class A Certificates, after giving effect to the distributions made on such Distribution Date;

          (xv) the Interest Distributable Amount in respect of each Class of Class A Certificates for such Distribution Date and the respective portions thereof, if any, remaining unpaid following the distributions made in respect of such Certificates on such Distribution Date;

          (xvi) the aggregate amount of any Prepayment Interest Shortfalls and the Unpaid Interest Shortfall Amount for such Distribution Date, to the extent not covered by payments by the Master Servicer pursuant to Section 3.26;

          (xvii) the amount of premium to be paid to the Certificate Insurer and the Trustee Fee for such Distribution Date, stated separately;

          (xviii) the Group I Interest Carryover and the Group II Interest Carryover, if any, for such Distribution Date and the amount remaining unpaid on each Interest Carryover after reimbursements therefor on such Distribution Date;

          (xix) any Overcollateralization Deficiency Amount after giving effect to the distribution of principal on such Distribution Date;

          (xx) whether the Step Down Cumulative Loss Test, Step Down Rolling Delinquency Test, Step Down Rolling Loss Test, Step Up Cumulative Loss Test, Step Up Rolling Delinquency Test, Step Up Rolling Loss Test and/or Step Up Spread Squeeze Test have been met, the cumulative realized losses with respect to each Loan Group, as a percentage of the original Loan Group Balance, the Delinquency Percentage and the Annual Loss Percentage;

          (xxi) the Available Funds with respect to each Loan Group;

          (xxii) the Pass-Through Rate for the Class A-1 and Class A-2 Certificates for such Distribution Date;

          (xxiii) the Liquidation Report for such Distribution Date;

          (xxiv) the aggregate Principal Balance of Mortgage Loans purchased by the Master Servicer, Special Servicer or Seller during the related Due Period and indicating the Section of this Agreement requiring or allowing the purchase of each such Mortgage Loan;

          (xxv) the amount of premium to be paid to the PMI Insurer;

          (xxvi) the aggregate amount representing collections of Prepayment Premiums during the related Prepayment Period included in Group I Available Funds and Group II Available Funds, on such Distribution Date;

          (xxvii) the Class X Group I IO Component Distributable Amount and the Class X Group II IO Component Distributable Amount for such Distribution Date and (a) the portion thereof distributed on the current Distribution Date and the portion thereof remaining unpaid on such Distribution Date,
     (b) any such amount for any prior Distribution Date distributed on the current Distribution Date and (c) any such amount for any prior Distribution Date remaining unpaid after giving effect to the distributions on the current Distribution Date, separately stated; and

          (xxviii) the amount on deposit in each of the Pre-Funding Accounts and Capitalized Interest Accounts, if any, stated separately.

          The Trustee shall forward such report concurrently with each distribution to the Certificateholders, the Certificate Insurer (at 350 Park Avenue, New York, New York 10022, Attention: Surveillance Department) and the Rating Agencies on the related Distribution Date. The Trustee may also make such reports available each month to each party referred to in this paragraph via the Trustee's website. The Trustee's website can be accessed at http://online.bankerstrust.com/invr. The Trustee's obligations pursuant to this
Section 4.03 are limited to the extent of its receipt of all necessary information from the Master Servicer. The Trustee may fully rely upon and shall have no liability with respect to information provided by the Master Servicer.

          In the case of  information  furnished  pursuant to subclauses (i) and
(ii) above, the amounts shall be expressed in a separate section of the report as a dollar amount for each Class for each $1,000 original dollar amount as of the Cut-off Date.

          (b) Within a reasonable period of time after the end of each calendar year, the Trustee shall, upon written request, furnish to each Person who at any time during the calendar year was a Certificateholder of a Regular Certificate, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information set forth in subclauses (i) and (ii) above, aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished by the Trustee to Certificateholders pursuant to any requirements of the Code as are in force from time to time.

          (c) On each Distribution Date, the Trustee shall forward to the Class R Certificateholders a copy of the reports forwarded to the Regular Certificateholders in respect of such Distribution Date with such other information as the Trustee deems necessary or appropriate.

          (d) Within a reasonable period of time after the end of each calendar year, the Trustee shall deliver to each Person who at any time during the calendar year was a Class R Certificateholder, if requested in writing by such Person, such information as is reasonably necessary to provide to such Person a statement containing the information provided pursuant to the previous paragraph aggregated for such calendar year or applicable portion thereof during which such Person was a Class R Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be prepared and furnished to Certificateholders by the Trustee pursuant to any requirements of the Code as from time to time in force.

          Section 4.04 REMITTANCE REPORTS; ADVANCES.

          (a) No later than the second Business Day following each Determination Date, the Master Servicer shall deliver to the Trustee by telecopy or electronic mail (or by such other means as the Master Servicer and the Trustee may agree from time to time) a Remittance Report with respect to the related Distribution Date. Not later than the Close of Business New York time on the Master Servicer Remittance Date, the Master Servicer shall deliver or cause to be delivered to the Trustee in addition to the information provided on the Remittance Report, such other information reasonably available to it with respect to the Mortgage Loans as the Trustee may reasonably require to perform the calculations necessary to make the distributions contemplated by Section 4.01 and to prepare the statements to Certificateholders contemplated by Section 4.03. The Trustee shall not be responsible to recompute, recalculate or verify any information provided to it by the Master Servicer.

          (b) The amount of Advances to be made by the Master Servicer for any Distribution Date shall equal, subject to Section 4.04(d), the sum of (i) the aggregate amount of Monthly Payments (net of the related Servicing Fee), due during the related Due Period in respect of the Mortgage Loans, which Monthly Payments were delinquent on a contractual basis as of the Close of Business on the related Determination Date and (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Due Period and as to which REO Property an REO Disposition did not occur during the related Due Period, an amount equal to the excess, if any, of the REO Imputed Interest on such REO Property for the most recently ended calendar month, over the net income from such REO Property transferred to the Distribution Account pursuant to Section 3.23 for distribution on such Distribution Date. For purposes of the preceding sentence, the Monthly Payment on each Balloon Mortgage Loan with a delinquent Balloon Payment is equal to the assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for the such Balloon Mortgage Loan.

          On or before the Close of Business New York time on the Master Servicer Remittance Date, the Master Servicer shall remit in immediately available funds to the Trustee for deposit in the Distribution Account an amount equal to the aggregate amount of Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Distribution Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case it will cause to be made an appropriate entry in the records of Collection Account that amounts held for future distribution have been, as permitted by this Section 4.04, used by the Master Servicer in discharge of any such Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of Advances to be made by the Master Servicer with respect to the Mortgage Loans and REO Properties. Any amounts held for future distribution and so used shall be appropriately reflected in the Master Servicer's records and replaced by the Master Servicer by deposit in the Collection Account on or before any future Servicer Remittance Date to the extent that the Available Funds for the related Distribution Date (determined without regard to Advances to be made on the Master Servicer Remittance Date) shall be less than the total amount that would be distributed to the Classes of Certificateholders pursuant to Section 4.01 on such Distribution Date if such amounts held for future distributions had not been so used to make Advances. The Trustee will promptly provide notice to the Master Servicer by telecopy in the event that the amount remitted by the Master
Servicer to the Trustee on such date is less than the Advances required to be made by the Master Servicer for the related Distribution Date, as set forth in the related Remittance Report.

          (c) The obligation of the Master Servicer to make such Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan, shall continue until the Mortgage Loan is paid in full or until the recovery of all Liquidation Proceeds thereon.

          (d) Notwithstanding anything herein to the contrary, no Advance or Servicing Advance shall be required to be made hereunder by the Master Servicer if such Advance or Servicing Advance would, if made, constitute a Nonrecoverable Advance. The determination by the Master Servicer that it has made a
Nonrecoverable Advance or that any proposed Advance or Servicing Advance, if made, would constitute a Nonrecoverable Advance, shall be evidenced by an Officers' Certificate of the Master Servicer delivered to the Depositor and the Trustee.

          Section 4.05 PRE-FUNDING ACCOUNTS AND CAPITALIZED INTEREST ACCOUNTS.

          (a) The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained two separate accounts denominated" Pre-Funding Accounts", which are and shall continue to be Eligible Accounts in the name of the Trustee and shall be designated "Bankers Trust Company of California, N.A., as Trustee of the United PanAm Mortgage Loan Trust 1999-2, Group I Pre-Funding Account" and "Bankers Trust Company of California, N.A., as Trustee of the United PanAm Mortgage Loan Trust 1999-2, Group II Pre-Funding Account". Each of the Pre-Funding Accounts shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Any investment earnings on the Pre-Funding Accounts shall be treated as owned by the Seller and will be taxable to the Seller.

          The Trustee has heretofore established or caused to be established and shall hereafter maintain or cause to be maintained two separate accounts denominated "Capitalized Interest Accounts", which are and shall continue to be Eligible Accounts in the name of the Trustee and shall be designated "Bankers Trust Company of California, N.A., as Trustee of the United PanAm Mortgage Loan Trust Series 1999-2, Group I Capitalized Interest Account" and "Bankers Trust Company of California, N.A., as Trustee of the United PanAm Mortgage Loan Trust Series 1999-2, Group II Capitalized Interest Account". Each of the Capitalized Interest Accounts shall be treated as an "outside reserve fund" under applicable Treasury regulations and shall not be part of any REMIC. Any investment earnings on the Capitalized Interest Accounts shall be treated as owned by the Seller and will be taxable to the Seller.

          The amount on deposit in the Pre-Funding Accounts and the Capitalized Interest Accounts shall be invested in Permitted Investments in accordance with the provisions of Section 3.12 hereof.

          (b) On the Closing Date, the Seller shall cause to be deposited in the Group I Pre-Funding Account and the Group II Pre-Funding Account the amounts of $27,234,114.75 and $10,298,458.02 respectively, and shall cause to be deposited in the Group I Capitalized Interest Account and the Group II Capitalized Interest Account the amounts of $244,110.34, and $94,002.75, respectively.

          (c) On each Additional Transfer Date, upon satisfaction of the conditions set forth in Section 2.10 hereof, the Trustee shall withdraw from the related Pre-Funding Accounts an amount equal to 100% of the aggregate of the Cut-off Date Principal Balances of the Additional Mortgage Loans sold to the Trust for inclusion in Loan Group I or Loan Group II, as the case may be, on such Additional Transfer Date and pay such amount to or upon the order of the Seller.

          (d) On the Business Day prior to the Distribution Date immediately following the Due Period in which the Pre-Funding Period ends, the Trustee shall
(i) withdraw the Unutilized Pre-Funding Amount, if any, from each of the Pre-Funding Accounts, (ii) promptly deposit each amount in the Distribution Account and (iii) distribute each amount to the related Certificate Group on such Distribution Date pursuant to Section 2.11 hereof.

          The amount deposited in the Distribution Account pursuant to the preceding paragraph shall be net of any Pre-Funding Earnings.

          (e) On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Due Period in which the Pre-Funding Period ends, the Trustee shall transfer from each Pre-Funding Account to the Distribution Account the Pre-Funding Earnings, if any, applicable to such Distribution Date and shall distribute such amount to the REMIC I Regular Interests corresponding to the related Certificate Group on such Distribution Date pursuant to Section 4.02 hereof.

          (f) On the Business Day prior to each Distribution Date, through the Distribution Date immediately following the Due Period in which the Pre-Funding Period ends, the Trustee shall transfer from each Capitalized Interest Account to the Distribution Account the related Capitalized Interest Requirement, if any, for such Distribution Date and shall distribute such amount to the REMIC I Regular Interests corresponding to the related Certificate Group on such Distribution Date pursuant to Section 4.01 hereof.

          (g) All amounts, if any, remaining in the Capitalized Interest Accounts on the Distribution Date following the Due Period in which the Pre-Funding Period ends shall be withdrawn by the Trustee from the Capitalized Interest Accounts and deposited in the Distribution Account on such date.


                                    ARTICLE V

                                THE CERTIFICATES

          Section 5.01 THE CERTIFICATES.

          Each of the Class A, Class X and Class R Certificates shall be substantially in the forms annexed hereto as exhibits, and shall, on original issue, be executed, authenticated and delivered by the Trustee to or upon the order of the Depositor concurrently with the sale and assignment to the Trustee of the Trust Fund. Each Class of the Class A Certificates shall be initially evidenced by one or more Certificates representing a Percentage Interest with a minimum dollar denomination of $50,000 and integral dollar multiples of $1,000 in excess thereof, except that one Certificate of each such Class of Certificates may be in a different denomination so that the sum of the denominations of all outstanding Certificates of such Class shall equal the Class Certificate Principal Balance of such Class on the Closing Date. The Class R Certificates are issuable only in minimum Percentage Interests of 25%. The Class X Certificate is issuable only as a single certificate in a Percentage Interest of 100%.

          The Certificates shall be executed on behalf of the Trust by manual or facsimile signature on behalf of the Trustee by a Responsible Officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time when such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trust, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement or be valid for any purpose, unless such Certificate shall have been manually authenticated by the Trustee substantially in the form provided for herein, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. Subject to Section 5.02(c), the Class A Certificates shall be Book-Entry Certificates. The Class X and Class R Certificates shall not be Book-Entry Certificates.

          Section 5.02 REGISTRATION OF TRANSFER AND EXCHANGE OF CERTIFICATES.

          (a) The Certificate Registrar shall cause to be kept at the Corporate Trust Office a Certificate Register in which, subject to such reasonable regulations as it may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. The Trustee shall initially serve as Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided.

          Upon surrender for registration of transfer of any Certificate at any office or agency of the Certificate Registrar maintained for such purpose pursuant to the foregoing paragraph and, in the case of a Class X or Class R Certificate, upon satisfaction of the conditions set forth below, the Trustee on behalf of the Trust shall execute, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same aggregate Percentage Interest.

          At the option of the Certificateholders, Certificates may be exchanged for other Certificates in authorized denominations and the same aggregate Percentage Interests, upon surrender of the Certificates to be exchanged at any such office or agency. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute on behalf of the Trust and authenticate and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall (if so required by the Trustee or the Certificate Registrar) be duly endorsed by, or be accompanied by a written instrument of transfer satisfactory to the Trustee and the Certificate Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing.

          (b) Except as provided in paragraph (c) below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of such Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Certificates; (iii) ownership and transfers of registration of such Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall for all purposes deal with the Depository as representative of the Certificate Owners of the Certificates for purposes of exercising the rights of Holders under this Agreement, and requests and directions for and votes of such representative shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; (vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and Persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners; and (vii) the direct participants of the Depository shall have no rights under this Agreement under or with respect to any of the Certificates held on their behalf by the Depository, and the Depository may be treated by the Trustee and its agents, employees, officers and directors as the absolute owner of the Certificates for all purposes whatsoever.

          All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owners. Each
Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners that it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures. The parties hereto are hereby authorized to execute a Letter of Representations with the Depository or take such other action as may be necessary or desirable to register a Book-Entry Certificate to the Depository. In the event of any conflict between the terms of any such Letter of Representation and this Agreement, the terms of this Agreement shall control.

          (c) If (i) (x) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to discharge properly its responsibilities as Depository and (y) the Trustee or the Depositor is unable to locate a qualified successor, (ii) the Depositor, at its sole option, with the consent of the Trustee, elects to terminate the book-entry system through the Depository or (iii) after the occurrence of a Servicer Event of Termination, the Certificate Owners of each Class of Class A Certificates representing Percentage Interests of such Classes aggregating not less than 51% advises the Trustee and Depository through the Financial Intermediaries and the Depository Participants in writing that the continuation of a book-entry system through the Depository to the exclusion of definitive, fully registered certificates (the "Definitive Certificates") to Certificate Owners is no longer in the best interests of the Certificate Owners, Definitive Certificates shall be issued in exchange for Book-Entry Certificates. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository, accompanied by registration instructions from the Depository for registration, the Trustee shall, at the Depositor's expense, in the case of (ii) above, or the Seller's expense, in the case of (i) and (iii) above, execute on behalf of the Trust and authenticate the Definitive Certificates. Neither the Depositor nor the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates, the Trustee, the Certificate Registrar, the Master Servicer, any Paying Agent and the Depositor shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder.

          (d) Except with respect to the initial transfer of the Class X and Class R Certificates by the Depositor, no transfer, sale, pledge or other disposition of any Class X or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit K under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit M) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit K) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class X or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of a Class X or Class R Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code (collectively, a "Plan"), nor a Person acting on behalf of any such Plan nor using the assets of any such Plan to effect such transfer or (ii) (in the case of the Class X Certificates) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class X or Class R Certificate presented for registration in the name of a Plan (or comparable provisions of any subsequent enactments), or a trustee of any such Plan or any other Person acting on behalf of any such Plan or using such Plan's assets, an Opinion of Counsel satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Class X or Class R Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class X or Class R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class X or Class R Certificate) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of a Class X or Class R Certificate to or on behalf of a Plan without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

          Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

          (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

          (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

          (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  A. an  affidavit  in the form of  Exhibit  L  hereto  from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  B. a covenant of the  proposed  transferee  to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

          (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

          (v) If any  Person  other than a  Permitted  Transferee  acquires  any
     Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

          (vi) If any Person  other than a  Permitted  Transferee  acquires  any
     Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

          (e) All rights of the Directing Holder under this Agreement shall terminate immediately upon any transfer of the Class X Certificate to any other Person, unless (i) the Special Servicer consents in writing to the transfer of such rights and (ii) the Trustee is provided with a letter from each Rating Agency to the effect that the transfer of the rights of the Directing Holder to such transferee will not result in the qualification, withdrawal or downgrade of the ratings then assigned to any Class of Certificates.

          (f) No service charge shall be made for any registration of transfer or exchange of Certificates of any Class, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates.

          All Certificates surrendered for registration of transfer or exchange shall be cancelled by the Certificate Registrar and disposed of pursuant to its standard procedures.

          Section 5.03 MUTILATED, DESTROYED, LOST OR STOLEN CERTIFICATES.

          If (i) any mutilated Certificate is surrendered to the Certificate Registrar or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee, the Depositor and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute on behalf of the Trust, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like tenor and Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee or the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) in connection therewith. Any duplicate Certificate issued pursuant to this Section, shall constitute complete and indefeasible evidence of ownership in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

          Section 5.04 PERSONS DEEMED OWNERS.

          The Master Servicer, the Depositor, the Trustee, the Certificate Registrar, any Paying Agent and any agent of the Master Servicer, the Depositor, the Certificate Insurer, the Certificate Registrar, any Paying Agent or the Trustee may treat the Person, including a Depository, in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to Section 4.01 and for all other purposes whatsoever, and none of the Master Servicer, the Trust, the Certificate Insurer, the Trustee nor any agent of any of them shall be affected by notice to the contrary.

          Section 5.05 APPOINTMENT OF PAYING AGENT.

          (a) The Paying Agent shall make distributions to Certificateholders from the Distribution Account pursuant to Section 4.01 and shall report the amounts of such distributions to the Trustee. The duties of the Paying Agent may include the obligation (i) to withdraw funds from the Collection Account pursuant to Section 3.11(a) and for the purpose of making the distributions referred to above and (ii) to distribute statements and provide information to Certificateholders as required hereunder. The Paying Agent hereunder shall at all times be an entity duly incorporated and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authorities. The Paying Agent shall initially be the Trustee. The Trustee may appoint a successor to act as Paying Agent, which appointment shall be reasonably satisfactory to the Depositor and the Certificate Insurer.

          (b) The Trustee shall cause the Paying Agent (if other than the Trustee) to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee that such Paying Agent shall hold all sums, if any, held by it for payment to the Certificateholders in trust for the benefit of the Certificateholders entitled thereto until such sums shall be paid to such Certificateholders and shall agree that it shall comply with all requirements of the Code regarding the withholding of payments in respect of Federal income taxes due from Certificate Owners and otherwise comply with the provisions of this Agreement applicable to it.


                                   ARTICLE VI

                THE SELLER, THE MASTER SERVICER AND THE DEPOSITOR

          Section 6.01 LIABILITY OF THE SELLER, THE MASTER SERVICER AND THE DEPOSITOR.

          The Seller and the Master Servicer shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Seller or the Master Servicer, as the case may be, herein. The Depositor shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the Depositor.

          Section 6.02 MERGER OR CONSOLIDATION OF, OR ASSUMPTION OF THE OBLIGATIONS OF, THE SELLER, THE MASTER SERVICER OR THE DEPOSITOR.

          Any entity into which the Seller, Master Servicer or Depositor may be merged or consolidated, or any entity resulting from any merger, conversion or consolidation to which the Seller, the Master Servicer or the Depositor shall be a party, or any corporation succeeding to the business of the Seller, the Master Servicer or the Depositor, shall be the successor of the Seller, the Master Servicer or the Depositor, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; PROVIDED, HOWEVER, that the successor Master Servicer shall satisfy all the requirements of Section 7.02 with respect to the qualifications of a successor Master Servicer.

          Section  6.03  LIMITATION  ON  LIABILITY  OF THE MASTER  SERVICER  AND
OTHERS.

          Neither the Master Servicer nor any of the directors or officers or employees or agents of the Master Servicer shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action by the Master Servicer in good faith pursuant to this Agreement, or for errors in judgment; PROVIDED, HOWEVER, that this provision shall not protect the Master Servicer or any such Person against any liability which would otherwise be imposed by reason of its willful misfeasance, bad faith or negligence in the performance of duties of the Master Servicer or by reason of its failure to perform its obligations and duties hereunder; PROVIDED, FURTHER, that this provision shall not be construed to entitle the Master Servicer to indemnity in the event that amounts advanced by the Master Servicer to retire any senior lien exceed Liquidation Proceeds (in excess of related liquidation expenses) realized with respect to the related Mortgage Loan. The preceding sentence shall not limit the obligations of the Master Servicer pursuant to Section 8.05. The Master Servicer and any director or officer or employee or agent of the Master Servicer may rely in good faith on any document of any kind PRIMA facie properly executed and submitted by any Person respecting any matters arising hereunder. The Master Servicer and any director or officer or employee or agent of the Master Servicer shall be indemnified by the Trust and held harmless against any loss, liability or expense incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense related to any specific Mortgage Loan or Mortgage Loans (except as any such loss, liability or expense shall be otherwise reimbursable pursuant to this Agreement) and any loss, liability or expense incurred by reason of its willful misfeasance, bad faith or negligence in the performance of duties hereunder or by reason of its failure to perform its obligations and duties hereunder. The Master Servicer may undertake any such action which it may deem necessary or desirable in respect of this Agreement, and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, unless the Depositor or the Master Servicer acts without the consent of the Certificate Insurer prior to an Certificate Insurer Default or without the consent of Holders of Certificates entitled to at least 51% of the Voting Rights after an Certificate Insurer
Default, the reasonable legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust and the Master Servicer shall be entitled to be reimbursed therefor only pursuant to Sections 4.01(a)(A)(x) and 4.01(a)(B)(x). The Master Servicer's right to indemnity or reimbursement pursuant to this Section shall be subject to the payment priority described in Section 4.01(a) and shall survive any resignation or termination of the Master Servicer pursuant to Section 6.04 or
7.01 with respect to any losses, expenses, costs or liabilities arising prior to such resignation or termination (or arising from events that occurred prior to such resignation or termination). This paragraph shall apply to the Master Servicer solely in its capacity as Servicer hereunder and in no other capacities.

          Section 6.04 SERVICER NOT TO RESIGN.

          Subject to the provisions of Section 7.01 and Section 6.02, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except (i) upon determination that the performance of its obligations or duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it or its subsidiaries or Affiliates, the other activities of the Master Servicer so causing such a conflict being of a type and nature carried on by the Master Servicer or its subsidiaries or Affiliates at the date of this Agreement or (ii) upon satisfaction of the following conditions: (a) the Master Servicer has proposed a successor servicer to the Trustee in writing and such proposed successor servicer is acceptable to the Trustee and the Certificate Insurer; (b) each Rating Agency shall have delivered a letter to the Trustee prior to the appointment of the successor servicer stating that the proposed appointment of such successor servicer as Master Servicer hereunder will not result in the reduction or withdrawal of the then current rating of the Regular Certificates or the ratings that are in effect without taking into account the Certificate Insurance Policy and (c) such proposed successor servicer is acceptable to the Certificate Insurer, as evidenced by a letter to the Trustee; PROVIDED, HOWEVER, that no such resignation by the Master Servicer shall become effective until such successor servicer or, in the case of (i) above, the Trustee shall have assumed the Master Servicer's responsibilities and obligations hereunder or the Trustee shall have designated a successor servicer in accordance with Section
7.02. Any such resignation shall not relieve the Master Servicer of responsibility for any of the obligations specified in Sections 7.01 and 7.02 as obligations that survive the resignation or termination of the Master Servicer. Any such determination permitting the resignation of the Master Servicer pursuant to clause (i) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Trustee.

          Section 6.05 DELEGATION OF DUTIES.

          In the ordinary course of business, the Master Servicer, with the consent of the Certificate Insurer at any time may delegate any of its duties hereunder to any Person, including any of its Affiliates, who agrees to conduct such duties in accordance with standards comparable to those set forth in
Section 3.01. Such delegation shall not relieve the Master Servicer of its liabilities and responsibilities with respect to such duties and shall not constitute a resignation within the meaning of Section 6.04. The Master Servicer shall provide the Trustee and the Certificate Insurer with 60 days prior written notice prior to the delegation of any of its duties to any Person other than any of the Master Servicer's Affiliates or their respective successors and assigns.

          Section 6.06 RESERVED.

          Section 6.07 INSPECTION.

          Each of the Seller and the Master Servicer shall afford the Certificate Insurer, upon reasonable notice, during normal business hours, access to all records maintained by the Seller and the Master Servicer, respectively, in respect of its rights and obligations hereunder and access to officers of the Master Servicer and the Seller responsible for such obligations. Upon request, the Master Servicer and the Seller, respectively, shall furnish to the Certificate Insurer its most recent publicly available financial statements and such other information relating to its capacity to perform its obligations under this Agreement.


                                   ARTICLE VII

                                     DEFAULT

          Section 7.01 SERVICER EVENTS OF TERMINATION.

          (a)  If  any  one  of  the  following  events   ("Servicer  Events  of
Termination") shall occur and be continuing:

          (i) (A) The failure by the Master Servicer to make any Advance; or (B) any other failure by the Master Servicer to deposit in the Collection Account or Distribution Account any deposit required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the date upon which written notice of such failure shall have been given to the Master Servicer and the Certificate Insurer by the Trustee or to the Trustee by the Certificate Insurer or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights; or

          (ii) The failure by the Master Servicer to make any required Servicing Advance which failure continues unremedied for a period of 30 days, or the failure by the Master Servicer duly to observe or perform, in any material respect, any other covenants, obligations or agreements of the Master Servicer as set forth in this Agreement, which failure continues unremedied for a period of 30 days, after the date (A) on which written notice of such failure, requiring the same to be remedied, shall have been given to the Master Servicer by the Trustee or to the Trustee by the Certificate Insurer or by any Holder of a Regular Certificate evidencing at least 25% of the Voting Rights or (B) actual knowledge of such failure by a Servicing Officer of the Master Servicer; or

          (iii) The entry against the Master Servicer of a decree or order by a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a trustee, conservator, receiver or liquidator in any insolvency, conservatorship, receivership, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 days; or

          (iv) The Master Servicer shall voluntarily go into liquidation, consent to the appointment of a conservator or receiver or liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Master Servicer or of or relating to all or substantially all of its property; or a decree or order of a court or agency or supervisory authority having jurisdiction in the premises for the appointment of a conservator, receiver, liquidator or similar person in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Master Servicer and such decree or order shall have remained in force undischarged, unbonded or unstayed for a period of 60 days; or the Master Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors or voluntarily suspend payment of its obligations; or

          (v) The occurrence of an "event of default" under the Insurance Agreement;

          (b) then, and in each and every such case, so long as a Servicer Event of Termination shall not have been remedied within the applicable grace period,
(x) with respect solely to clause (i)(A) above, if such Advance is not made by 2:00 P.M., New York time, on the Business Day immediately following the Master Servicer Remittance Date, the Trustee shall at the direction of the Certificate Insurer or may with the consent of the Certificate Insurer terminate all of the rights and obligations of the Master Servicer under this Agreement and the Trustee, or a successor servicer appointed in accordance with Section 7.02, shall immediately make such Advance and assume, pursuant to Section 7.02, the duties of a successor Master Servicer and (y) in the case of (i)(B), (ii),
(iii), (iv) and (v) above, the Trustee shall, at the direction of the Certificate Insurer or the Holders of each Class of Regular Certificates evidencing Percentage Interests aggregating not less than 51% (with the consent of the Certificate Insurer), by notice then given in writing to the Master
Servicer (and to the Trustee if given by Holders of Certificates or the Certificate Insurer), terminate all of the rights and obligations of the Master Servicer as servicer under this Agreement. Any such notice to the Master Servicer shall also be given to each Rating Agency, the Depositor and the Seller. On or after the receipt by the Master Servicer (and by the Trustee if such notice is given by the Holders or the Certificate Insurer) of such written notice, all authority and power of the Master Servicer under this Agreement, whether with respect to the Certificates or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee or another successor Master Servicer designated by the Certificate Insurer pursuant to and under this Section; and, without limitation, and the Trustee (or such other successor Master Servicer) is hereby authorized and empowered to execute and deliver, on behalf of the Master Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement of each Mortgage Loan and related documents or otherwise. The Master Servicer agrees to cooperate with the Trustee (or the applicable successor Master Servicer) in effecting the termination of the responsibilities and rights of the Master Servicer hereunder, including, without limitation, the delivery to the Trustee (or such other successor Master Servicer) of all documents and records requested by it to enable it to assume the Master Servicer's functions under this Agreement within ten Business Days subsequent to such notice, the transfer within one Business Day subsequent to such notice to the Trustee (or the applicable successor Master Servicer) and the Certificate Insurer for the administration by it of all cash amounts that shall at the time be held by the Master Servicer and to be deposited by it in the Collection Account, the Distribution Account, any REO Account or any Servicing Account or that have been deposited by the Master Servicer in such accounts or thereafter received by the Master Servicer with respect to the Mortgage Loans or any REO Property received by the Master Servicer. All reasonable costs and expenses (including attorneys' fees) incurred in connection with transferring the Mortgage Files to the successor Master Servicer and amending this Agreement to reflect such succession as Master Servicer pursuant to this Section shall be paid by the predecessor Master Servicer (or if the predecessor Master Servicer is the Trustee, the initial Master Servicer) upon presentation of reasonable documentation of such costs and expenses.

          (c) The Master Servicer hereby covenants and agrees to act as the Master Servicer under this Agreement for an initial term, commencing on the Closing Date and ending on December 31, 1999, which term may be extended by the Certificate Insurer for successive terms of three calendar months thereafter, until the termination of the Trust Fund pursuant to Article X. Each such notice of extension (a "Servicer Extension Notice"), if any, shall be delivered by the Certificate Insurer to the Trustee, the Depositor and the Master Servicer. The Master Servicer hereby agrees that, upon its receipt of any such Servicer Extension Notice, the Master Servicer shall become bound for the duration of the term covered by such Servicer Extension Notice to continue as the Master Servicer subject to and in accordance with the other provisions of this Agreement. The Master Servicer agrees that if as of the fifteenth (15th) day prior to the last day of any term of the Master Servicer the Master Servicer shall not have received any Servicer Extension Notice from the Certificate Insurer, the Master Servicer shall within five (5) days thereafter, give written notice of such non-receipt to the Certificate Insurer, the Trustee and the Depositor. The failure of the Certificate Insurer to deliver a Servicer Extension Notice by the end of a calendar term shall result in the termination of the Master Servicer.

          Section 7.02 TRUSTEE TO ACT; APPOINTMENT OF SUCCESSOR.

          (a) From and after the date the Master Servicer (and the Trustee, if notice is sent by the Holders) receives a notice of termination pursuant to
Section 7.01 or 6.04, or the Master Servicer fails to receive a Servicer Extension Notice pursuant to Section 7.01(c), the Trustee (or such other successor Master Servicer designated by the Certificate Insurer) shall be the successor in all respects to the Master Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties and liabilities relating thereto placed on the Master Servicer by the terms and provisions hereof arising on and after its succession. As compensation therefor, the Trustee (or such other successor Master Servicer) shall be entitled to such compensation as the Master Servicer would have been entitled to hereunder if no such notice of termination had been given (or in the case of a successor Master Servicer other than the Trustee, such compensation as is agreed to by the Certificate Insurer and such other successor Master Servicer). Notwithstanding the above, (i) if the Trustee is unwilling to act as successor Master Servicer or (ii) if the Trustee is legally unable so to act, the Trustee shall appoint or petition a court of competent jurisdiction to appoint, any established housing and home finance institution, bank or other mortgage loan or home equity loan servicer having a net worth of not less than $50,000,000 as the successor to the Master Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Master Servicer hereunder; provided, that the appointment of any such successor Master Servicer shall be acceptable to the Certificate Insurer, as evidenced by the Certificate Insurer's prior written consent and, provided further, will not result in the qualification, reduction or withdrawal of the ratings assigned to the Certificates or the ratings that are in effect without taking into account the Certificate Insurance Policy by the Rating Agencies as evidenced by a letter to such effect from the Rating Agencies. Pending appointment of a successor to the Master Servicer hereunder, unless the Trustee is prohibited by law from so acting, the Trustee shall act in such capacity as hereinabove provided. In connection with such appointment and assumption, the successor shall be entitled to receive compensation out of payments on Mortgage Loans in an amount equal to the compensation which the Master Servicer would otherwise have received pursuant to Section 3.18 (or such other compensation as the Certificate Insurer and such successor shall agree). The appointment of a successor Master Servicer shall not affect any liability of the predecessor Master Servicer which may have arisen under this Agreement prior to its termination as Master Servicer to pay any deductible under an insurance policy pursuant to Section 3.14 or to indemnify the Trustee pursuant to Section 3.26), nor shall any successor Master Servicer be liable for any acts or omissions of the predecessor Master Servicer or for any breach by such Master Servicer of any of its representations or warranties contained herein or in any related document or agreement. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession.

          (b) Any successor, including the Trustee, to the Master Servicer as master servicer shall during the term of its service as master servicer continue to service and administer the Mortgage Loans for the benefit of Certificateholders and the Certificate Insurer, and maintain in force a policy or policies of insurance covering errors and omissions in the performance of its obligations as Master Servicer hereunder and a Fidelity Bond in respect of its officers, employees and agents to the same extent as the Master Servicer is so required pursuant to Section 3.14.

          Section 7.03 WAIVER OF DEFAULTS.

          The Certificate Insurer or the Majority Certificateholders may with the consent of the Certificate Insurer, on behalf of all Certificateholders, waive any events permitting removal of the Master Servicer as servicer pursuant to this Article VII, PROVIDED, HOWEVER, that the Majority Certificateholders may not waive a default in making a required distribution on a Certificate without the consent of the Holder of such Certificate. Upon any waiver of a past default, such default shall cease to exist and any Servicer Event of Termination arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereto except to the extent expressly so waived. Notice of any such waiver shall be given by the Trustee to the Rating Agencies.

          Section 7.04 NOTIFICATION TO CERTIFICATEHOLDERS.

          (a) Upon any termination or appointment of a successor the Master Servicer pursuant to this Article VII or Section 6.04, the Trustee shall give prompt written notice thereof to the Certificate Insurer, the PMI Insurer, the Certificateholders at their respective addresses appearing in the Certificate Register and each Rating Agency.

          (b) No later than 60 days after the occurrence of any event which constitutes or which, with notice or a lapse of time or both, would constitute a Servicer Event of Termination for five Business Days after a Responsible Officer of the Trustee becomes aware of the occurrence of such an event, the Trustee shall transmit by mail to all Certificateholders notice of such occurrence unless such default or Servicer Event of Termination shall have been waived or cured. Such notice shall be given to the Certificate Insurer promptly after any such occurrence.

          Section 7.05 SURVIVABILITY OF SERVICER LIABILITIES.

          Notwithstanding anything herein to the contrary, upon termination of the Master Servicer hereunder, any liabilities of the Master Servicer which accrued prior to such termination shall survive such termination.


                                  ARTICLE VIII

                                   THE TRUSTEE

          Section 8.01 DUTIES OF TRUSTEE.

          The Trustee, prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If a Servicer Event of Termination has occurred (which has not been cured) of which a Responsible Officer has knowledge, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise, as a prudent man would exercise or use under the circumstances in the conduct of his own affairs.

          The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement, shall examine them to determine whether they conform to the requirements of this Agreement; provided, however, that the Trustee will not be responsible for the accuracy or content of any such resolutions, certificates, statements, opinions, reports, documents or other instruments. If any such instrument is found not to conform to the requirements of this Agreement in a material manner the Trustee shall take such action as it deems appropriate to have the instrument corrected, and if the instrument is not corrected to the Trustee's satisfaction, the Trustee will provide notice thereof to the Certificate Insurer and will, at the expense of the Seller, which expense shall be reasonable given the scope and nature of the required action, take such further action as directed by the Certificate Insurer.

          No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own misconduct; PROVIDED, HOWEVER, that:

          (i) prior to the occurrence of a Servicer Event of Termination, and after the curing of all such Servicer Events of Termination which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

          (ii) the Trustee shall not be personally liable for an error of judgment made in good faith by a Responsible Officer of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining or investigating the facts related thereto;

          (iii) the Trustee shall not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the Certificate Insurer or in accordance with the direction of the Majority Certificateholders (with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists) relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising or omitting to exercise any trust or power conferred upon the Trustee, under this Agreement; and

          (iv) the Trustee shall not be charged with knowledge of any failure by the Master Servicer to comply with the obligations of the Master Servicer referred to in clauses (i) and (ii) of Section 7.01(a) unless a Responsible Officer of the Trustee at the Corporate Trust Office obtains actual knowledge of such failure or the Trustee receives written notice of such failure from the Master Servicer, the Certificate Insurer, or the Majority Certificateholders.

          The Trustee shall not be required to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if there is reasonable ground for believing that the repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it, and none of the provisions contained in this Agreement shall in any event require the Trustee to perform, or be responsible for the manner of performance of, any of the obligations of the Master Servicer under this Agreement, except during such time, if any, as the Trustee shall be the successor to, and be vested with the rights, duties, powers and privileges of, the Master Servicer in accordance with the terms of this Agreement.

          Section 8.02 CERTAIN MATTERS AFFECTING THE TRUSTEE.

          (a) Except as otherwise provided in Section 8.01:

          (i) the Trustee may request and rely upon, and shall be protected in acting or refraining from acting upon, any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties, and the manner of obtaining consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe;

          (ii) the Trustee may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

          (iii) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement, or to institute, conduct or defend any litigation hereunder or in relation hereto, at the request, order or direction of any of the Certificateholders, or the Certificate Insurer, pursuant to the provisions of this Agreement, unless such Certificateholders, and the Certificate Insurer shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of any such act;

          (iv) the Trustee shall not be personally liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

          (v) prior to the occurrence of a Servicer Event of Termination and after the curing of all Servicer Events of Termination which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or documents, unless requested in writing to do so by the Certificate Insurer or the Majority Certificateholder (with the consent of the Certificate Insurer, so long as no Certificate Insurer Default exists and is continuing); PROVIDED, HOWEVER, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such cost, expense or liability as a condition to such proceeding. The reasonable expense of every such examination shall be paid by the Master Servicer or, if paid by the Trustee, shall be reimbursed by the Master Servicer upon demand. Nothing in this clause (v) shall derogate from the obligation of the Master Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors;

          (vi) the Trustee shall not be accountable, shall have no liability and makes no representation as to any acts or omissions hereunder of the Master Servicer until such time as the Trustee may be required to act as Master Servicer pursuant to Section 7.02 and thereupon only for the acts or omissions of the Trustee as successor Servicer;

          (vii) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys or a custodian; and

          (viii) the right of the Trustee to perform any discretionary act enumerated in this Agreement shall not be construed as a duty, and the Trustee shall not be answerable for other than its negligence or willful misconduct in the performance of such act.

          Section 8.03 TRUSTEE NOT LIABLE FOR CERTIFICATES OR MORTGAGE LOANS.

          The recitals contained herein and in the Certificates (other than the authentication of the Trustee on the Certificates) shall be taken as the statements of the Seller, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates (other than the signature and authentication of the Trustee on the Certificates) or of any Mortgage Loan or related document. The Trustee shall not be accountable for the use or application by the Master Servicer, or for the use or application of any funds paid to the Master Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Master Servicer. The Trustee shall at no time have any responsibility or liability for or with respect to the legality, validity and enforceability of any Mortgage or any Mortgage Loan, or the perfection and priority of any Mortgage or the maintenance of any such perfection and priority, or for or with respect to the sufficiency of the Trust or its ability to generate the payments to be distributed to Certificateholders under this Agreement, including, without limitation: the existence, condition and ownership of any Mortgaged Property; the existence and enforceability of any hazard insurance thereon (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the validity of the assignment of any Mortgage Loan to the Trustee or of any intervening assignment; the completeness of any Mortgage Loan; the performance or enforcement of any Mortgage Loan (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); the compliance by the Depositor, the Seller or the Master Servicer with any warranty or representation made under this Agreement or in any related document or the accuracy of any such warranty or representation prior to the Trustee's receipt of notice or other discovery of any non-compliance therewith or any breach thereof; any investment of monies by or at the direction of the Master Servicer or any loss resulting therefrom, it being understood that the Trustee shall remain responsible for any Trust property that it may hold in its individual capacity; the acts or omissions of any of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), any Sub-Servicer or any Mortgagor; any action of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02), or any Sub-Servicer taken in the name of the Trustee; the failure of the Master Servicer or any Sub-Servicer to act or perform any duties required of it as agent of the Trustee hereunder; or any action by the Trustee taken at the instruction of the Master Servicer (other than if the Trustee shall assume the duties of the Master Servicer pursuant to Section 7.02); PROVIDED, HOWEVER, that the foregoing shall not relieve the Trustee of its obligation to perform its duties under this Agreement, including, without limitation, the Trustee's duty to review the Mortgage Files pursuant to Section 2.01. The Trustee shall have no responsibility for filing any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

          Section 8.04 TRUSTEE MAY OWN CERTIFICATES.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not Trustee and may transact any banking and trust business with the Seller, the Master Servicer, the Depositor or their Affiliates.

          Section 8.05 TRUSTEE'S FEES AND EXPENSES.

          The Trustee shall be entitled to the Trustee's Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) for all services rendered by the Trustee in the exercise and performance of any of the powers and duties hereunder. The Trustee shall withdraw from the Distribution Account on each Distribution Date and pay to itself the Trustee's Fee. The Seller will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any of the provisions of this Agreement (including the reasonable compensation and the expenses and disbursements of its counsel and of all persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its negligence or bad faith or which is the responsibility of Certificateholders or the Trustee hereunder. In addition, the Seller covenants and agrees to indemnify the Trustee and its officers, directors, employees and agents from, and hold it harmless against, any and all losses, liabilities, damages, claims or expenses incurred in connection with any legal action relating to this Agreement or the Certificates, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence of the Trustee in the performance of its duties hereunder or by reason of the Trustee's reckless disregard of obligations and duties hereunder. This section shall survive termination of this Agreement or the resignation or removal of any Trustee hereunder.

          Section 8.06 ELIGIBILITY REQUIREMENTS FOR TRUSTEE.

          The Trustee hereunder shall at all times be an entity duly organized and validly existing under the laws of the United States of America or any state thereof, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000 and a minimum long-term debt rating of Baa3 by Moody's and a short-term rating of at least A-1 by S&P, and subject to supervision or examination by federal or state authority. If such entity publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06, the combined capital and surplus of such entity shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. The principal office of the Trustee (other than the initial Trustee) shall be in a state with respect to which an Opinion of Counsel has been delivered to such Trustee at the time such Trustee is appointed Trustee to the effect that the Trust will not be a taxable entity under the laws of such state. In case at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in
Section 8.07.

          Section 8.07 RESIGNATION OR REMOVAL OF TRUSTEE.

          The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Master Servicer, the Certificate Insurer and each Rating Agency. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval shall not be unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor Trustee. If no successor Trustee shall have been so appointed and having accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

          If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Certificate Insurer of the Depositor, with the consent of the Certificate Insurer (so long as no Certificate Insurer Default exists) or if at any time the Trustee shall be legally unable to act, or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor, the Certificate Insurer or the Master Servicer may remove the Trustee. If the Depositor, Certificate Insurer or the Master Servicer removes the Trustee under the authority of the immediately preceding sentence, the Depositor shall promptly appoint a successor Trustee (approved in writing by the Certificate Insurer, so long as such approval is not unreasonably withheld) by written instrument, in duplicate, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee.

          The Majority Certificateholders may, with the prior written consent of the Certificate Insurer (so long as no Certificate Insurer Default exists and is continuing), at any time remove the Trustee by written instrument or instruments delivered to the Master Servicer, the Depositor and the Trustee; the Depositor shall thereupon use its best efforts to appoint a successor trustee in accordance with this Section.

          Any resignation or removal of the Trustee and appointment of a successor Trustee pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee as provided in Section 8.08.

          Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the Trustee may not be removed by the Depositor or the Certificateholders without the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

          Section 8.08 SUCCESSOR TRUSTEE.

          Any successor Trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Certificate Insurer, the Master Servicer and to its predecessor Trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee shall become effective, and such successor Trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Trustee. The Depositor, the Master Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required for fully and certainly vesting and confirming in the successor Trustee all such rights, powers, duties and obligations.

          No  successor  Trustee  shall accept  appointment  as provided in this
Section 8.08 unless at the time of such acceptance such successor Trustee shall be eligible under the provisions of Section 8.06 and the appointment of such successor Trustee shall not result in a downgrading of the Regular Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency.

          Upon acceptance of appointment by a successor Trustee as provided in this Section 8.08, the successor Trustee shall mail notice of the appointment of a successor Trustee hereunder to all Holders of Certificates at their addresses as shown in the Certificate Register and to each Rating Agency.

          Notwithstanding anything to the contrary contained herein, so long as no Certificate Insurer Default exists, the appointment of any successor Trustee pursuant to any provision of this Agreement will be subject to the prior written consent of the Certificate Insurer, which consent shall not be unreasonably withheld.

          Section 8.09 MERGER OR CONSOLIDATION OF TRUSTEE.

          Any entity into which the Trustee may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any entity succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder, provided such entity shall be eligible under the provisions of
Section 8.06 and 8.08, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

          Section 8.10 APPOINTMENT OF CO-TRUSTEE OR SEPARATE TRUSTEE.

          Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust or any Mortgaged Property may at the time be located, the Depositor and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee and the Certificate Insurer to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Master Servicer and the Trustee may consider necessary or desirable. Any such co-trustee or separate trustee shall be subject to the written approval of the Master Servicer and the Certificate Insurer (so long as no Certificate Insurer Default exists and is continuing). If the Master Servicer and the Certificate Insurer shall not have joined in such appointment within 15 days after the receipt by it of a request so to do, or in the case a Servicer Event of Termination shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06, and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08. The Master Servicer shall be responsible for the fees of any co-trustee or separate trustee appointed hereunder.

          Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

          (i) all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Master Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

          (ii) no trustee hereunder shall be held personally liable by reason of any act or omission of any other trustee hereunder; and

          (iii) the Master Servicer and the Trustee, with the consent of the Certificate Insurer (so long as no Certificate Insurer Default exists and is continuing), acting jointly may at any time accept the resignation of or remove any separate trustee or co-trustee except that following the occurrence of a Servicer Event of Termination, the Trustee acting alone may accept the resignation or remove any separate trustee or co-trustee.

          Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Depositor, the Certificate Insurer and the Master Servicer.

          Any separate trustee or co-trustee may, at any time, constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor Trustee.

          Section 8.11 LIMITATION OF LIABILITY.

          The Certificates are executed by the Trustee, not in its individual capacity but solely as Trustee of the Trust, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. Each of the undertakings and agreements made on the part of the Trustee in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust.

          Section  8.12  TRUSTEE  MAY  ENFORCE  CLAIMS  WITHOUT   POSSESSION  OF
CERTIFICATES.

          (a) All  rights of action  and  claims  under  this  Agreement  or the
Certificates may be prosecuted and enforced by the Trustee without the possession of any of the Certificates or the production thereof in any proceeding relating thereto, and such proceeding instituted by the Trustee shall be brought in its own name or in its capacity as Trustee for the benefit of all Holders of such Certificates, subject to the provisions of this Agreement. Any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursement and advances of the Trustee, its agents and counsel, be for the ratable benefit or the Certificateholders and the Certificate Insurer in respect of which such judgment has been recovered.

          (b) The Trustee shall afford the Seller, the Depositor, the Master Servicer, the Certificate Insurer, and each Certificateholder upon reasonable notice during normal business hours, access to all records maintained by the Trustee in respect of its duties hereunder and access to officers of the Trustee responsible for performing such duties. Upon request, the Trustee shall furnish the Depositor, the Master Servicer, the Certificate Insurer and any requesting Certificateholder with its most recent financial statements. The Trustee shall cooperate fully with the Seller, the Master Servicer, the Depositor, the Certificate Insurer, and such Certificateholder and shall make available to the Seller, the Master Servicer, the Depositor, the Certificate Insurer, and such Certificateholder for review and copying such books, documents or records as may be requested with respect to the Trustee's duties hereunder. The Seller, the Depositor, the Master Servicer, the Certificate Insurer, and the Certificateholders shall not have any responsibility or liability for any action or failure to act by the Trustee and are not obligated to supervise the performance of the Trustee under this Agreement or otherwise.

          Section 8.13 SUITS FOR ENFORCEMENT.

          In case a Servicer Event of Termination or other default by the Master Servicer or the Depositor hereunder shall occur and be continuing, the Trustee, shall, at the direction of the Certificate Insurer, or may, with the consent of the Certificate Insurer, may proceed to protect and enforce its rights and the rights of the Certificateholders or the Certificate Insurer under this Agreement by a suit, action or proceeding in equity or at law or otherwise, whether for the specific performance of any covenant or agreement contained in this Agreement or in aid of the execution of any power granted in this Agreement or for the enforcement of any other legal, equitable or other remedy, as the Trustee, being advised by counsel, and subject to the foregoing, shall deem most effectual to protect and enforce any of the rights of the Trustee, the Certificate Insurer and the Certificateholders.

          Section 8.14 WAIVER OF BOND REQUIREMENT.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee post a bond or other surety with any court, agency or body whatsoever.

          Section   8.15  WAIVER  OF   INVENTORY,   ACCOUNTING   AND   APPRAISAL
REQUIREMENT.

          The Trustee shall be relieved of, and each Certificateholder hereby waives, any requirement of any jurisdiction in which the Trust, or any part thereof, may be located that the Trustee file any inventory, accounting or appraisal of the Trust with any court, agency or body at any time or in any manner whatsoever.


                                   ARTICLE IX

                              REMIC ADMINISTRATION

          Section 9.01 REMIC ADMINISTRATION.

          (a) REMIC elections as set forth in the Preliminary Statement shall be made by the Trustee on Form 1066 or other appropriate federal tax or information return for the taxable year ending on the last day of the calendar year in which the Certificates are issued. The regular interests and residual interest in each REMIC shall be as designated in the Preliminary Statement.

          (b) The Closing Date is hereby designated as the "Startup Day" of each REMIC within the meaning of section 860G(a)(9) of the Code. The "latest possible maturity date" of the regular interests of each REMIC, within the meaning of Treasury Regulation Section 1.860G-1(a)(4)(iii) will be October 25, 2029.

          (c) The Master Servicer shall pay any and all tax related expenses (not including taxes, except as provided in Section 9.01(l)) of each REMIC, including but not limited to any professional fees or expenses related to audits or any administrative or judicial proceedings with respect to any REMIC that involve the Internal Revenue Service or state tax authorities, but only to the extent that (i) such expenses are ordinary or routine expenses, including expenses of a routine audit but not expenses of litigation (except as described in (ii)); or (ii) such expenses or liabilities (including taxes and penalties) are attributable to the negligence or willful misconduct of the Master Servicer in fulfilling its duties hereunder (including its duties as tax return preparer). The Master Servicer shall be entitled to reimbursement of expenses to the extent provided in clause (i) above from the Collection Account.

          (d) The Trustee shall prepare or cause to be prepared, and the Trustee shall sign and file or cause to be filed, all of the REMICs' federal and state tax and information returns as each REMIC's direct representative. The expenses of preparing and filing such returns shall be borne by the Trustee.

          (e) The Holder of the Class R Certificate at any time holding the largest Percentage Interest thereof shall be the "tax matters person" as defined in the REMIC Provisions (the "Tax Matters Person") with respect to each REMIC and shall act as Tax Matters Person for each REMIC. The Trustee, as agent for the Tax Matters Person, shall perform on behalf of each REMIC all reporting and other tax compliance duties that are the responsibility of a REMIC under the Code, the REMIC Provisions, or other compliance guidance issued by the Internal Revenue Service or any state or local taxing authority. Among its other duties, if required by the Code, the REMIC Provisions, or other such guidance, the Trustee, as agent for the Tax Matters Person, shall provide (i) to the Internal Revenue Service or other governmental authority such information as is necessary for the application of any tax relating to the transfer of a Residual Certificate to any disqualified person or organization and (ii) to the Certificateholders such information or reports as are required by the Code or REMIC Provisions.

          (f) The Trustee, the Master Servicer and the Holders of Certificates shall take any action or cause each REMIC to take any action necessary to create or maintain the status of each REMIC as a REMIC under each REMIC Provisions and shall assist each other as necessary to create or maintain such status. Neither the Trustee, the Master Servicer nor the Holder of any Residual Certificate shall take any action, cause any REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under any REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of any REMIC as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Code Section 860F(a)(2) and the tax on prohibited contributions set forth on Section 860G(d) of the Code) (either such event, an "Adverse REMIC Event") unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such status or result in the imposition of such a tax. In addition, prior to taking any action with respect to any REMIC or the assets therein, or causing such REMIC to take any action, which not expressly permitted under the terms of this Agreement, any Holder of a Residual Certificate will consult with the Trustee and the Master Servicer, or their respective designees, in writing, with respect to whether such action could cause an Adverse REMIC Event to occur with respect to such REMIC, and no such Person shall take any such action or cause any REMIC to take any such action as to which the Trustee or the Master Servicer has advised it in writing that an Adverse REMIC Event could occur.

          (g) Subject to Section 9.03, each Holder of a Residual Certificate shall pay when due any and all taxes imposed on any REMIC by federal or state governmental authorities. To the extent that such Trust taxes are not paid by a Residual Certificateholder, the Trustee shall pay any remaining REMIC taxes out of current or future amounts otherwise distributable to the Holder of the Residual Certificate in such REMIC or, if no such amounts are available, out of other amounts held in the Distribution Account, and shall reduce amounts otherwise payable to Holders of regular interests in such REMIC, as the case may be.

          (h) The Trustee, as agent for the Tax Matters Person, shall, for federal income tax purposes, maintain books and records with respect to each REMIC on a calendar year and on an accrual basis.

          (i) No additional contributions of assets shall be made to any REMIC, except as expressly provided in this Agreement with respect to eligible substitute mortgage loans.

          (j) Neither the Trustee nor the Master Servicer shall enter into any arrangement by which any REMIC will receive a fee or other compensation for services.

          (k) On or before April 15 of each calendar year beginning in 2000, the Master Servicer shall deliver to the Trustee and each Rating Agency an Officer's Certificate stating the Master Servicer's compliance with the provisions of this
Section 9.01.

          (l) The Master Servicer shall pay annually as an expense of the Trust Fund, without right of reimbursement therefor, the annual minimum franchise tax imposed on the REMICs by Sections 23153 and 24874 of the California Revenue and Taxation Code.

          Section 9.02 PROHIBITED TRANSACTIONS AND ACTIVITIES.

          Neither the Depositor, the Master Servicer nor the Trustee shall sell, dispose of, or substitute for any of the Mortgage Loans, except in a disposition pursuant to (i) the foreclosure of a Mortgage Loan, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the REMICs pursuant to Article X of this Agreement, (iv) a substitution pursuant to Article II of this Agreement or (v) a repurchase of Mortgage Loans pursuant to Article II of this Agreement, nor acquire any assets for any REMIC, nor sell or dispose of any investments in the Distribution Account for gain, nor accept any contributions to any REMIC after the Closing Date, unless it has received an Opinion of Counsel (at the expense of the party causing such sale, disposition, or substitution) that such disposition, acquisition, substitution, or acceptance will not (a) affect adversely the status of such REMIC as a REMIC or of the interests therein other than the Residual Certificates as the regular interests therein, (b) affect the distribution of interest or principal on the Certificates, (c) result in the encumbrance of the assets transferred or assigned to the Trust Fund (except pursuant to the provisions of this Agreement) or (d) cause any REMIC to be subject to a tax on prohibited transactions or prohibited contributions pursuant to the REMIC Provisions.

          Section 9.03 INDEMNIFICATION WITH RESPECT TO CERTAIN TAXES AND LOSS OF REMIC STATUS.

          In the event that any REMIC fails to qualify as a REMIC, loses its status as a REMIC, or incurs federal, state or local taxes as a result of a prohibited transaction or prohibited contribution under the REMIC Provisions due to the negligent performance by the Master Servicer of its duties and obligations set forth herein, the Master Servicer shall indemnify the Holder of the Residual Certificate against any and all losses, claims, damages, liabilities or expenses ("Losses") resulting from such negligence; provided, however, that the Master Servicer shall not be liable for any such Losses attributable to the action or inaction of the Trustee, the Depositor or the Holder of such Residual Certificate, as applicable, nor for any such Losses resulting from misinformation provided by the Holder of such Residual Certificate on which the Master Servicer has relied. The foregoing shall not be deemed to limit or restrict the rights and remedies of the Holder of such Residual Certificate now or hereafter existing at law or in equity. Notwithstanding the foregoing, however, in no event shall the Master Servicer have any liability (1) for any action or omission that is taken in accordance with and in compliance with the express terms of, or which is expressly permitted by the terms of, this Agreement, (2) for any Losses other than arising out of a negligent performance by the Master Servicer of its duties and obligations set forth herein, and (3) for any special or consequential damages to Certificateholders (in addition to payment of principal and interest on the Certificates).

          Section 9.04 REO PROPERTY.

          (a) Notwithstanding any other provision of this Agreement, the Master Servicer, acting on behalf of the Trustee hereunder, shall not, and shall, to the extent provided in the applicable Servicing Agreement, not permit any Subservicer to, rent, lease, or otherwise earn income on behalf of REMIC I with respect to any REO Property which might cause such REO Property to fail to qualify as "foreclosure" property within the meaning of section 860G(a)(8) of the Code or result in the receipt by any REMIC of any "income from non-permitted assets" within the meaning of section 860F(a)(2) of the Code or any "net income from foreclosure property" which is subject to tax under the REMIC Provisions unless the Master Servicer has advised, or has caused the applicable Servicer to advise, the Trustee in writing to the effect that, under the REMIC Provisions, such action would not adversely affect the status of any REMIC as a REMIC and any income generated for such REMIC by the REO Property would not result in the imposition of a tax upon such REMIC.

          (b) The Master Servicer shall make, or shall cause the Special Servicer to make, reasonable efforts to sell any REO Property for its fair market value. In any event, however, the Master Servicer shall, or shall cause the Special Servicer to, dispose of any REO Property before the close of the third calendar year beginning after its acquisition by the Trust Fund unless the Master Servicer or Special Servicer, as applicable, on behalf of the Trust Fund has received a grant of extension from the Internal Revenue Service to the effect that, under the REMIC Provisions, such REMIC may hold REO Property for a longer period without adversely affecting the REMIC status of any REMIC or causing the imposition of a Federal or state tax upon such REMIC. If the Master Servicer has received such an extension, then the Master Servicer shall, or shall cause the Special Servicer to, continue to attempt to sell the REO Property for its fair market value for such period as such extension permits (the "Extended Period"). If the Master Servicer has not received such an extension and the Master Servicer or the Special Servicer is unable to sell the REO Property before September 30 of the third calendar year after its acquisition by the Trust Fund or if the Master Servicer has received such an extension, and the Master Servicer is unable to sell the REO Property within the period ending three months before the close of the Extended Period, the Master Servicer shall, or shall cause the Special Servicer to, before the end of the applicable period, (i) purchase such REO Property at a price equal to the REO Property's fair market value or (ii) auction the REO Property to the highest bidder (which may be the Master Servicer or the Special Servicer) in an auction reasonably designed to produce a fair price prior to the expiration of the applicable period.


                                    ARTICLE X

                                   TERMINATION

          Section 10.01 TERMINATION.

          (a) The respective obligations and responsibilities of the Seller, the Master Servicer, the Depositor and the Trustee created hereby (other than the obligation of the Trustee to make certain payments to Certificateholders after the final Distribution Date and the obligation of the Master Servicer to send certain notices as hereinafter set forth) shall terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and
(B) the earliest of (i) the Distribution Date on which the Certificate Principal Balance of each Class of Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust, (iii) the optional purchase by the Master Servicer or the Certificate Insurer of the Mortgage Loans as described below and (iv) the Distribution Date in October 2029. Notwithstanding the foregoing, in no event shall the trust created hereby continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

          The Master Servicer or, if such option is not exercised by the Master Servicer, the Certificate Insurer may, at its option, terminate this Agreement on any date on which the aggregate of the Principal Balances of the Mortgage Loans on such date is equal to or less than 10% of the aggregate of the Cut-off Date Principal Balance of the Mortgage Loans, by purchasing, on the next succeeding Distribution Date, all of the outstanding Mortgage Loans and REO Properties at a price equal to the sum of the outstanding Stated Principal Balance of the Mortgage Loans and accrued and unpaid interest thereon at the weighted average of the Mortgage Rates through the end of the Due Period preceding the final Distribution Date plus unreimbursed Servicing Advances; any amount owed the Certificate Insurer under the Insurance Agreement, any unpaid Servicing Fees allocable to such Mortgage Loans and REO Properties, and any accrued and unpaid Interest Carryover (the "Termination Price").

          In connection with any such purchase pursuant to the preceding paragraph, the Master Servicer shall deposit in the Distribution Account all amounts then on deposit in the Collection Account, which deposit shall be deemed to have occurred immediately preceding such purchase.

          Any such purchase shall be accomplished by deposit into the Distribution Account on the Determination Date before such Distribution Date of the Termination Price. The Master Servicer shall indemnify the Certificate Insurer for any claims under the Certificate Insurance Policy due to the Master Servicer's exercise of such option.

          (b) Notice of any termination, specifying the Distribution Date (which shall be a date that would otherwise be a Distribution Date) upon which the Certificateholders may surrender their Certificates to the Trustee for payment of the final distribution and cancellation, shall be given promptly by the Trustee upon the Trustee receiving notice of such date from the Master Servicer, by letter to the Certificate Insurer and the Certificateholders mailed not earlier than the 15th day and not later than the 25th day of the month immediately preceding the month of such final distribution specifying (1) the Distribution Date upon which final distribution of the Certificates will be made upon presentation and surrender of such Certificates at the office or agency of the Trustee therein designated, (2) the amount of any such final distribution and (3) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office or agency of the Trustee therein specified.

          (c) Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Holders of the Certificates on the Distribution Date for such final distribution, in proportion to the Percentage Interests of their respective Class and to the extent that funds are available for such purpose, an amount equal to the amount required to be distributed to such Holders in accordance with the provisions of Section 4.01 for such Distribution Date. Such funds available for distribution shall be deemed to have been distributed in final payment of the REMIC I Regular Interests and the REMIC II Regular Interests in accordance with Section 4.02, and any remaining funds shall be distributed to the holders of the Class R Certificates in respect of the related REMIC. On the final Distribution Date, the Trustee will withdraw from the Distribution Account and remit to the Certificate Insurer the lesser of
(x) the amount available for distribution on such final Distribution Date, net of any portion thereof necessary to pay holders of Class A Certificates pursuant to Section 4.01 and due and unpaid Monthly Advances and Servicing Fees, (y) the unpaid amounts due and owing to the Certificate Insurer pursuant to Section 4.01 and the Insurance Agreement.

          (d) In the event that all Certificateholders shall not surrender their Certificates for final payment and cancellation on or before such final
Distribution Date, the Trustee shall promptly following such date cause all funds in the Distribution Account not distributed in final distribution to Certificateholders to be withdrawn therefrom and credited to the remaining Certificateholders by depositing such funds in a separate Servicing Account for the benefit of such Certificateholders, and the Master Servicer (if the Master Servicer has exercised its right to purchase the Mortgage Loans) or the Trustee (in any other case) shall give a second written notice to the remaining Certificateholders, to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within nine months after the second notice all the Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets which remain subject hereto, and the Trustee upon transfer of such funds shall be discharged of any responsibility for such funds, and the Certificateholders shall look to the Class R Certificateholders for payment.

          Section 10.02 ADDITIONAL TERMINATION REQUIREMENTS.

          (a) In the event that the Certificate Insurer or the Master Servicer exercises its purchase option as provided in Section 10.01, the Trust shall be terminated in accordance with the following additional requirements, unless the Trustee shall have been furnished with an Opinion of Counsel to the effect that the failure of the Trust to comply with the requirements of this Section will not (i) result in the imposition of taxes on "prohibited transactions" of the Trust as defined in Section 860F of the Code or (ii) cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding:

          (i) On the final tax return of each REMIC, the Trustee shall designate a date which is within 90 days prior to the final Distribution Date as the date of adoption of a plan of complete liquidation of each REMIC under
     Section 860F of the Code and any regulations thereunder;

          (ii) On or after the date of adoption of such a plan of complete liquidation and at or prior to the final Distribution Date, the Trustee shall sell all of the assets of the Trust to the Majority Class R Certificateholder or the Master Servicer, as applicable, for cash pursuant to the terms of the plan of complete liquidation; and

          (iii) At the time of the making of the final payment on the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited (A) to the Holders of each of the Class A Certificates, the related Class Certificate Principal Balance, plus one month's interest thereon at the applicable Pass-Through Rate and (B) to the Certificate Insurer, all amounts owing to the Certificate Insurer under this Agreement and the Insurance Agreement and the Trust shall terminate at such time.

          (b) By their acceptance of Certificates, the Holders thereof hereby agree to appoint the Trustee as their attorney in fact to: (i) adopt such a plan of complete liquidation as appropriate or upon the written request of the Certificate Insurer and (ii) to take such other action in connection therewith as may be reasonably required to carry out such plan of complete liquidation all in accordance with the terms hereof.


                                   ARTICLE XI

                CERTAIN MATTERS REGARDING THE CERTIFICATE INSURER

          Section 11.01 RIGHTS OF THE CERTIFICATE INSURER TO EXERCISE RIGHTS OF CLASS A CERTIFICATEHOLDERS.

          Each of the Depositor, the Master Servicer, the Trustee, and, by accepting its Certificate, each Class A Certificateholder, agrees that unless an Certificate Insurer Default has occurred and is continuing, the Certificate Insurer shall have the right to exercise all rights of the Class A Certificateholders under this Agreement (except as provided in clause (i) of the second paragraph of Section 12.01) without any further consent of the Class A Certificateholders, including, without limitation:

          (a) the right to require the Seller to repurchase or substitute for Mortgage Loans pursuant to Section 2.03;

          (b) the right to give notices of breach or to terminate the rights and obligations of the Master Servicer pursuant to Section 7.01;

          (c) the right to direct the actions of the Trustee during the continuance of a Master Servicer Event of Termination pursuant to Sections 7.01 and 7.02;

          (d) the right to consent to or direct any waivers of Master Servicer Events of Termination pursuant to Section 7.03;

          (e) the right to direct the Trustee to investigate certain matters pursuant to Section 8.02(a)(v); and

          (f) the right to remove the Trustee pursuant to Section 8.07 hereof.

          In addition, each Class A Certificateholder agrees that, unless an Certificate Insurer Default has occurred and is continuing, the rights specifically set forth above may be exercised by the Class A Certificateholders only with the prior written consent of the Certificate Insurer.

          Section 11.02 TRUSTEE TO ACT SOLELY WITH CONSENT OF THE CERTIFICATE INSURER.

          Unless an Certificate Insurer Default has occurred and is continuing, the Trustee shall not:

          (a) agree to any amendment pursuant to Section 12.01; or

          (b) undertake any litigation pursuant to Section 8.02(a)(iii);

without the prior written consent of the Certificate Insurer which consent shall not be unreasonably withheld.

          Section 11.03 TRUST FUND AND ACCOUNTS HELD FOR BENEFIT OF THE CERTIFICATE INSURER.

          The Trustee shall hold the Trust Fund and the Mortgage Files for the benefit of the Certificateholders and the Certificate Insurer and all references in this Agreement (including, without limitation, in Sections 2.01 and 2.02) and in the Certificates to the benefit of Holders of the Certificates shall be deemed to include the Certificate Insurer. The Trustee shall cooperate in all reasonable respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement and the Certificates.

          The Master Servicer hereby acknowledges and agrees that it shall service and administer the Mortgage Loans and any REO Properties, and shall maintain the Accounts, for the benefit of the Certificateholders and for the benefit of the Certificate Insurer, and all references in this Agreement (including, without limitation, in Section 3.01) to the benefit of or actions on behalf of the Certificateholders shall be deemed to include the Certificate Insurer. Unless an Certificate Insurer Default has occurred and is continuing, the Master Servicer shall not terminate any sub-servicing agreements without the prior consent of the Certificate Insurer. Unless an Certificate Insurer Default has occurred and is continuing, neither the Master Servicer nor the Depositor shall undertake any litigation pursuant to Section 6.03 (other than litigation to enforce their respective rights hereunder) without the prior consent of the Certificate Insurer.

          Section   11.04  CLAIMS  UPON  THE   CERTIFICATE   INSURANCE   POLICY;
CERTIFICATE INSURANCE POLICY PAYMENTS ACCOUNT.

          (a) If, by the Close of Business on the third Business Day prior to a Distribution Date, the Trustee determines that a Deficiency Amount for any Distribution Date is greater than zero or that a claim may be made under the Certificate Insurance Policy in respect to any amount paid to Certificateholders which is recoverable in bankruptcy as a preference, then the Trustee shall give notice to the Certificate Insurer by telephone or telecopy of the amount of such Deficiency Amount or preference. Such notice of such Deficiency Amount shall be confirmed in writing in the form set forth as Exhibit A to the Endorsement of the Certificate Insurance Policy, to the Certificate Insurer and the Fiscal Agent (as defined in the Certificate Insurance Policy), if any, at or before 12:00 noon New York time on the second Business Day prior to such Distribution Date. Following Receipt (as defined in the Certificate Insurance Policy) by the Certificate Insurer of such notice in such form, the Certificate Insurer or the Fiscal Agent will pay any amount payable under the Certificate Insurance Policy on the later to occur of (i) 12:00 noon New York time on the second Business Day following such receipt and (ii) 12:00 noon New York time on the Distribution Date to which such deficiency relates, as provided in the Endorsement to the Certificate Insurance Policy.

          (b) The Trustee shall establish a separate special purpose trust account for the benefit of Holders of the Class A Certificates and the Certificate Insurer referred to herein as the "Certificate Insurance Policy Payments Account" over which the Trustee shall have exclusive control and sole right of withdrawal. The Trustee shall deposit any amount paid under the Certificate Insurance Policy in the Certificate Insurance Policy Payments Account and distribute such amount only for purposes of payment to Holders of Class A Certificates of the Insured Payment for which a claim was made, and such amount may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee or the Trust Fund. Amounts paid under the Certificate Insurance Policy shall be transferred to the Distribution Account in accordance with the next succeeding paragraph and disbursed by the Trustee to Holders of Class A Certificates in accordance with Section 4.01(c) or Section 10.01, as applicable. It shall not be necessary for such payments to be made by checks or wire transfers separate from the checks or wire transfers used to pay the Insured Payment with other funds available to make such payment. However, the amount of any payment of principal of or interest on the Class A Certificates to be paid from funds transferred from the Certificate Insurance Policy Payments Account shall be noted as provided in paragraph (c) below in the Certificate Register and in the statement to be furnished to Holders of the Class A Certificates pursuant to Section 4.02. Funds held in the Certificate Insurance Policy Payments Account shall not be invested.

          On any Distribution Date with respect to which a claim has been made under the Certificate Insurance Policy, the amount of any funds received by the Trustee as a result of any claim under the Certificate Insurance Policy, to the extent required to make the Insured Payment on such Distribution Date, shall be withdrawn from the Certificate Insurance Policy Payments Account and deposited in the Distribution Account and applied by the Trustee, together with the other funds to be withdrawn from the Distribution Account pursuant to Section 4.01(c) or Section 10.01, as applicable, directly to the payment in full of the Insured Payment due on the Class A Certificates. Funds received by the Trustee as a result of any claim under the Certificate Insurance Policy shall be deposited by the Trustee in the Certificate Insurance Policy Payments Account and used solely for payment to the Holders of the Class A Certificates and may not be applied to satisfy any costs, expenses or liabilities of the Master Servicer, the Trustee, or the Trust Fund. Any funds remaining in the Certificate Insurance Policy Payments Account on the first Business Day following a Distribution Date shall be remitted to the Certificate Insurer, pursuant to the instructions of the Certificate Insurer, by the end of such Business Day.

          (c) The Trustee shall keep a complete and accurate record of the amount of interest and principal paid in respect of any Class A Certificate from moneys received under the Certificate Insurance Policy. The Certificate Insurer shall have the right to inspect such records at reasonable times during normal business hours upon one Business Day's prior notice to the Trustee.

          (d) The Trustee shall promptly notify the Certificate Insurer and Fiscal Agent of any proceeding or the institution of any action, of which a Responsible Officer of the Trustee has actual knowledge seeking the avoidance as a preferential transfer under applicable bankruptcy, insolvency, receivership or similar law (a "Preference Claim") of any Insured Payment made with respect to the Class A Certificates. Each Holder of the Class A Certificates, by its purchase of such Certificates, the Master Servicer, and the Trustee hereby agree that the Certificate Insurer (so long as no Certificate Insurer Default has occurred and is continuing) may at any time during the continuation of any proceeding relating to a Preference Claim direct all matters relating to such Preference Claim, including, without limitation, (i) the direction of any appeal of any order relating to such Preference Claim and (ii) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition and without limitation of the foregoing, the Certificate Insurer shall be subrogated to the rights of the Master Servicer, the Trustee, and each Holder of the Class A Certificates in the conduct of any such Preference Claim, including, without limitation, all rights of any party to an adversary proceeding action with respect to any court order issued in connection with any such Preference Claim.

          Section  11.05  EFFECT  OF  PAYMENTS  BY  THE   CERTIFICATE   INSURER;
SUBROGATION.

          Anything herein to the contrary notwithstanding, any payment with respect to principal of or interest on any of the Class A Certificates which is made with moneys received pursuant to the terms of the Certificate Insurance Policy shall not be considered payment of such Class A Certificates from the Trust Fund and shall not result in the payment of or the provision for the payment of the principal of or interest on such Certificates within the meaning of Section 4.01. The Depositor, the Master Servicer and the Trustee acknowledge, and each Holder by its acceptance of a Class A Certificate agrees, that without the need for any further action on the part of the Certificate Insurer, the Depositor, the Master Servicer or the Trustee (a) to the extent the Certificate Insurer makes payments, directly or indirectly, on account of principal of or interest on any Class A Certificates to the Holders of such Certificates, the Certificate Insurer will be fully subrogated to the rights of such Holders to receive such principal and interest from the Trust Fund and (b) the Certificate Insurer shall be paid such principal and interest but only from the sources and in the manner provided herein for the payment of such principal and interest.

          The Trustee and the Master Servicer shall cooperate in all respects with any reasonable request by the Certificate Insurer for action to preserve or enforce the Certificate Insurer's rights or interests under this Agreement without limiting the rights or affecting the interests of the Holders as otherwise set forth herein.

          Section 11.06 NOTICES TO THE CERTIFICATE INSURER.

          All notices, statements, reports, certificates or opinions required by this Agreement to be sent to any other party hereto or to the Rating Agencies or any of the Certificateholders shall also be sent to the Certificate Insurer.

          Section 11.07 THIRD-PARTY BENEFICIARY.

          The Certificate Insurer shall be a third-party beneficiary of this Agreement, entitled to enforce the provisions hereof as if a party hereto.

          Section 11.08 TRUSTEE TO HOLD THE CERTIFICATE INSURANCE Policy.

          The Trustee will hold the Certificate Insurance Policy in trust as agent for the Holders of the Class A Certificates for the purpose of making claims thereon and distributing the proceeds thereof. Upon the later of (i) the date upon which the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero and all Insured Payments have been made and (ii) the date the Term of the Certificate Insurance Policy (as defined in the Certificate Insurance Policy) ends, the Trustee, shall surrender the Certificate Insurance Policy to the Certificate Insurer for cancellation. Each Holder of Class A Certificates, by accepting its Certificates, appoints the Trustee as attorney-in-fact for the purpose of making claims on the Certificate Insurance Policy.


                                   ARTICLE XII

                            MISCELLANEOUS PROVISIONS

          Section 12.01 AMENDMENT.

          This Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Special Servicer and the Trustee; and without the consent of the Certificateholders, but only with the consent of the Certificate Insurer (if no Certificate Insurer Default exists and is continuing and the Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer under the Insurance Agreement), (i) to cure any ambiguity or mistake, (ii) to correct or supplement any provisions herein which may be defective or inconsistent with any other provisions herein or (iii) to make any other provisions with respect to matters or questions arising under this Agreement or the Certificate Insurance Policy, as the case may be, which shall not be inconsistent with the provisions of this Agreement; PROVIDED, HOWEVER, that any such action listed in clause (i) through (iii) above shall be deemed not to adversely affect in any respect the interests of any Certificateholder, if evidenced by (i) written notice to the Depositor, the Master Servicer and the Trustee from the Rating Agencies that such action will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates with respect to which it is a Rating Agency or (ii) an Opinion of Counsel delivered to the Master Servicer and the Trustee.

          In addition, this Agreement may be amended from time to time by Seller, the Depositor, the Master Servicer, the Special Servicer and the Trustee with the consent of the Certificate Insurer (if no Insurer Default exists and is continuing and the Class A Certificates are outstanding or any amounts are owed to the Certificate Insurer under the Insurance Agreement) with the consent of the Majority Certificateholders for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; PROVIDED, HOWEVER, that no such amendment or waiver shall (x) reduce in any manner the amount of, or delay the timing of, payments on the Certificates or distributions or payments under the Certificate Insurance Policy which are required to be made on any Certificate without the consent of the Holder of such Certificate, (y) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (x) above, without the consent of the Holders of Certificates of such Class evidencing at least a 66% Percentage Interest in such Class, or (z) reduce the percentage of Voting Rights required by clause (y) above without the consent of the Holders of all Certificates of such Class then outstanding. Upon approval of an amendment, a copy of such amendment shall be sent to the Rating Agencies.

          Notwithstanding any provision of this Agreement to the contrary, the Trustee shall not consent to any amendment to this Agreement unless it shall have first received an Opinion of Counsel, delivered by (and at the expense of) the Person seeking such Amendment, to the effect that such amendment will not result in the imposition of a tax on any REMIC constituting part of the Trust Fund pursuant to the REMIC Provisions or cause any REMIC constituting part of the Trust Fund to fail to qualify as a REMIC at any time that any Certificates are outstanding and that the amendment is being made in accordance with the terms hereof.

          Promptly after the execution of any such amendment the Trustee shall furnish, at the expense of the Person that requested the amendment if such Person is Seller or the Master Servicer (but in no event at the expense of the Trustee), otherwise at the expense of the Trust, a copy of such amendment and the Opinion of Counsel referred to in the immediately preceding paragraph to the Master Servicer, the Certificate Insurer and each Rating Agency.

          It shall not be necessary for the consent of Certificateholders under this Section 12.01 to approve the particular form of any proposed amendment; instead it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

          The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this 12.01 Section that affects its rights, duties and immunities under this Agreement or otherwise.

          Section 12.02 RECORDATION OF AGREEMENT; COUNTERPARTS.

          To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Master Servicer at the expense of the Trust, but only upon direction of Certificateholders or the Certificate Insurer accompanied by an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

          For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

          Section 12.03 LIMITATION ON RIGHTS OF CERTIFICATEHOLDERS.

          The death or incapacity of any Certificateholder shall not (i) operate to terminate this Agreement or the Trust, (ii) entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust, or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

          Except as expressly provided for herein, no Certificateholder shall have any right to vote or in any manner otherwise control the operation and management of the Trust, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third person by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

          No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of default and of the continuance thereof, as hereinbefore provided, and unless also (i) if no Certificate Insurer Default exists and is continuing, the Certificate Insurer so agrees or (ii) if a Certificate Insurer Default exists and is continuing, the Holders of Certificates entitled to at least 25% of the Voting Rights shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee for 15 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 12.03 each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

          Section 12.04 GOVERNING LAW; JURISDICTION.

          This Agreement shall be construed in accordance with the laws of the State of New York, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. With respect to any claim arising out of this Agreement, each party irrevocably submits to the exclusive jurisdiction of the courts of the State of New York and the United States District Court located in the Borough of Manhattan in The City of New York, and each party irrevocably waives any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating hereto brought in any such courts, irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum and further irrevocably waives the right to object, with respect to such claim, suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party, provided that service of process has been made by any lawful means.

          Section 12.05 NOTICES.

          All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by first Class Mail, postage prepaid, or by express delivery service, to (a) in the case of Seller and/or Master Servicer, Pan American Bank, FSB, 625 The City Drive, Ste. 490, Orange, CA 92868, Attention: Blair F. Kenny, or such other address or telecopy number as may hereafter be furnished to the Depositor and the Trustee in writing by Seller, (b) in the case of the Trustee, Bankers Trust Company of California, N.A., 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: UP9902, or such other address or telecopy number as may hereafter be furnished to the Depositor, Seller and the Master Servicer in writing by the Trustee, (c) in the case of the Depositor, Asset Backed Funding Corporation, Bank of America Corporate Center, 100 North Tryon Street, Charlotte, North Carolina 28255, Attention: General Counsel, (704) 388-1770 (telecopy number (704) 388-9668), or such other address or telecopy number as may be furnished to Seller, the Master Servicer and the Trustee in writing by the Depositor, (d) in the case of the Special Servicer, Fairbanks Capital Corp., 3815 South West Temple, Salt Lake City, Utah 84115 Attention: Sean Arnold,

          and (e) in the case of the  Certificate  Insurer,  Financial  Security
Assurance  Inc.,  350  Park  Avenue,  New  York,  New  York  10022,   Attention:
Surveillance Department. Any notice required or permitted to be mailed to a Certificateholder shall be given by first class mail, postage prepaid, at the address of such Holder as shown in the Certificate Register. Notice of any Master Servicer Default shall be given by telecopy and by certified mail. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have duly been given when mailed, whether or not the Certificateholder receives such notice. A copy of any notice required to be telecopied hereunder shall also be mailed to the appropriate party in the manner set forth above.

          Section 12.06 SEVERABILITY OF PROVISIONS.

          If any one or more of the covenants, agreements, provisions or terms of this Agreement shall for any reason whatsoever be held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

          Section 12.07 ARTICLE AND SECTION REFERENCES.

          All article and section references used in this Agreement, unless otherwise provided, are to articles and sections in this Agreement.

          Section  12.08  NOTICE  TO THE  RATING  AGENCIES  AND THE  CERTIFICATE
INSURER.

          (a) Each of the Trustee and the Master Servicer shall be obligated to use its best reasonable efforts promptly to provide notice to the Rating Agencies and the Certificate Insurer with respect to each of the following of which a Responsible Officer of the Trustee or Servicer, as the case may be, has actual knowledge:

          (i) any material change or amendment to this Agreement;

          (ii) the occurrence of any Master Servicer Event of Termination that has not been cured or waived;

          (iii) the resignation or termination of the Master Servicer or the Trustee;

          (iv) the final payment to Holders of the Certificates of any Class;

          (v) any change in the location of any Account; and

          (vi) if the Trustee is acting as successor Master Servicer pursuant to
     Section 7.02 hereof, any event that would result in the inability of the Trustee to make Advances.

          (b) In addition, the Trustee shall promptly furnish to each Rating Agency and the Certificate Insurer copies of each Statement to Certificateholders described in Section 4.03 hereof; and the Master Servicer shall promptly furnish to each Rating Agency copies of the following:

          (i) each annual statement as to compliance described in Section 3.20 hereof;

          (ii) each annual independent public accountants' servicing report described in Section 3.21 hereof; and

          (iii) each notice delivered pursuant to Section 7.01(a) hereof which relates to the fact that the Master Servicer has not made an Advance.

          Any such notice pursuant to this Section 12.08 shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by first class mail, postage prepaid, or by express delivery service to Moody's Investors Service, Inc., 99 Church Street, New York, NY 10048, Attention: MBS Monitoring/United PanAm Mortgage Loan Trust 1999-2; and Standard & Poor's, a division of The McGraw-Hill Companies, Inc., 55 Water Street, New York, NY 10041, Attention: Mortgage Surveillance Group.

          Section 12.09 FURTHER ASSURANCES.

          Notwithstanding any other provision of this Agreement, neither the Regular Certificateholders nor the Trustee shall have any obligation to consent to any amendment or modification of this Agreement unless they have been provided reasonable security or indemnity against their out-of-pocket expenses (including reasonable attorneys' fees) to be incurred in connection therewith.

          Section 12.10 BENEFITS OF AGREEMENT.

          Nothing in this Agreement or in the Certificates, expressed or implied, shall give to any Person, other than the Certificateholders, the Certificate Insurer and the parties hereto and their successors hereunder, any benefit or any legal or equitable right, remedy or claim under this Agreement.

          Section 12.11 ACTS OF CERTIFICATEHOLDERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by the Certificateholders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders in person or by agent duly appointed in writing, and such action shall become effective when such instrument or instruments are delivered to the Trustee, Seller and the Master Servicer. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "act" of the Certificateholders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Trustee and the Trust, if made in the manner provided in this Section 12.11.

          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by the certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Whenever such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by any Certificateholder shall bind every future Holder of such Certificate and the Holder of every Certificate issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, omitted or suffered to be done by the Trustee or the Trust in reliance thereon, whether or not notation of such action is made upon such Certificate.

          IN WITNESS WHEREOF, the Depositor, the Seller and the Master Servicer and the Trustee have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.


                                       ASSET BACKED FUNDING CORPORATION, as
                                          Depositor



                                       By:____________________________________
                                          Name: Robert Perret
                                          Title:  Senior Vice President


                                       PAN AMERICAN BANK, FSB,
                                          as Seller and Master Servicer



                                       By:____________________________________
                                          Name:
                                          Title:


                                       FAIRBANKS CAPITAL CORP.,
                                          as Special Servicer



                                       By:____________________________________
                                          Name:
                                          Title:


                                       BANKERS TRUST COMPANY OF CALIFORNIA,
                                          N.A.,
                                          as Trustee



                                       By:____________________________________
                                          Name:
                                          Title:

STATE OF                )
                        ) ss.:
COUNTY OF               )


          On the __th day of October, 1999 before me, a notary public in and for said State, personally appeared Robert Perret known to me to be a Senior Vice President of Asset Backed Funding Corporation, a Delaware corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said corporation, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 -------------------------------
                                                         Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )


          On the __th day of October, 1999 before me, a notary public in and for said State, personally appeared ______________ known to me to be a _______________________ of Pan American Bank, FSB, a company that executed the within instrument, and also known to me to be the person who executed it on behalf of said company, and acknowledged to me that such company executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 -------------------------------
                                                         Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )


          On the __th day of October, 1999 before me, a notary public in and for said State, personally appeared _______________, known to me to be ____________________ of Bankers Trust Company of California, N.A., a national banking association that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.




                                                 -------------------------------
                                                         Notary Public

STATE OF                )
                        ) ss.:
COUNTY OF               )


          On the __th day of October, 1999 before me, a notary public in and for said State, personally appeared _______________, known to me to be ____________________ of Fairbanks Capital Corp., a _________ corporation that executed the within instrument, and also known to me to be the person who executed it on behalf of said association, and acknowledged to me that such corporation executed the within instrument.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.



                                                 -------------------------------
                                                         Notary Public

                                   EXHIBIT A-1

                         FORM OF CLASS A-1 CERTIFICATES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:                         1

Cut-off Date:                            With  respect to any  Mortgage
                                         Loan,  the  later  of  (i) the
                                         date  of  origination  of such
                                         Mortgage Loan or  (ii) October
                                         1, 1999

First Distribution Date:                 November 26, 1999

Initial  Certificate  Principal
Balance  of  this   Certificate
("Denomination"):                        $[___________]

Original   Class    Certificate
Principal   Balance   of   this
Class:                                   $[___________]

Percentage Interest:                     100%

Initial Pass-Through Rate:*              [___________]

CUSIP:                                   [___________]

Common Code:                             [___________]

Class:                                   A-1

Assumed Maturity Date:                   October 25, 2029

-----------------
*  Subject to adjustment as described in the Agreement.

                     United PanAm Mortgage Loan Trust 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2
                                    Class A-1

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a group of fixed-rate and adjustable-rate mortgage loans ("Loan Group I"), which comprise part of the Trust consisting primarily of two groups of first lien residential mortgage loans (the "Mortgage Loans")


                 ASSET BACKED FUNDING CORPORATION, as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-1 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-1 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class A-1 Certificate (obtained by dividing the Initial Certificate Principal Balance of this Class A-1 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Asset Backed Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1999 (the "Agreement") among the Depositor, Pan American Bank, FSB, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), Fairbanks Capital Corp., as special servicer (the "Special
Servicer"), and Bankers Trust Company of California, N.A., a New York banking corporation, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-1 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-1 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Reference is hereby made to the further provisions of this Class A-1 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Solely for U.S. federal income tax purposes,  this Certificate  represents
(i) a beneficial interest in a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined, respectively, in Sections 860G and 860D of the Internal Revenue Code of 1986, as amended, and (ii) the right to receive payments in respect of Group 1 Interest Carryovers.

      This Class A-1 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:      October 12, 1999


                                    UNITED PANAM MORTGAGE LOAN
                                       TRUST 1999-2


                                    By:  BANKERS TRUST COMPANY OF CALIFORNIA,
                                        N.A., not in its individual capacity,
                                        but solely as Trustee



                                    By:_______________________________________



This is one of the Class A-1 Certificates referenced in the within-mentioned Agreement



By:____________________________________
      Authorized Signatory of
      Bankers Trust Company of California, N.A., as Trustee

                       [Reverse of Class A-1 Certificate]

                     UNITED PANAM MORTGAGE LOAN TRUST 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2

      This  Certificate  is one  of a  duly  authorized  issue  of  Certificates designated as United PanAm Mortgage Loan Trust 1999-2, Asset Backed Certificates, Series 1999-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account and the guarantee provided by the Certificate Insurer for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Class A-1 Certificates of a Class having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Seller, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of their Cut-off Dates, the Master Servicer or the Certificate Insurer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the aggregate Class Certificate Principal Balance of the Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date in October, 2029. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s)unto
________________________________________________________________________________
________________________________________________________________________________
    (Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
________________________________________________________________________________


Dated:__________________



                                      ------------------------------------------
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions  shall  be  made,  by  wire  transfer  or  otherwise,   in
immediately available funds to _________________________________________________
________________________________________________________________________________
for the account of_____________________________________________________________,
________________________________________________________________________________
account number _________________________, or, if mailed by check, to ___________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
_______________________________________________________________________________.

      This information is provided by__________________________________________, the assignee named above, or___________________________________________________,
as its agent.

                                   EXHIBIT A-2

                         FORM OF CLASS A-2 CERTIFICATES

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE TRUSTEE OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

Certificate No.:                         1

Cut-off Date:                            With  respect to any  Mortgage
                                         Loan,  the  later  of  (i) the
                                         date  of  origination  of such
                                         Mortgage Loan or  (ii) October
                                         1, 1999

First Distribution Date:                 November 26, 1999

Initial  Certificate  Principal
Balance  of  this   Certificate
("Denomination"):                        $[___________]

Original   Class    Certificate
Principal   Balance   of   this
Class:                                   $[___________]

Percentage Interest:                     100%

Initial Pass-Through Rate:*              [___________]

CUSIP:                                   [___________]

Common Code:                             [___________]

Class:                                   A-2

Assumed Maturity Date:                   September 25, 2029
-------------------------
*  Subject to adjustment as described in the Agreement.

                     United PanAm Mortgage Loan Trust 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2
                                    Class A-2

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to a group of fixed-rate and adjustable-rate mortgage loans ("Loan Group II"), which comprise part of the Trust consisting primarily of two groups of first lien residential mortgage loans (the "Mortgage Loans")


                 ASSET BACKED FUNDING CORPORATION, as Depositor

      Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Principal Balance of this Class A-2 Certificate at any time may be less than the Initial Certificate Principal Balance set forth on the face hereof, as described herein. This Class A-2 Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates.

      This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Class A-2 Certificate (obtained by dividing the Initial Certificate Principal Balance of this Class A-2 Certificate by the Original Class Certificate Principal Balance) in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Asset Backed Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1999 (the "Agreement") among the Depositor, Pan American Bank, FSB, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), Fairbanks Capital Corp., as special servicer (the "Special
Servicer"), and Bankers Trust Company of California, N.A., a New York banking corporation, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class A-2 Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class A-2 Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      Reference is hereby made to the further provisions of this Class A-2 Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Solely for U.S. federal income tax purposes,  this Certificate  represents
(i) a beneficial interest in a "regular interest" in a "real estate mortgage investment conduit" as those terms are defined, respectively, in Sections 860G and 860D of the Internal Revenue Code of 1986, as amended, and (ii) the right to receive payments in respect of Group I Interest Carryovers.

      This Class A-2 Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:______October 12, 1999


                                    UNITED PANAM MORTGAGE LOAN
                                       TRUST 1999-2


                                    By:  BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., not in its individual capacity,
                                         but solely as Trustee



                                    By:_______________________________________



This is one of the Class A-2 Certificates referenced in the within-mentioned Agreement


By:____________________________________
   Authorized Signatory of
   Bankers Trust Company of California, N.A., as Trustee

                       [Reverse of Class A-2 Certificate]

                     UNITED PANAM MORTGAGE LOAN TRUST 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2

      This  Certificate  is one  of a  duly  authorized  issue  of  Certificates designated as United PanAm Mortgage Loan Trust 1999-2, Asset Backed Certificates, Series 1999-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account and the guarantee provided by the Certificate Insurer for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Class A-2 Certificates of a Class having denominations aggregating at least $1,000,000, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Seller, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of their Cut-off Dates, the Master Servicer or the Certificate Insurer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the aggregate Class Certificate Principal Balance of the Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date in October, 2029. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:__________________



                                      __________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions  shall  be  made,  by  wire  transfer  or  otherwise,   in
immediately available funds to _________________________________________________
_______________________________________________________________________________.
for the account of_____________________________________________________________,
account number _________________________, or, if mailed by check, to ___________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
_______________________________________________________________________________.

      This information is provided by__________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT B

                                   [Reserved]

                                    EXHIBIT C

                           FORM OF CLASS X CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER (I) A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, (II) IF THE PURCHASER IS AN INSURANCE COMPANY, A REPRESENTATION THAT THE PURCHASER IS AN INSURANCE COMPANY WHICH IS PURCHASING THIS CERTIFICATE OR INTEREST HEREIN WITH FUNDS CONTAINED IN AN "INSURANCE COMPANY GENERAL ACCOUNT" AS DEFINED IN PTCE 95-60 AND THAT THE PURCHASING AND HOLDING OF SUCH CERTIFICATES ARE COVERED UNDER PTCE 95-60, OR (III) AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. SUCH REPRESENTATION SHALL BE DEEMED TO HAVE BEEN MADE TO THE TRUSTEE BY THE TRANSFEREE'S ACCEPTANCE OF THIS CERTIFICATE OR BY THE ACCEPTANCE BY A BENEFICIAL OWNER OF THE BENEFICIAL INTEREST REPRESENTED HEREBY UNLESS THE TRUSTEE SHALL HAVE RECEIVED FROM THE TRANSFEREE AN ALTERNATIVE REPRESENTATION ACCEPTABLE IN FORM AND SUBSTANCE TO THE TRUSTEE AND THE DEPOSITOR. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE
TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

Certificate No.:                         1

Cut-off Date:                            With respect to any Mortgage  Loan, the
                                         later of  (i) the  date of  origination
                                         of such Mortgage  Loan or  (ii) October
                                         1, 1999

First Distribution Date:                 November 26, 1999

Percentage Interest:                     100%

Class:                                   X

Assumed Maturity Date:                   October 25, 2029


                     UNITED PANAM MORTGAGE LOAN TRUST 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2
                                     Class X

     evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of two groups of first lien fixed-rate and adjustable-rate residential mortgage loans (the "Mortgage Loans")


                 ASSET BACKED FUNDING CORPORATION, as Depositor


      Distributions in respect of this Certificate are distributable monthly as set forth herein. This Class X Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This certifies that PAN AMERICAN BANK, FSB is the registered owner of the Percentage Interest evidenced by this Class X Certificate in certain monthly distributions with respect to a Trust consisting primarily of the Mortgage Loans deposited by Asset Backed Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1999 (the "Agreement") among the Depositor, Pan American Bank, FSB, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), Fairbanks Capital Corp., as special servicer (the "Special Servicer"), and Bankers Trust Company of California, N.A., a New York banking corporation, as Trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Class X Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Class X Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

      No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer not is to be made pursuant to Rule 144A of the Act there shall be delivered to the Trustee and the Depositor an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee, the Seller or the Depositor or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of a Certificate of this Class shall be made unless the Trustee shall have received (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, (ii) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under PTCE 95-60, or (iii) an Opinion of Counsel with respect to certain ERISA matters described in the Agreements. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

      Reference is hereby made to the further provisions of this Class X Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Class X Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized signatory of the Trustee.

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated: October 12, 1999


                                    UNITED PANAM MORTGAGE LOAN
                                       TRUST 1999-2


                                    By:  BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., not in its individual
                                         capacity, but solely as Trustee



                                    By:_______________________________________



This is one of the Class X Certificates
referenced in the within-mentioned Agreement



By:____________________________________
      Authorized Signatory of
      Bankers Trust Company of California, N.A., as Trustee

                        [Reverse of Class X Certificate]

                     UNITED PANAM MORTGAGE LOAN TRUST 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2

      This  Certificate  is one  of a  duly  authorized  issue  of  Certificates designated as United PanAm Mortgage Loan Trust 1999-2, Asset Backed Certificates, Series 1999-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Class X Certificates having a 100% Percentage Interest, by Wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Seller, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the office or agency maintained by the Trustee in New York, New York accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust will be issued to the designated transferee or transferees.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date, the Master Servicer or the Certificate Insurer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the aggregate Class Certificate Principal Balance of the Class X Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date in October, 2029. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:__________________



                                      __________________________________________
                                        Signature by or on behalf of assignor

                                    EXHIBIT D

                           FORM OF CLASS R CERTIFICATE

THIS CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO THE CLASS A AND CLASS X CERTIFICATES AS DESCRIBED IN THE POOLING AND SERVICING AGREEMENT REFERRED TO HEREIN.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A BENEFICIAL INTEREST IN MULTIPLE "RESIDUAL INTERESTS" IN "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). ANY RESALE OR TRANSFER OF THIS CERTIFICATE WITHOUT REGISTRATION THEREOF UNDER THE ACT MAY ONLY BE MADE IN A TRANSACTION EXEMPTED FROM THE REGISTRATION REQUIREMENTS OF THE ACT AND IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

THIS CLASS R CERTIFICATE HAS NO PRINCIPAL BALANCE, DOES NOT BEAR INTEREST AND WILL NOT RECEIVE ANY DISTRIBUTIONS EXCEPT AS PROVIDED HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED, OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR AN OPINION OF COUNSEL IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO ERISA OR TO THE CODE WITHOUT THE OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.:                         [_________________]

Percentage Interest:                     100%


                     UNITED PANAM MORTGAGE LOAN TRUST 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2
                                     Class R

      evidencing the Percentage Interest in the distributions allocable to the Certificates of the above-referenced Class with respect to the Trust consisting primarily of two groups of first lien fixed-rate and adjustable-rate residential mortgage loans (the "Mortgage Loans")



                 ASSET BACKED FUNDING CORPORATION, as Depositor


      This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Seller, the Master Servicer, the Special Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

      This certifies that Pan American Bank, FSB is the registered owner of the Percentage Interest evidenced by this Certificate specified above in the interest represented by all Certificates of the Class to which this Certificate belongs in a Trust consisting primarily of the Mortgage Loans deposited by Asset Backed Funding Corporation (the "Depositor"). The Trust was created pursuant to a Pooling and Servicing Agreement dated as of October 1, 1999 (the "Agreement") among the Depositor, Pan American Bank, FSB, as seller (in such capacity, the "Seller") and master servicer (in such capacity, the "Master Servicer"), Fairbanks Capital Corp., as special servicer (the "Special Servicer"), and Bankers Trust Company of California, N.A., a New York banking corporation, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

      This Certificate does not have a principal balance or pass-through rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the Corporate Trust Office or the office or agency maintained by the Trustee in New York, New York.

      No transfer of a Certificate of this Class shall be made unless such transfer is made pursuant to an effective registration statement under the Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such laws. In the event that a transfer is to be made in reliance upon an exemption from the Act and such laws, in order to assure compliance with the Act and such laws, the Certificateholder desiring to effect such transfer and such Certificateholder's prospective transferee shall each certify to the Trustee and the Depositor in writing the facts surrounding the transfer. In the event that such a transfer is not to be made pursuant to Rule 144A of the Act, there shall be delivered to the Trustee and the Depositor of an Opinion of Counsel that such transfer may be made pursuant to an exemption from the Act, which Opinion of Counsel shall not be obtained at the expense of the Trustee or the Depositor; or there shall be delivered to the Trustee and the Depositor a transferor certificate by the transferor and an investment letter shall be executed by the transferee. The Holder hereof desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee  of  such  Certificate,  acceptable  to and  in  form  and  substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code, nor a person acting on behalf of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) an Opinion of Counsel with respect to certain ERISA matters described in the Agreement. Notwithstanding anything else to the contrary herein, any purported transfer of a Certificate of this Class to or on behalf of an employee benefit plan subject to ERISA or to the Code without the opinion of counsel satisfactory to the Trustee as described above shall be void and of no effect.

      Each Holder of this Certificate will be deemed to have agreed to be bound by the restrictions of the Agreement, including but not limited to the restrictions that (i) each person holding or acquiring any Ownership Interest in this Certificate must be a Permitted Transferee, (ii) no Ownership Interest in this Certificate may be transferred without delivery to the Trustee of (a) a transfer affidavit of the proposed transferee and (b) a transfer certificate of the transferor, each of such documents to be in the form described in the Agreement, (iii) each person holding or acquiring any Ownership Interest in this Certificate must agree to require a transfer affidavit and to deliver a transfer certificate to the Trustee as required pursuant to the Agreement, (iv) each person holding or acquiring an Ownership Interest in this Certificate must agree not to transfer an Ownership Interest in this Certificate if it has actual knowledge that the proposed transferee is not a Permitted Transferee and (v) any attempted or purported transfer of any Ownership Interest in this Certificate in violation of such restrictions will be absolutely null and void and will vest no rights in the purported transferee. The Trustee will provide the Internal Revenue Service and any pertinent persons with the information needed to compute the tax imposed under the applicable tax laws on transfers of residual interests to disqualified organizations, if any person other than a Permitted Transferee acquires an Ownership Interest on a Class R Certificate in violation of the restrictions mentioned above.

      Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually countersigned by an authorized officer of the Trustee.

                                     * * *

      IN WITNESS WHEREOF, the Trustee on behalf of the Trust has caused this Certificate to be duly executed.

Dated:  October 12, 1999


                                    UNITED PANAM MORTGAGE LOAN
                                       TRUST 1999-2


                                    By:  BANKERS TRUST COMPANY OF CALIFORNIA,
                                         N.A., not in its individual
                                         capacity, but solely as Trustee



                                    By:_______________________________________



This is one of the Class R Certificates
referenced in the within-mentioned Agreement



By:____________________________________
      Authorized Signatory of
      Bankers Trust Company of California, N.A., as Trustee

                        [Reverse of Class R Certificate]

                     United PanAm Mortgage Loan Trust 1999-2
                           Asset Backed Certificates,
                                  Series 1999-2

      This  Certificate  is one  of a  duly  authorized  issue  of  Certificates designated as United PanAm Mortgage Loan Trust 1999-2, Asset Backed Certificates, Series 1999-2 (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust created by the Agreement.

      The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

      This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

      Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day then the first Business Day following such Distribution Date (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement.

      Distributions on this Certificate shall be made by check or money order mailed to the address of the person entitled thereto as it appears on the Certificate Register or, upon the request of a Certificateholder owning Class R Certificates having a 100% Percentage Interest, by wire transfer or otherwise, as set forth in the Agreement. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the office or agency of the Trustee specified in the notice to Certificateholders of such final distribution.

      The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time, with the consent of the Certificate Insurer, by the Depositor, the Seller, the Master Servicer and the Trustee and of Holders of the requisite percentage of the Percentage Interests of each Class of Certificates affected by such amendment, as specified in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

      The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

      No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      The Depositor, the Seller and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee nor any such agent shall be affected by any notice to the contrary.

      On any Distribution Date following the date at which the remaining aggregate Principal Balance of the Mortgage Loans is less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date specified in the Agreement, the Master Servicer or the Certificate Insurer may purchase, in whole, from the Trust the Mortgage Loans at a purchase price determined as provided in the Agreement. In the event that no such optional termination occurs, the obligations and responsibilities created by the Agreement will terminate upon notice to the Trustee upon the later of (A) the payment in full of all amounts owing to the Certificate Insurer unless the Certificate Insurer shall otherwise consent and (B) the earliest of (i) the Distribution Date on which the aggregate Class Certificate Principal Balance of the Class A Certificates has been reduced to zero, (ii) the final payment or other liquidation of the last Mortgage Loan in the Trust and (iii) the Distribution Date in October, 2029. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants living at the date of the Agreement of a certain person named in the Agreement.

      Capitalized terms used herein that are defined in the Agreement shall have the meanings ascribed to them in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT
                                   ----------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the  Percentage   Interest  evidenced  by  the  within  Certificate  and  hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust.

      I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

________________________________________________________________________________

Dated:__________________



                                     ___________________________________________
                                        Signature by or on behalf of assignor

                            DISTRIBUTION INSTRUCTIONS

      The assignee should include the following for purposes of distribution:

      Distributions  shall  be  made,  by  wire  transfer  or  otherwise,   in
immediately available funds to _________________________________________________
_______________________________________________________________________________.
for the account of_____________________________________________________________,
account number _________________________, or, if mailed by check, to ___________
_______________________________________________________________________________.
Applicable statements should be mailed to_______________________________________
_______________________________________________________________________________.

      This information is provided by__________________________________________, the assignee named above, or __________________________________________________,
as its agent.

                                    EXHIBIT E
                             MORTGAGE LOAN SCHEDULE
                           [PROVIDED TO TRUSTEE ONLY]

                                    EXHIBIT F

                        REQUEST FOR RELEASE OF DOCUMENTS

            To:  Bankers Trust Company of California, N.A.
                 3 Park Plaza, 16th Floor
                 Irvine, California 92614
                 Attn: ________________

Re: Pooling and Servicing Agreement dated as of October 1, 1999 among Asset Backed Funding Corporation, as depositor, Pan American Bank, FSB, as seller and master servicer, Fairbanks Capital Corp., as special servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

      In connection with the administration of the Mortgage Loans held by you as Trustee pursuant to the above-captioned Pooling and Servicing Agreement, we request the release, and hereby acknowledge receipt, of the Trustee's Mortgage File for the Mortgage Loan described below, for the reason indicated.

MORTGAGE LOAN NUMBER:

MORTGAGOR NAME, ADDRESS & ZIP CODE:

REASON FOR REQUESTING DOCUMENTS (check one):

_____1.     Mortgage Paid in Full

_____2.     Foreclosure

_____3.     Substitution

_____4.     Other Liquidation (Repurchases, etc.)

_____5.     Nonliquidation                Reason:____________________


Address to which Trustee should deliver the Trustee's Mortgage File:
________________________________________________________________________________
________________________________________________________________________________


                                       By:________________________
                                           (authorized signer)

                                       Issuer:____________________

                                       Address:___________________

                                       Date:______________________

TRUSTEE

Bankers Trust Company of California, N.A.

      Please acknowledge the execution of the above request by your signature and date below:


      _____________________________________     ___________________
      Signature                                 Date


      Documents returned to Trustee:


      _____________________________________     ___________________
      Trustee                                   Date

                                   EXHIBIT G-1
                     FORM OF TRUSTEE'S INITIAL CERTIFICATION



                                                  ___________________
                                                         [Date]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

     Re: Pooling and Servicing Agreement (the "POOLING AND SERVICING Agreement"), dated as of October 1, 1999 among Asset Backed Funding Corporation, as depositor, Pan American Bank, FSB, as seller and master servicer, Fairbanks Capital Corp., as special servicer, and Bankers Trust Company of California, N.A., as trustee with respect to United Panam Mortgage Loan Trust 1999-2, Asset Backed Certificates, Series 1999-2.
          ----------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with Section 2.02 of the Pooling and Servicing Agreement, subject to review of the contents thereof, the undersigned, as Trustee, hereby certifies that it (or its custodian) has received the documents listed in
Section 2.01 of the Pooling and Servicing Agreement for each Mortgage File pertaining to each Mortgage Loan listed on Exhibit E, to the Pooling and Servicing Agreement, subject to any exceptions noted on Schedule I hereto.

      Capitalized words and phrases used herein and not otherwise defined herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is subject in all respects to the terms of Section
2.02 of the Pooling and Servicing Agreement and the Pooling and Servicing Agreement sections cross-referenced therein.


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A., as Trustee



                                    By:_______________________________________
                                       Name:
                                       Title:

                                   EXHIBIT G-2
                      FORM OF TRUSTEE'S FINAL CERTIFICATION



                                                  ___________________
                                                         [Date]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

     Re: Pooling and Servicing Agreement (the "POOLING AND SERVICING Agreement"), dated as of October 1, 1999 among Asset Backed Funding Corporation, as depositor, Pan American Bank, FSB, as seller and master servicer, Fairbanks Capital Corp., as special servicer, and Bankers Trust Company of California, N.A., as trustee with respect to United Panam Mortgage Loan Trust 1999-2, Asset Backed Certificates, Series 1999-2.
          ----------------------------------------------------------------------

Ladies and Gentlemen:

      In accordance with Section 2.02 of the Pooling and Servicing Agreement, the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on Schedule I hereto) it (or its custodian) has received the applicable documents listed in Section 2.01 of the Pooling and Servicing Agreement.

      The undersigned hereby certifies that as to each Mortgage Loan identified on the Mortgage Loan Schedule, other than any Mortgage Loan listed on Schedule I hereto, it has reviewed the documents listed above and has determined that each such document appears to be complete and, based on an examination of such documents, the information set forth in the Mortgage Loan Schedule is correct.

      Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement. This Certificate is qualified in all respects by the terms of said Pooling and Servicing Agreement.


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A., as Trustee



                                    By:_______________________________________
                                       Name:
                                       Title:

                                   EXHIBIT G-3
                        FORM OF RECEIPT OF MORTGAGE NOTE

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

      Re:   United PanAm Mortgage Loan
            Asset Backed Certificates, Series 1999-2
            ----------------------------------------

Ladies and Gentlemen:

      Pursuant to Section 2.01 of the Pooling and Servicing Agreement, dated as of October 1, 1999, among Asset Backed Funding Corporation, as depositor, Pan American Bank, FSB, as seller and master servicer, Fairbanks Capital Corp., as special servicer, and Bankers Trust Company of California, N.A., as trustee, we hereby acknowledge the receipt of the original Mortgage Note (a copy of which is attached hereto as Exhibit 1) with any exceptions thereto listed on Exhibit 2.


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A., as Trustee



                                    By:_______________________________________
                                       Name:
                                       Title:

                                    EXHIBIT H


                           LIST OF PMI MORTGAGE LOANS

             (See Schedule E of Pooling and Servicing Agreement)

                                    EXHIBIT I

                           FORM OF LOST NOTE AFFIDAVIT

      Personally appeared before me the undersigned authority to administer oaths, _____________________ who first being duly sworn deposes and says:
Deponent is _____________________ of _______________________________,  successor by merger to  __________________________________________  ("Seller") and who has
personal knowledge of the facts set out in this affidavit.

      On _____________________,  _____________________ did execute and deliver a promissory note in the principal amount of $_______________.

      That said note has been misplaced or lost through causes unknown and is presently lost and unavailable after diligent search has been made. Seller's records show that an amount of principal and interest on said note is still presently outstanding, due, and unpaid, and Seller is still owner and holder in due course of said lost note.

      Seller executes this Affidavit for the purpose of inducing Bankers Trust Company of California, N.A., as trustee on behalf of United PanAm Mortgage Loan Asset Backed Certificates, Series 1999-2, to accept the transfer of the above described loan from Seller.

      Seller agrees to indemnify Bankers Trust Company of California, N.A., Asset Backed Funding Corporation and Pan American Bank, FSB and hold them harmless for any losses incurred by such parties resulting from the fact that the above described Note has been lost or misplaced.

By:____________________________________

   ____________________________________

STATE OF                )
                        )     ss:
COUNTY OF               )

      On this ____ day of_______ 199__, before me, a Notary Public, in and for said County and State, appeared ________________________ who acknowledged the extension of the foregoing and who, having been duly sworn, states that any representations therein contained are true.

      Witness my hand and Notarial Seal this ____ day of_______ 199__.


_______________________________________

_______________________________________

My commission expires ________________.

                                    EXHIBIT J

                          FORM OF ERISA REPRESENTATION

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

      Re:   United PanAm Mortgage Loan Trust 1999-2,
            Asset Backed Certificates, Series 1999-2
            ----------------------------------------

Ladies and Gentlemen:

      1. The undersigned is the __________________ of (the "Transferee") a [corporation duly organized] and existing under the laws of ______, on behalf of which he makes this affidavit.

      2. The  Transferee  either (x) is not an employee  benefit plan subject to
Section 406 or Section 407 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), the Trustee of any such plan or a person acting on behalf of any such plan nor a person using the assets of any such plan or (in the case of the Class X Certificates) if the Transferee is an insurance company, such Transferee is purchasing such Certificates with funds contained in an "Insurance Company General Account" (as such term is defined in Section v(e) of the Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and the purchase and holding of such Certificates are covered under PTCE 95-60; or (y) shall deliver to the Trustee and the Depositor an opinion of counsel (a "Benefit Plan Opinion") satisfactory to the Trustee and the Depositor, and upon which the Trustee and the Depositor shall be entitled to rely, to the effect that the purchase or holding of such Certificate by the Transferee will not result in the assets of the Trust Fund being deemed to be plan assets and subject to the prohibited transaction provisions of ERISA or the Code and will not subject the Trustee or the Depositor to any obligation in addition to those undertaken by such entities in the Pooling and Servicing Agreement, which opinion of counsel shall not be an expense of the Trustee or the Depositor.

      3. The Transferee hereby acknowledges that under the terms of the Pooling and Servicing Agreement (the "Agreement") among Asset Backed Funding Corporation, as Depositor, Pan American Bank, FSB, as Seller and Master Servicer (the "Seller" and "Master Servicer"), Fairbanks Capital Corp., as Special Servicer (the "Special Servicer"), and Bankers Trust Company of California, N.A., as Trustee (the "Trustee"), no transfer of the ERISA-Restricted Certificates shall be permitted to be made to any person unless the Depositor and Trustee have received a certificate from such transferee in the form hereof.

      IN WITNESS WHEREOF, the Transferee has executed this certificate.



                                    __________________________________________
                                    [Transferee]



                                    By:_______________________________________
                                       Name:
                                     Title:

                                    EXHIBIT K

                    FORM OF INVESTMENT LETTER [NON-RULE 144A]

                                     [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine California 92614

      Re:   United PanAm Mortgage Loan Trust 1999-2,
            Asset Backed Certificates, Series 1999-2
            ----------------------------------------

Ladies and Gentlemen:

      In connection with our acquisition of the above-captioned Certificates, we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we are an "accredited investor," as defined in Regulation D under the Act, and have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates, (c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (e) we are acquiring the Certificates for investment for our own account and not with a view to any distribution of such Certificates (but without prejudice to our right at all times to sell or otherwise dispose of the Certificates in accordance with clause
(g) below), (f) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, or taken any other action which would result in a violation of Section 5 of the Act, and (g) we will not sell, transfer or otherwise dispose of any Certificates unless (1) such sale, transfer or other disposition is made pursuant to an effective registration statement under the Act or is exempt from such registration requirements, and if requested, we will at our expense provide an opinion of counsel satisfactory to the addressees of this Certificate that such sale, transfer or other disposition may be made pursuant to an exemption from the Act, (2) the purchaser or transferee of such Certificate has executed and delivered to you a certificate to substantially the same effect as this certificate, and (3) the purchaser or transferee has otherwise complied with any conditions for transfer set forth in the Pooling and Servicing Agreement.


                                    Very truly yours,

                                    [NAME OF TRANSFEREE]



                                    By:_______________________________________
                                       Authorized Officer

                       FORM OF RULE 144A INVESTMENT LETTER
                                     [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

Bankers Trust Company of California, N.A.
3 Park Plaza, 16th Floor
Irvine, California 92614

      Re:   United PanAm Mortgage Loan Trust 1999-2,
            Asset Backed Certificates, Series 1999-2
            ----------------------------------------

Ladies and Gentlemen:

      In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (c) we are not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended, or a plan that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended, nor are we acting on behalf of any such plan, (d) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, (e) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Act.


                                    Very truly yours,

                                    [NAME OF TRANSFEREE]



                                    By:_______________________________________
                                       Authorized Officer

                                                            ANNEX 1 TO EXHIBIT K
                                                            --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

         [For Transferees Other Than Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            i. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            ii. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because (1) (A) the Buyer owned and/or invested on a discretionary basis $______(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (B) the Buyer satisfies the criteria in the category marked below or (2) each equity owner of Buyer satisfies the conditions set forth in clause (1) above (in which case "Buyer", as used in paragraphs ii (other than this subclause (2)), iii and iv hereof shall refer to each such equity owner) and Buyer is acting for its own account or the account of other qualified institutional buyers.

---------------------
(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                        ____ CORPORATION, ETC. The Buyer is a corporation (other
            than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

                        ____ BANK.  The Buyer (a) is a national  bank or banking
            institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                        ____  SAVINGS  AND LOAN.  The Buyer (a) is a savings and
            loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, A COPY OF WHICH IS ATTACHED HERETO.

                        ____  BROKER-DEALER.    The    Buyer   is   a   dealer
            registered pursuant to Section 15 of the Securities Exchange Act of 1934.

                        ____  INSURANCE  COMPANY.  The  Buyer  is  an  insurance
            company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

                        ____  STATE  OR  LOCAL  PLAN.  The  Buyer  is  a  plan
            established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

                        ____ ERISA PLAN.  The Buyer is an employee  benefit plan
            within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

                        ____  INVESTMENT  ADVISOR.  The Buyer is an investment
            advisor registered under the Investment Advisors Act of 1940.

                        ____  SMALL BUSINESS  INVESTMENT  COMPANY.  Buyer is a
            small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

                        ____  BUSINESS   DEVELOPMENT   COMPANY.   Buyer  is  a
            business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            iii. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit, (v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            iv. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            v. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            vi. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan as provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.



                                          ____________________________________
                                                  Print Name of Buyer



                                          By:_________________________________
                                             Name:
                                             Title:



                                          Date:_______________________________

                                                            ANNEX 2 TO EXHIBIT K
                                                            --------------------

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A
           --------------------------------------------------------

          [For Transferees That are Registered Investment Companies]

      The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

      1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A") because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

      2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

                        ____ The Buyer owned $____ in securities (other than the
            excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

                        ____  The  Buyer  is  part  of a  Family  of  Investment
            Companies which owned in the aggregate $____ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

      3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

      4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit,
(iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

      5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

      6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.



                                          ____________________________________
                                             Print Name of Buyer or Adviser



                                          By:_________________________________
                                             Name:
                                             Title:



                                          IF AN ADVISER:



                                          ____________________________________
                                             Print Name of Buyer or Adviser



                                          Date:_______________________________

Exhibit 1

Exhibit 2

                                    EXHIBIT L

                AFFIDAVIT OF TRANSFER OF RESIDUAL CERTIFICATES
                         PURSUANT TO SECTION 5.02(d)

                           UNITED PANAM MORTGAGE LOAN
              TRUST 1999-1 ASSET BACKED CERTIFICATES, SERIES 1999-2

STATE OF                )
                        )     ss.:
COUNTY OF               )

      The undersigned, being first duly sworn, deposes and says as follows:

      1. The undersigned is an officer of ___________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement, (the "Agreement"), relating to the above-referenced Certificates, among Asset Backed Funding Corporation, as depositor, Pan American Bank, FSB, as seller and master servicer (the "Seller" and "Master Servicer"), Fairbanks Capital Corp., as special servicer, and Bankers Trust Company of California, N.A., as trustee (the "Trustee"'). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee.

      2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate either (i) for its own account or (ii) as nominee, trustee or agent for another Person and has attached hereto an affidavit from such Person in substantially the same form as this affidavit. The Transferee has no knowledge that any such affidavit is false.

      3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

      4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

      5. The Transferee has reviewed the provisions of Section 5.02(d) of the Agreement (attached hereto as Exhibit 2 and incorporated herein by reference) and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(d) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

      6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be
Transferred  to  any  Person  that  the  Transferee  knows  is  not a  Permitted
Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit M to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

      7. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

      8.    The Transferee's taxpayer identification number is ______.

      9.    The  Transferee  is  a  U.S.  Person  as  defined  in  Code  Section
7701(a)(30).

      10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

      11. The Transferee is not an employee benefit plan that is subject to ERISA or a plan that is subject to Section 4975 of the Code, nor are we acting on behalf of such a plan.

      IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this ____ day of ____________, 19__.



                                          [NAME OF TRANSFEREE]



                                          By:___________________________
                                             Name:
                                             Title:

[Corporate Seal]

ATTEST:



________________________
[Assistant] Secretary

      Personally appeared before me the above-named ______, known or proved to me to be the same person who executed the foregoing instrument and to be the __________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

      Subscribed and sworn before me this ____ day of ___________, 19__.



                                          _____________________________________
                                                     NOTARY PUBLIC

                                          My Commission expires the ____ day of
                                          ___________, 19__.

                                                          EXHIBIT 1 to EXHIBIT L

                               CERTAIN DEFINITIONS
                               -------------------

      "Ownership Interest": As to any Certificate, any ownership interest in such Certificate, including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as a pledgee.

      "Permitted Transferee": Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Code Section 521) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Code Section 511 on unrelated business taxable income) on any excess inclusions (as defined in Code Section 860E(c)(1)) with respect to any Residual
Certificate,  (iv) rural electric and telephone  cooperatives  described in Code
Section 1381(a)(2)(c), (v) a Person that is not a citizen or resident of the United States, a corporation, partnership, or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or an estate or trust whose income from sources without the United
States is includible in gross income for United States federal income tax purposes regardless of its connection with the conduct of a trade or business within the United States, and any other Person so designated by the Trustee based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause the Trust Fund to fail to qualify as a REMIC at any time that certain Certificates are outstanding. The terms "United States," "State" and "International Organization" shall have the meanings set forth in Code Section 7701 or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof if all of its activities are subject to tax, and, with the exception of the Freddie Mac, a majority of its board of directors is not selected by such governmental unit.

      "Person": Any individual, corporation, partnership, joint venture, bank, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

      "Transfer": Any direct or indirect transfer or sale of any Ownership Interest in a Certificate, including the acquisition of a Certificate by the Depositor.

      "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                                                        EXHIBIT 2 to EXHIBIT L

                        SECTION 5.02(D) OF THE AGREEMENT
                        --------------------------------

      (d) Except with respect to the initial transfer of the Class X and Class R Certificates by the Depositor, no transfer, sale, pledge or other disposition of any Class X or Class R Certificate shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and laws. In the event of any such transfer, (i) unless such transfer is made in reliance upon Rule 144A (as evidenced by the investment letter delivered to the Trustee, in substantially the form attached hereto as Exhibit K under the 1933 Act, the Trustee and the Depositor shall require a written Opinion of Counsel (which may be in-house counsel) acceptable to and in form and substance reasonably satisfactory to the Trustee and the Depositor that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall not be an expense of the Trustee or the Depositor or (ii) the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached hereto as Exhibit M) and the transferee to execute an investment letter (in substantially the form attached hereto as Exhibit K) acceptable to and in form and substance reasonably satisfactory to the Depositor and the Trustee certifying to the Depositor and the Trustee the facts surrounding such transfer, which investment letter shall not be an expense of the Trustee or the Depositor. The Holder of a Class X or Class R Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

      No transfer of a Class X or Class R Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee and the Depositor, (such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit J hereto, as appropriate), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer or (ii) (in the case of the Class X Certificates) if the purchaser is an insurance company, a representation that the purchaser is an insurance company which is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60") and that the purchase and holding of such Certificates are covered under PTCE 95-60 or (iii) in the case of any such Class X or Class R Certificate presented for registration in the name of an employee benefit plan subject to ERISA or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee which Opinion of Counsel shall not be an expense of either the Trustee or the Trust, addressed to the Trustee, to the effect that the purchase or holding of such Class X or Class R Certificate will not result in the assets of the Trust being deemed to be "plan assets" and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of clause (i) of the preceding sentence, such representation shall be deemed to have been made to the Trustee by the transferee's acceptance of a Class X or Class R Certificate (or the acceptance by a Certificate Owner of the beneficial interest in any such Class X or Class R Certificate) unless the Trustee shall have received from the transferee an alternative representation acceptable in form and substance to the Depositor. Notwithstanding anything else to the contrary herein, any purported transfer of a Class X or Class R Certificate to or on behalf of an employee benefit plan subject to ERISA or to the Code without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect.

      Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably appointed the Depositor or its designee as its attorney-in-fact to negotiate the terms of any mandatory sale under clause (v) below and to execute all instruments of transfer and to do all other things necessary in connection with any such sale, and the rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee.

            (ii) No Person shall acquire an Ownership Interest in a Class R Certificate unless such Ownership Interest is a pro rata undivided interest.

            (iii) In connection with any proposed transfer of any Ownership Interest in a Class R Certificate, the Trustee shall as a condition to registration of the transfer, require delivery to it, in form and substance satisfactory to it, of each of the following:

                  A. an  affidavit  in the form of  Exhibit  L  hereto  from the proposed transferee to the effect that such transferee is a Permitted Transferee and that it is not acquiring its Ownership Interest in the Class R Certificate that is the subject of the proposed transfer as a nominee, trustee or agent for any Person who is not a Permitted Transferee; and

                  B. a covenant of the  proposed  transferee  to the effect that the proposed transferee agrees to be bound by and to abide by the transfer restrictions applicable to the Class R Certificates.

            (iv) Any attempted or purported transfer of any Ownership Interest in a Class R Certificate in violation of the provisions of this Section shall be absolutely null and void and shall vest no rights in the purported transferee. If any purported transferee shall, in violation of the provisions of this Section, become a Holder of a Class R Certificate, then the prior Holder of such Class R Certificate that is a Permitted Transferee shall, upon discovery that the registration of transfer of such Class R Certificate was not in fact permitted by this Section, be restored to all rights as Holder thereof retroactive to the date of registration of transfer of such Class R Certificate. The Trustee shall be under no liability to any Person for any registration of transfer of a Class R Certificate that is in fact not permitted by this Section or for making any distributions due on such Class R Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Trustee received the documents specified in clause (iii). The Trustee shall be entitled to recover from any Holder of a Class R Certificate that was in fact not a Permitted Transferee at the time such distributions were made all distributions made on such Class R Certificate. Any such distributions so recovered by the Trustee shall be distributed and delivered by the Trustee to the prior Holder of such Class R Certificate that is a Permitted Transferee.

            (v) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee shall have the right but not the obligation, without notice to the Holder of such Class R Certificate or any other Person having an Ownership Interest therein, to notify the Depositor to arrange for the sale of such Class R Certificate. The proceeds of such sale, net of commissions (which may include commissions payable to the Depositor or its affiliates in connection with such sale), expenses and taxes due, if any, will be remitted by the Trustee to the previous Holder of such Class R Certificate that is a Permitted Transferee, except that in the event that the Trustee determines that the Holder of such Class R Certificate may be liable for any amount due under this Section or any other provisions of this Agreement, the Trustee may withhold a corresponding amount from such remittance as security for such claim. The terms and conditions of any sale under this clause (v) shall be determined in the sole discretion of the Trustee and it shall not be liable to any Person having an Ownership Interest in a Class R Certificate as a result of its exercise of such discretion.

            (vi) If any Person other than a Permitted Transferee acquires any Ownership Interest in a Class R Certificate in violation of the restrictions in this Section, then the Trustee upon receipt of reasonable compensation will provide to the Internal Revenue Service, and to the persons specified in Sections 860E(e)(3) and (6) of the Code, information needed to compute the tax imposed under Section 860E(e)(5) of the Code on transfers of residual interests to disqualified organizations.

            (vii) All rights of the Directing Holder under this Agreement shall terminate immediately upon any transfer of the Class X Certificate to any other Person, unless (i) the Special Servicer consents in writing to the transfer of such rights and (ii) the Trustee is provided with a letter from each Rating Agency to the effect that the transfer of the rights of the Directing Holder to such transferee will not result in the qualification, withdrawal or downgrade of the ratings then assigned to any Class of Certificates.

The foregoing provisions of this Section shall cease to apply to transfers occurring on or after the date on which there shall have been delivered to the Trustee, in form and substance satisfactory to the Trustee, (i) written notification from each Rating Agency that the removal of the restrictions on Transfer set forth in this Section will not cause such Rating Agency to downgrade its rating of the Certificates and (ii) an Opinion of Counsel to the effect that such removal will not cause any REMIC hereunder to fail to qualify as a REMIC.

                                    EXHIBIT M

                         FORM OF TRANSFEROR CERTIFICATE

                                     [DATE]

Asset Backed Funding Corporation
100 North Tryon Street
Charlotte, North Carolina 28255

      Re:   United PanAm Mortgage Loan Trust 1999-2,
            Asset Backed Certificates, Series 1999-2
            ----------------------------------------

Ladies and Gentlemen:

      In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act, (c) to the extent we are disposing of a Class R Certificate, we have no knowledge the Transferee is not a Permitted Transferee and (d) no purpose of the proposed disposition of a Class R Certificate is to impede the assessment or collection of tax.



                                          Very truly yours,

                                          [_______________________]



                                          By:___________________________
                                             Name:
                                             Title:

                                    EXHIBIT N

                           FORM OF LIQUIDATION REPORT

Customer Name:

Account Number:

Original Principal Balance:

1.    Type of Liquidation (REO disposition/charge-off/short pay-off)
      Date last paid
      Date of foreclosure
      Date of P50
      Date of REO Disposition
      Property Sale Price/Estimated Market Value at disposition

2.    Liquidation Proceeds
      Principal Prepayment $________
      Property Sale Proceeds _______
      Insurance Proceeds ___________
      Other (itemize) ______________
      Total Proceeds $______________

3.    Liquidation Expenses
      Servicing Advances $__________
      Delinquency Advances _________
      Monthly Advances _____________
      Servicing Fees _______________
      Other Servicing Compensation _

      Total Advances $______________

4.    Net Liquidation Proceeds $____ (Item 2 minus Item 3)

5.    Principal Balance of Mortgage Loan $______

6.    Loss, if any (Item 5 minus Item 4) $______

                                    EXHIBIT O
                      FORM OF ADDITIONAL TRANSFER AGREEMENT

      Transfer No. ___ of Additional Mortgage Loans, dated ____________, 1999, between Pam American Bank, FSB, a federal savings bank ("Pan American Bank"), as seller (in such capacity, the "Seller"), and Bankers Trust Company of California, N.A., as trustee (the "Trustee").

                                   WITNESSETH:

      WHEREAS, Pan American Bank, FSB (in its capacity as Seller) and the Trustee are parties to that certain pooling and servicing agreement dated as of October 1, 1999 (the "Pooling and Servicing Agreement") relating to the United PanAm Mortgage Loan Asset Backed Certificates, Series 1999-2; and

      WHEREAS, as contemplated in the Pooling and Servicing Agreement, the Seller desires to convey certain Additional Mortgage Loans (as hereinafter defined) to the Trustee.

      NOW, THEREFORE, the parties hereto hereby agree as follows:

      Section 1.01. DEFINED TERMS. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in Pooling and Servicing Agreement.

      "AGREEMENT" means this Additional Transfer Agreement and all amendments hereof and supplements hereto.

      "ADDITIONAL MORTGAGE LOANS" means the Mortgage Loans identified on the Mortgage Loan Schedule specified in Section 1.02 hereof

      "ADDITIONAL TRANSFER DATE" means, with respect to the Additional Mortgage Loans conveyed hereby, _______________ ___, 1999.

      "CUT-OFF DATE" means, with respect to each of the Additional Mortgage Loans conveyed hereby, the date of origination of such Additional Mortgage Loan.

      Section 1.02. MORTGAGE LOAN SCHEDULE. Annexed hereto is a supplement to Exhibit E to the Pooling and Servicing Agreement listing the Additional Mortgage Loans to be conveyed by the Seller to the Trustee pursuant to this Agreement on the Additional Transfer Date.

      Section 1.03. CONVEYANCE OF ADDITIONAL MORTGAGE LOANS BY THE Seller. Subject to the conditions set forth in Section 1.05, in consideration of the Seller's delivery to or upon the order of the Seller of an amount equal to $________ (i.e., the aggregate Principal Balance of the Additional Mortgage Loans as of the Cut-off Date), the Seller does hereby sell, transfer, assign and otherwise convey to the Trustee, without recourse (subject to the Seller's obligations hereunder) all of the Seller's right, title and interest in and to the Additional Mortgage Loans, including (i) the related Principal Balance, all interest payments due after the related Cut-off Date and all collections in respect of principal received after such Cut-off Date; (ii) any real property that secured such Additional Mortgage Loan and that has been acquired by foreclosure or deed in lieu of foreclosure; (iii) its interest in any insurance policies in respect of such Additional Mortgage Loan; and (iv) all proceeds of the foregoing.

      Section 1.04. REPRESENTATIONS AND WARRANTIES OF SELLER. The Seller does hereby reaffirm the representations and warranties set forth in Section 2.08 of the Pooling and Servicing Agreement for the benefit of the Trustee as purchaser hereunder, and further represents and warrants that the statements set forth in
Section 2.04 of the Pooling and Servicing Agreement with respect to the Mortgage Loans are true with respect to the Additional Mortgage Loans, provided, that references therein to "Closing Date" shall be deemed herein to be "Additional Transfer Date". Such representations and warranties shall survive the sale, transfer and assignment of the Additional Mortgage Loans to the Trustee.

      Section 1.05. CONDITIONS PRECEDENT. The obligation of the Trustee to acquire the Additional Mortgage Loans hereunder is subject to the satisfaction, on or prior to the Additional Transfer Date, of the following condition precedent: each of the representations and warranties made by the Seller in
Section 1.04 hereof shall be true and correct as of the date of this Agreement and as of the Additional Transfer Date.

      The Trustee shall not be required to investigate or otherwise verify satisfaction of the conditions listed above, but shall be entitled to conclusively rely upon Opinions of Counsel and Officer's Certificates confirming such fulfillment.

      Section 1.06. REAFFIRMATION OF AGREEMENT. All terms, conditions and provisions of the Pooling and Servicing Agreement are hereby reaffirmed and incorporated by reference by the Seller as to the Additional Mortgage Loans.

      Section 1.07. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties under this Agreement shall be determined in accordance with such laws; provided, however, the immunities, authority and standard of care of the Trustee shall be governed by the jurisdiction in which its Corporate Trust Office is located.

      IN WITNESS WHEREOF, the Seller and the Trustee have caused this Agreement to be duly executed and delivered by their respective duly authorized officers as of the day and the year first above written.


                                    PAN AMERICAN BANK, FSB, as Seller



                                    By:_______________________________________
                                       Name:
                                       Title:


                                    BANKERS TRUST COMPANY OF CALIFORNIA,
                                       N.A., as Trustee



                                    By:_______________________________________
                                       Name:
                                       Title:

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT P


                           PREPAYMENT PREMIUM SCHEDULE